                                                      Supplementary Terms Notice

                                         PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                                                                       (Trustee)

                                                      CRUSADE MANAGEMENT LIMITED
                                                                       (Manager)

                                                          ST.GEORGE BANK LIMITED
                                                               (Approved Seller)

                                                          ST.GEORGE BANK LIMITED
                                                                      (Servicer)

                                                          ST.GEORGE BANK LIMITED
                                                                   (Indemnifier)

                                                 ST.GEORGE CUSTODIAL PTY LIMITED
                                                                     (Custodian)

                                                                    P.T. LIMITED
                                                              (Security Trustee)

                                            DEUTSCHE BANK TRUST COMPANY AMERICAS
                                                                  (Note Trustee)

                                              Crusade Global Trust No. 1 of 2007

                                                          Allens Arthur Robinson
                                                             Deutsche Bank Place
                                               Corner Hunter and Phillip Streets
                                                               Sydney  NSW  2000
                                                             Tel  61 2 9230 4000
                                                             Fax  61 2 9230 5333
                                                                  www.aar.com.au

                                       (C) Copyright Allens Arthur Robinson 2007

Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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TABLE OF CONTENTS

1.    INTRODUCTION                                                             1

2.    DEFINITIONS AND INTERPRETATION                                           2
      2.1    Definitions                                                       2
      2.2    Interpretation                                                   35
      2.3    Limitation of liability                                          35
      2.4    Knowledge of Trustee                                             36
      2.5    Business Day Convention                                          36
      2.6    Australian Financial Services Licence                            36
      2.7    Hedge Agreements                                                 36

3.    DIRECTION AND TRUST BACK                                                37

4.    NOTES                                                                   37
      4.1    Conditions of Notes                                              37
      4.2    Summary of conditions of Notes                                   37
      4.3    Issue of Notes                                                   39
      4.4    Trustee's Covenant to Noteholders and
             the Note Trustee                                                 40
      4.5    Repayment of Notes on Payment Dates                              41
      4.6    Final Redemption                                                 41
      4.7    Period During Which Interest Accrues                             41
      4.8    Calculation of Interest                                          42
      4.9    Step-Up Margin                                                   43
      4.10   Aggregate receipts                                               43
      4.11   Transfer of Notes                                                43

5.    CASHFLOW ALLOCATION METHODOLOGY                                         43
      5.1    Total Available Funds                                            43
      5.2    Excess Available Income - Reimbursement of
             Charge Offs and Principal Draws                                  47
      5.3    Excess Distributions                                             49
      5.4    Initial Principal Distributions                                  49
      5.5    Principal Distributions prior to Stepdown
             Date or after Trigger Event                                      50
      5.6    Principal distributions on and after
             Stepdown Date if no Trigger Event is subsisting                  52
      5.7    Final Maturity Date                                              55
      5.8    Redraws                                                          56
      5.9    Determination Date - Payment Shortfall                           56
      5.10   Liquidity Draws                                                  56
      5.11   Allocating Liquidation Losses                                    57
      5.12   Insurance claims                                                 57
      5.13   Payments before Payment Date                                     57
      5.14   Charge Offs                                                      58
      5.15   Payments into US$ Account                                        58
      5.16   Payments out of US$ Account                                      59
      5.17   Payments into Euro Account                                       59
      5.18   Payments out of Euro Account                                     59
      5.19   Rounding of amounts                                              60

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      5.20   Manager's Report                                                 60
      5.21   Payment Priorities Following an Event
             of Default: Security Trust Deed                                  60
      5.22   Prescription                                                     63
      5.23   Accounting Procedures:  Principal & Interest                     63
      5.24   Replacement of Currency Swap                                     63
      5.25   Notice of calculations                                           64
      5.26   Bond Factors                                                     64
      5.27   Loan Offset Interest                                             64

6.    MASTER TRUST DEED AND SERVICING AGREEMENT                               65
      6.1    Completion of details in relation to
             Master Trust Deed                                                65
      6.2    Amendments to Master Trust Deed                                  67
      6.3    Amendments to the Servicing Agreement                           107
      6.4    Clause 6.14                                                     108

7.    CALL AND TAX REDEMPTION                                                108
      7.1    Call of Class A Notes                                           108
      7.2    Call of Class B Notes                                           108
      7.3    Call of Class C Notes                                           108
      7.4    Tax Event                                                       109
      7.5    Full satisfaction                                               110

8.    SUBSTITUTION AND REMOVAL OF PURCHASED RECEIVABLES                      110
      8.1    Approved Seller substitution                                    110
      8.2    Other substitutions                                             110
      8.3    Selection criteria                                              111
      8.4    Removal of Purchased Receivables - Top Ups                      111

9.    APPLICATION OF THRESHOLD RATE                                          112
      9.1    Calculation of Threshold Rate                                   112
      9.2    Setting Threshold Rate                                          113
      9.3    Loan Offset Deposit Accounts                                    113

10.   TITLE PERFECTION EVENTS                                                113

11.   BENEFICIARY                                                            113
      11.1   Issue of Units                                                  113
      11.2   Residual Capital Unit                                           114
      11.3   Residual Income Unit                                            114
      11.4   Unit Register                                                   115

12.   NOTE TRUSTEE                                                           115
      12.1   Capacity                                                        115
      12.2   Exercise of rights                                              115
      12.3   Representation and warranty                                     116
      12.4   Payments                                                        116
      12.5   Payment to be made on Business Day                              116

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13.   COMPLIANCE WITH SECURITY TRUST DEED                                    116

14.   CUSTODIAN AGREEMENT                                                    116

15.   MANAGER'S DIRECTIONS TO BE IN WRITING                                  116

16.   UNDERTAKINGS BY APPROVED SELLER AND SERVICER                           116

17.   TAX REFORM                                                             117
      17.1   Taxation of trusts and consolidated groups                      117
      17.2   Amending Bill - taxation of trusts                              118
      17.3   Group tax liabilities                                           118
      17.4   Evidence of tax sharing agreement                               119
      17.5   Objective                                                       119
      17.6   Beneficiaries                                                   120

18.   COMPLIANCE WITH REGULATION AB                                          120
      18.1   Intent of the Parties, Reasonableness                           120
      18.2   Additional Representations and Warranties of St.George          120
      18.3   Information to be provided by St.George                         121
      18.4   Servicer Compliance Statement                                   125
      18.5   Report on Assessment of Compliance and Attestation              126
      18.6   Use of Subservicers and Subcontractors                          127
      18.7   Indemnification; Remedies                                       128

19.   COMPLIANCE WITH REGULATION AB: THE CUSTODIAN                           130
      19.1   Intent of the Parties, Reasonableness                           130
      19.2   Additional Representations and Warranties
             of the Servicing Function Participant                           131
      19.3   Information to be provided by the Servicing
             Function Participant                                            131
      19.4   Report on Assessment of Compliance and Attestation              133
      19.5   Use of Subservicers and Subcontractors                          134
      19.6   Indemnification; Remedies                                       135

20.   COMPLIANCE WITH REGULATION AB: THE NOTE TRUSTEE                        137
      20.1   Intent of the Parties, Reasonableness                           137
      20.2   Additional Representations and Warranties of the
             Servicing Function Participant                                  138
      20.3   Information to be provided by the Servicing
             Function Participant                                            139
      20.4   Report on Assessment of Compliance and Attestation              141
      20.5   Use of Subservicers and Subcontractors                          141
      20.6   Indemnification; Remedies                                       142

21.   COMPLIANCE WITH REGULATION AB: THE TRUSTEE                             145
      21.1   Intent of the Parties, Reasonableness                           145
      21.2   Information to be provided by The Trustee                       145
      21.3   Report on Assessment of Compliance and Attestation              146
      21.4   Use of Subservicers and Subcontractors                          147
      21.5   Indemnification; Remedies                                       147

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22.   ACKNOWLEDGMENTS                                                        149

23.   GOVERNING LAW                                                          149

24.   COUNTERPARTS                                                           149

25.   ANTI-MONEY LAUNDERING                                                  149

SCHEDULE 1                                                                   154

SCHEDULE 2                                                                   156
      Application for A$ Notes                                               156
      Crusade Global Trust No. 1 of 2007                                     156

SCHEDULE 3                                                                   158
      Note Acknowledgment                                                    158
      Crusade Global Trust No. 1 of 2007                                     158

SCHEDULE 4                                                                   160
      Note Transfer and Acceptance                                           160
      Crusade Global Trust No. 1 of 2007                                     160

SCHEDULE 5                                                                   163
      Form Of Annual Certification                                           163

SCHEDULE 6                                                                   164
      Servicing Criteria To Be Addressed In Assessment Of Compliance         164

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1.   INTRODUCTION

     This Supplementary Terms Notice is issued on 13 March 2007 pursuant and subject to the Master Trust Deed dated 14 March 1998 (the MASTER TRUST
     DEED) between the Trustee, the Manager, St.George, the Custodian, the
     Security Trustee and the Note Trustee.

     PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841) of Level 12
     Angel Place, 123 Pitt Street, Sydney, New South Wales 2000 in its capacity as trustee of Crusade Global Trust No. 1 of 2007 (the TRUSTEE);

     CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916) of 4-16 Montgomery Street,
     Kogarah, New South Wales 2217 as Manager (the MANAGER);

     ST.GEORGE BANK LIMITED (ABN 92 055 513 070) of 4-16 Montgomery Street,
     Kogarah, New South Wales 2217 in its capacity as Servicer, Approved Seller and Indemnifier (ST.GEORGE);

     ST.GEORGE CUSTODIAL PTY LIMITED (ABN 87 003 347 411) of 4-16 Montgomery
     Street, Kogarah, New South Wales 2217 (the CUSTODIAN);

     P.T. LIMITED (ABN 67 004 454 666) of Level 12 Angel Place, 123 Pitt Street
     Sydney, New South Wales 2000 in its capacity as security trustee under the
     Security Trust Deed (the SECURITY TRUSTEE); and

     DEUTSCHE BANK TRUST COMPANY AMERICAS of 1761 E. St.Andrew Place, Santa Ana,
     California, 92705 USA (the NOTE TRUSTEE) which has agreed to act as note trustee in relation to Notes issued by the Trust under the Note Trust Deed and in accordance with this Supplementary Terms Notice.

     This Supplementary Terms Notice is issued by the Manager and applies in respect of Crusade Global Trust No. 1 of 2007.

     Each party to this Supplementary Terms Notice agrees to be bound by the
     Transaction Documents as amended by this Supplementary Terms Notice in the capacity set out with respect to them in this Supplementary Terms Notice or the Master Trust Deed.

     The Trustee and the Manager agree, and St.George, the Custodian and the
     Security Trustee acknowledge that the Approved Seller is to be an Approved
     Seller for the purposes of the Master Trust Deed, this Supplementary Terms
     Notice and the other Transaction Documents for the Trust.

     The Trustee and the Manager agree, and St.George, the Custodian and the
     Security Trustee acknowledge that the Servicer is to be a Servicer for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

     The Trustee and the Manager agree, and St.George, the Custodian and the
     Security Trustee acknowledge that the Custodian is to be a Custodian for the purposes of the Master Trust Deed, this Supplementary Terms Notice and the other Transaction Documents for the Trust.

     The Servicer agrees to service the Purchased Receivables and the Purchased
     Receivable Securities in accordance with the Servicing Agreement.

     The Note Trustee has agreed to act as note trustee in relation to the
     Offshore Notes issued by the Trust under the Note Trust Deed in accordance with this Supplementary Terms Notice.

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     The Security Trustee has agreed to act as security trustee for the
     Mortgagees under the Security Trust Deed.

     The Trustees and the Manager agree, and St.George, the Custodian and the
     Security Trustee acknowledge that the Trust will be a TRUST for the purposes of the Transaction Documents.

     The parties acknowledge that the matters in clauses 3, 4, 5, 6, 7, 8, 9,
     10, 11, 14, 15, 16 and 17 of this Supplementary Terms Notice contain decisions not made by the Note Trustee.

2.   DEFINITIONS AND INTERPRETATION

2.1  DEFINITIONS

     Unless otherwise defined in this Supplementary Terms Notice, words and phrases defined in the Master Trust Deed have the same meaning where used in this Supplementary Terms Notice.

     In this Supplementary Terms Notice, and for the purposes of the definitions in the Master Trust Deed, the following terms have the following meanings unless the contrary intention appears. These definitions apply only in relation to the Crusade Global Trust No. 1 of 2007, and do not apply to any other Trust (as defined in the Master Trust Deed).

     A$ CLASS A-1 INTEREST AMOUNT means, for any Quarterly Payment Date in relation to a Confirmation for Class A-1 Notes, the amount in Australian dollars which is calculated:

     (a)  on a daily basis at the applicable rate set out in the Class A-1
          Currency Swap relating to the Class A-1 Notes which shall be
          AUD-BBR-BBSW, as defined in the ISDA Definitions as at the first day of the Quarterly Interest Period ending on (but excluding) that
          Quarterly Payment Date with a designated maturity of three months (or, in the case of the first Quarterly Interest Period, the rate will be determined by the linear interpolation of one and two months) plus the relevant Spread;

     (b)  on the A$ Equivalent of the aggregate of the Invested Amounts of the
          Class A-1 Notes as at the first day of the Quarterly Interest Period ending on (but excluding) that Quarterly Payment Date; and

     (c)  on the basis of the actual number of days in that Quarterly Interest
          Period and a year of 365 days.

     A$ CLASS A-2 INTEREST AMOUNT means for any Quarterly Payment Date, in relation to a Confirmation for Class A-2 Notes, the amount, in Australian dollars, which is calculated:

     (a)  on a daily basis at the applicable rate set out in the Class A-2
          Currency Swap relating to the Class A-2 Notes, which shall be
          AUD-BBR-BBSW, as defined in the ISDA Definitions as at the first day of the Quarterly Interest Period ending on (but excluding) that
          Quarterly Payment Date with a designated maturity of three months (or, in the case of the first Quarterly Interest Period, the rate will be determined by the linear interpolation of one and two months) plus the relevant Spread;

     (b)  on the A$ Equivalent of the aggregate of the Invested Amounts of the
          Class A-2 Notes as of the first day of the Quarterly Interest Period ending on (but excluding) that Quarterly Payment Date; and

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     (c)  on the basis of the actual number of days in that Quarterly Interest
          Period and a year of 365 days.

     A$ EQUIVALENT means:

     (a)  in relation to an amount denominated or to be denominated in US$, the amount converted to (and denominated in) A$ at the A$ Exchange Rate;

     (b)  in relation to an amount denominated or to be denominated in Euros, the amount converted to (and denominated in) A$ at the A$ Exchange
          Rate; or

     (c)  in relation to an amount denominated or to be denominated in A$, the amount of A$.

     A$ EXCHANGE RATE means, on any date, the rate of exchange (set as at the commencement of the relevant Currency Swap) applicable under:

     (a)  the Class A-1 Currency Swap for the exchange of United States dollars for Australian dollars; or

     (b)  the Class A-2 Currency Swap for the exchange of Euros for Australian dollars.

     A$ NOTEHOLDER means a Noteholder of an A$ Note.

     A$ NOTE means a Class A-3 Note, a Class B Note or a Class C Note.

     ACCRUED INTEREST ADJUSTMENT means, in relation to the Approved Seller, all interest and fees accrued on the Purchased Receivables up to (but excluding) the Closing Date which are unpaid as at the close of business on the Closing Date.

     AGENCY AGREEMENT means the Agency Agreement dated on or about the date of this Supplementary Terms Notice between the Trustee, the Manager, the Note
     Trustee, the Principal Paying Agent, the other Paying Agents, the Note
     Registrars and the Calculation Agent.

     ARREARS subsist in relation to a Receivable at any time if, at that time, the principal outstanding under that Receivable is greater than the scheduled principal balance for that Receivable, in each case as determined by the Servicer.

     ARREARS PERCENTAGE means, for any Monthly Payment Date:

     (a)  the aggregate Unpaid Balance of all Purchased Receivables which are in
          Arrears by 60 consecutive days or more as at the end of the Monthly
          Collection Period immediately preceding that Monthly Payment Date;

     divided by

     (b)  the aggregate Unpaid Balance of all Purchased Receivables as at the
          end of the Collection Period immediately preceding that Monthly
          Payment Date,

     expressed as a percentage.

     ASSET has the meaning in the Master Trust Deed and includes any Loan or any
     Mortgage specified in a Sale Notice or any Mortgage, Related Security or
     other rights with respect thereto which is acquired by the Trustee for the
     Trust or any Authorised Investment acquired by the Trustee.

     ATTORNEY has the meaning given in the Security Trust Deed.

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     AUTHORISED SIGNATORY means:

     (a)  in relation to the Note Trustee, any duly authorised officer of the
          Note Trustee and any other duly authorised person of the Note Trustee;

     (b)  in relation to a Paying Agent, any duly authorised officer of that
          Paying Agent and any other duly authorised person of that Paying
          Agent;

     (c)  in relation to the Calculation Agent, any duly authorised officer of the Calculation Agent and any other duly authorised person of the
          Calculation Agent; and

     (d)  in relation to a Note Registrar, any duly authorised officer of that
          Note Registrar and any other duly authorised person of that Note
          Registrar.

     AVAILABLE INCOME means, in relation to the Trust for any Monthly Collection
     Period, the total of the following:

     (a)  the Finance Charge Collections for the Trust for that Monthly
          Collection Period; plus

     (b)  to the extent not included in paragraph (a):

          (i)   any amount received by or on behalf of the Trustee in relation to that Monthly Collection Period on or by the Monthly Payment
                Date immediately following the end of that Monthly Collection
                Period with respect to net receipts under any Interest Hedge
                (and for this purpose net receipts under the Basis Swap will be determined before any payment in Condition 4);

          (ii)  any interest income received by or on behalf of the Trustee during that Monthly Collection Period in respect of moneys credited to the Collection Account in relation to the Trust;

          (iii) amounts in the nature of interest otherwise paid by the Approved
                Seller, the Servicer or the Manager to the Trustee during that
                Monthly Collection Period in respect of Collections held by it;

          (iv)  all other amounts received by or on behalf of the Trustee during that Monthly Collection Period in respect of the Assets in the nature of income; and

          (v)   all amounts received by or on behalf of the Trustee in the nature of income during that Monthly Collection Period from any provider of a Support Facility under that Support Facility and which the Manager determines should be accounted for in respect of a Finance Charge Loss,

     but excluding interest credited to a Support Facility Collateral Account or any eligible credit support transferred to the Trustee under a Currency
     Swap.

     BANK means:

     (a)  for the purposes of paragraph (a) of the definition of BUSINESS DAY:

          (i)   a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an
                Australian jurisdiction to carry on the general business of banking;

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          (ii)  and, for the purposes of the definition of EURO ACCOUNT, a person authorised under the Banking Act 1987 (UK) to carry on a deposit taking business;

          (iii) and, for the purposes of the definition of US$ ACCOUNT, a banking institution or trust company organised or doing business under the laws of the United States of America or any of its states; and

     (b)  in any other case, a corporation authorised under the Banking Act 1959
          (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian jurisdiction to carry on the general business of banking.

     BASIS SWAP means, in relation to the master interest rate swap agreement dated on or about the date of this Supplementary Terms Notice made between the Trustee, Crusade Management Limited as principal floating rate payer and St.George as standby basis swap provider, on the terms of the ISDA
     Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Floating Rate Loan.

     BBSW REFERENCE BANK means any financial institution authorised to quote on the Reuters Screen BBSW Page.

     BENEFICIARY means, in relation to the Trust, each holder of a Unit (as defined in clause 11).

     BOND FACTOR means a Class A Bond Factor, a Class B Bond Factor or a Class C
     Bond Factor.

     BOOK-ENTRY NOTE means a Class A-1 Book-Entry Note or a Class A-2 Book Entry
     Note.

     BREAK PAYMENT means any amount owed by an Obligor under a Fixed Rate Loan and which amount is owed following payment by that Obligor of any principal before the due date for that principal, in accordance with the terms of the relevant Receivable Agreement (and includes an amount owed by the Mortgage
     Insurer with respect to the obligation of an Obligor to pay any such amount).

     BUSINESS DAY means any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in New York, London and
     Sydney and The Trans-European Real-Time Gross Settlement Express Transfer
     (TARGET) System or any successor to it is open.

     CALCULATION AGENT means Deutsche Bank Trust Company Americas or any successor as Calculation Agent under the Agency Agreement.

     CALL DATE means the first Quarterly Payment Date on which the Total Stated
     Amount is less than or equal to 10% of the aggregate Initial Invested
     Amount of all Notes.

     CARRYOVER CHARGE OFF means, in relation to the Trust at any time, a
     Carryover Class A Charge Off, or a Carryover Class B Charge Off or a
     Carryover Class C Charge Off.

     CARRYOVER CLASS A CHARGE OFF means, on any Monthly Determination Date in relation to a Class A Note, the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Monthly Determination Date and which have not been reinstated or allocated before that Monthly
     Determination Date under clause 5.2(a)(iv).

     CARRYOVER CLASS B CHARGE OFF means, on any Monthly Determination Date, in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Monthly Determination Date and which have not been reinstated or allocated before that Monthly
     Determination Date under clause 5.2(a)(v).

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     CARRYOVER CLASS C CHARGE OFF means, on any Monthly Determination Date, in relation to a Class C Note, the aggregate of Class C Charge Offs in relation to that Class C Note prior to that Monthly Determination Date and which have not been reinstated or allocated before that Monthly
     Determination Date under clause 5.2(a)(vi).

     CHARGE OFF means a Class A Charge Off, a Class B Charge Off or a Class C
     Charge Off.

     CLASS where used in relation to the Notes, means each class constituted by the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B
     Notes and the Class C Notes and where used in relation to Noteholders means the holders of Notes in the relevant Class or Classes of Notes.

     CLASS A BOND FACTOR means:

     (a)  in relation to a Class A-1 Note on any Quarterly Determination Date,
          the ratio, expressed as a percentage (rounded to six decimal places)
          equal to the aggregate of the A$ Equivalent of the Invested Amounts for all Class A-1 Notes on that Quarterly Determination Date less the
          A$ Equivalent of all Class A-1 Principal Payments to be made on the next Quarterly Payment Date, divided by the A$ Equivalent of the aggregate of the Initial Invested Amounts for the Class A-1 Notes;

     (b)  in relation to a Class A-2 Note on any Quarterly Determination Date,
          the ratio, expressed as a percentage (rounded to six decimal places)
          equal to the aggregate of the A$ Equivalent of the Invested Amounts for all Class A-2 Notes on that Quarterly Determination Date less the
          A$ Equivalent of all Class A-2 Principal Payments to be made on the next Quarterly Payment Date, divided by the A$ Equivalent of the aggregate of the Initial Invested Amounts for the Class A-2 Notes; or

     (c)  in relation to a Class A-3 Note on any Monthly Determination Date, the
          ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amount for that Class A-3 Note for that Monthly Determination Date less all Class A-3 Principal Payment to be made on the next Monthly Payment Date in respect of that Class
          A-3 Note, divided by the Initial Invested Amount for that Class A-3
          Note.

     CLASS A CHARGE OFF means, in relation to a Class A Note on any Monthly
     Determination Date, the amount of any Principal Charge Offs allocated against that Class A Note under clause 5.14(c) on that Monthly
     Determination Date.

     CLASS A INITIAL INVESTED AMOUNT means, in relation to any Class A Note, the
     Initial Invested Amount of that Class A Note.

     CLASS A INTEREST means in relation to a Class A Note, all interest accrued on that Class A Note in respect of an Interest Period for that Class A Note in accordance with clause 4.8.

     CLASS A NOTE means a Class A-1 Note, a Class A-2 Note or a Class A-3 Note.

     CLASS A NOTEHOLDER means a Noteholder of a Class A Note.

     CLASS A PRINCIPAL CARRYOVER AMOUNT means, at any time, the sum of the Class
     A-1 Principal Carryover Amount at that time and the Class A-2 Principal
     Carryover Amount at that time.

     CLASS A PRINCIPAL PAYMENT means:

     (a)  in relation to a Class A-1 Note, each payment to the relevant Class
          A-1 Noteholders under clause 5.16 following a payment under clauses
          5.5(a)(iii) or 5.6(a)(iii);

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     (b)  in relation to a Class A-2 Note, each payment to the relevant Class
          A-2 Noteholders under clause 5.18 following a payment under clauses
          5.5(a)(iii) or 5.6(a)(iii); and

     (c)  in relation to a Class A-3 Note, each payment to the relevant Class
          A-3 Noteholders under clauses 5.5(a)(iii) or 5.6(a)(iii).

     CLASS A PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

     (a)  (i)  where that Monthly Payment Date is not also a Quarterly Payment
               Date, the Principal Collections remaining for payment to the
               Class A-3 Noteholders, or allocation to the Class A-1 Noteholders and Class A-2 Noteholders, of the applicable Principal Carryover
               Amount; and

          (ii) where that Monthly Payment Date is a Quarterly Payment Date, the
               Principal Collections remaining for payment on the Class A Notes,

          in each case after payment of the relevant Initial Principal
          Distribution and payments (if any) to the Liquidity Account; and

     (b)  the greater of:

          (i)  the A$ Equivalent of the aggregate Notional Invested Amounts of the Class A Notes for that Monthly Payment Date minus the product of:

               (A)  94.75%; and

               (B)  the aggregate Unpaid Balance of the Purchased Receivables as of the last day of that Monthly Collection Period; and

          (ii) zero.

     CLASS A STATED AMOUNT means, on a Monthly Determination Date (in the case of a Class A-3 Note) or a Quarterly Determination Date (in the case of any other Class A Note) and in relation to a Class A Note, an amount equal to:

     (a)  the Class A Initial Invested Amount for that Note; less

     (b)  the aggregate of all Class A Principal Payments made before that
          Determination Date with respect to that Class A Note; less

     (c)  Carryover Class A Charge Offs (if any) for that Class A Note on that
          Monthly Determination Date or Quarterly Determination Date, as the
          case may be; less

     (d)  Class A Principal Payments (if any) to be made in relation to that
          Class A Note on the next Monthly Payment Date (in the case of a Class
          A-3 Note) or the next Quarterly Payment Date (in the case of any other
          Class A Note); less

     (e)  Class A Charge Offs (if any) to be made in relation to that Class A
          Note on the next Monthly Payment Date (in the case of a Class A-3
          Note) or the next Quarterly Payment Date (in the case of any other
          Class A Note); plus

     (f)  the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class A Note under clause
          5.2(a)(iv) on that Determination Date (but only if that Determination
          Date is a Quarterly Determination Date).

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     CLASS A-1 BOOK-ENTRY NOTE means a book-entry note issued or to be issued by the Trustee in registered form under clause 3.1 of the Note Trust Deed representing Class A-1 Notes substantially in the form of Schedule 1 to the
     Note Trust Deed.

     CLASS A-1 CURRENCY SWAP means:

     (a)  in relation to the master interest rate and currency exchange agreement dated on or about the date of this Supplementary Terms
          Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto), each
          Transaction (as defined in that agreement) entered into in accordance with that agreement under which the principal swap provider, agrees to pay certain amounts in A$ or US$ to the Trustee in exchange for certain amounts in US$ or A$ (as the case maybe) in relation to the
          Class A-1 Notes; or

     (b)  any other Hedge Agreement on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Class A-1 Notes.

     CLASS A-1 NOTE means each of the US$1,450,000,000 Class A-1 Mortgaged
     Backed Pass Through Floating Rate Notes due April 2038 issued by the
     Trustee with the characteristics of a Class A-1 Note under this
     Supplementary Terms Notice and includes any relevant Book Entry Note and any relevant Definitive Note.

     CLASS A-1 NOTE REGISTER means the register kept by the Class A-1 Note
     Registrar to provide for the registration and transfer of Class A-1 Notes under the Note Trust Deed.

     CLASS A-1 NOTE REGISTRAR means Deutsche Bank Trust Company Americas or any successor note registrar in respect of the Class A-1 Notes approved in writing by the Note Trustee and appointed under the Agency Agreement.

     CLASS A-1 NOTEHOLDER means a Noteholder of a Class A-1 Note.

     CLASS A-1 PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly Payment
     Date) for retention in the Collection Account or investment in Authorised
     Investments, which amounts represent principal repayments on the Class A-1
     Notes to be paid by the Trustee to the Currency Swap Provider under the
     Class A-1 Currency Swap on the next Quarterly Payment Date.

     CLASS A-1 PROPORTION means, on any date, the A$ Equivalent of the aggregate of the Notional Invested Amounts of all Class A-1 Notes at the immediately preceding Monthly Payment Date divided by the aggregate of the A$
     Equivalent of the Notional Invested Amounts of all Class A-1 Notes, the A$
     Equivalent of the Notional Invested Amounts of all Class A-2 Notes and the
     Invested Amounts of all Class A-3 Notes at the immediately preceding
     Monthly Payment Date.

     CLASS A-2 BOOK-ENTRY NOTE means a registered global note in book-entry form issued or to be issued by the Trustee under clause 3.1 of the Note Trust
     Deed representing Class A-2 Notes substantially in the form of Schedule 3 to the Note Trust Deed.

     CLASS A-2 CURRENCY SWAP means:

     (a)  in relation to the master interest rate and currency exchange agreement dated on or about the date of this Supplementary Terms
          Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto), each
          Transaction (as defined in that agreement) entered into in accordance with that agreement

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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          under which the principal swap provider, agrees to pay certain amounts in A$ or Euros to the Trustee in exchange for certain amounts in Euros or A$ (as the case maybe) in relation to the Class A-2 Notes; or

     (b)  any other Hedge Agreement on similar terms which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Class A-2 Notes.

     CLASS A-2 NOTE means each of the (euro)600,000,000 Class A-2 Mortgaged
     Backed Pass Through Floating Rate Notes due April 2038 issued by the
     Trustee with the characteristics of a Class A-2 Note under this
     Supplementary Terms Notice.

     CLASS A-2 NOTE REGISTER means the register kept by the Class A-2 Note
     Registrar to provide for the registration and transfer of Class A-2 Notes under the Note Trust Deed.

     CLASS A-2 NOTE REGISTRAR means Deutsche Bank Luxembourg SA or any successor note registrar in respect of the Class A-2 Notes approved in writing by the
     Note Trustee and appointed under the Agency Agreement.

     CLASS A-2 NOTEHOLDER means a Noteholder of a Class A-2 Note.

     CLASS A-2 PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly Payment
     Date) for retention in the Collection Account or investment in Authorised
     Investments, which amounts represent principal repayments on the Class A-2
     Notes to be paid by the Trustee to the Currency Swap Provider under the
     Class A-2 Currency Swap on the next Quarterly Payment Date.

     CLASS A-2 PROPORTION means, on any date, the aggregate of the A$ Equivalent of the Notional Invested Amounts of all Class A-2 Notes at the immediately preceding Monthly Payment Date divided by the aggregate of the A$
     Equivalent of the Notional Invested Amounts of all Class A-1 Notes, the A$
     Equivalent of the Notional Invested Amounts of all Class A-2 Notes and the
     Invested Amounts of all Class A-3 Notes at the immediately preceding
     Monthly Payment Date.

     CLASS A-3 NOTE means each of the A$700,000,000 Class A-3 Mortgaged Backed
     Pass Through Floating Rate Notes due April 2038 issued by the Trustee with the characteristics of a Class A-3 Note under this Supplementary Terms
     Notice.

     CLASS A-3 NOTEHOLDER means a Noteholder of a Class A-3 Note.

     CLASS A-3 PROPORTION means, on any date, the aggregate of the Notional
     Invested Amounts of all Class A-3 Notes at the immediately preceding
     Monthly Payment Date divided by the aggregate of the A$ Equivalent of the
     Notional Invested Amounts of all Class A-1 Notes, the Invested Amounts of
     all Class A-3 Notes and the A$ Equivalent of the Notional Invested Amounts
     of all Class A-2 Notes at the immediately preceding Monthly Payment Date.

     CLASS B BOND FACTOR means, in relation to a Quarterly Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class B Notes for that
     Quarterly Determination Date less all Class B Principal Payments to be made on the next Quarterly Payment Date, divided by the aggregate Class B
     Initial Invested Amounts for the Class B Notes.

     CLASS B CHARGE OFF means, in relation to a Class B Note on any Monthly
     Determination Date, the amount of any Principal Charge Offs allocated against that Class B Note under clause 5.14(b) on that Monthly
     Determination Date.

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     CLASS B INITIAL INVESTED AMOUNT means, in relation to any Class B Note, the
     Initial Invested Amount of that Class B Note.

     CLASS B INTEREST means all interest accrued on the Class B Notes in respect of a Quarterly Interest Period in accordance with clause 4.8.

     CLASS B NOTE means each of the A$64,600,000 Class B Mortgaged Backed Pass
     Through Floating Rate Notes due April 2038 issued by the Trustee with the characteristics of a Class B Note under this Supplementary Terms Notice.

     CLASS B NOTEHOLDER means a Noteholder of a Class B Note.

     CLASS B PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly Payment
     Date) for retention in the Collection Account or investment in Authorised
     Investments, which amounts represent principal repayments on the Class B
     Notes to be paid by the Trustee to Class B Noteholders on the next
     Quarterly Payment Date.

     CLASS B PRINCIPAL PAYMENT means each payment to the Class B Noteholders under clause 5.5(a)(iv) or clause 5.6(a)(iv).

     CLASS B PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

     (a)  (i)  where that Monthly Payment Date is not also a Quarterly Payment
               Date, the Principal Collections remaining for allocation to the
               Class B Principal Carryover Amount after payment of the Initial
               Principal Distribution and payments to the Liquidity Account, and payment or allocation to the applicable Principal Carryover
               Amount (as the case may be) of the Class A Principal Payment
               Amount; and

          (ii) where that Monthly Payment Date is a Quarterly Payment Date, the
               Principal Collections remaining for payment after payment of the
               Class A Principal Payment Amount; and

     (b)  the greater of:

          (i)  the A$ Equivalent of the aggregate Notional Invested Amounts of the Class A Notes plus the aggregate Notional Invested Amounts of the Class B Notes for that Monthly Payment Date minus the product of:

               (A)  98.40%; and

               (B)  the aggregate Unpaid Balance of the Purchased Receivables as of the last day of that Monthly Collection Period; and

          (ii) zero.

     CLASS B STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class B Note, an amount equal to:

     (a)  the Class B Initial Invested Amount for that Note; less

     (b)  the aggregate of all Class B Principal Payments made before that
          Quarterly Determination Date with respect to that Class B Note; less

     (c)  Carryover Class B Charge Offs (if any) for that Class B Note on that
          Quarterly Determination Date; less

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     (d)  Class B Principal Payments (if any) to be made in relation to that
          Class B Note on the next Quarterly Payment Date; less

     (e)  Class B Charge Offs (if any) to be made in relation to that Class B
          Note on the next Quarterly Payment Date; plus

     (f)  the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class B Note under clause
          5.2(a)(v) on that Quarterly Determination Date.

     CLASS C BOND FACTOR means in relation to a Quarterly Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class C Notes for that
     Quarterly Determination Date less all Class C Principal Payments to be made on the next Quarterly Payment Date divided by the aggregate Class C Initial
     Invested Amounts for the Class C Notes.

     CLASS C CHARGE OFF means, in relation to a Class C Note on a Monthly
     Determination Date, the amount of Principal Charge Offs allocated against that Class C Note under clause 5.14(a) on that Monthly Determination Date.

     CLASS C INITIAL INVESTED AMOUNT means, in relation to any Class C Note, the
     Initial Invested Amount of that Class C Note.

     CLASS C INTEREST means in relation to a Class C Note all interest accrued on that Class C Note in respect of a Quarterly Interest Period in accordance with clause 4.8.

     CLASS C NOTE means each of the A$29,500,000 Class C Mortgaged Backed Pass
     Through Floating Rate Notes due April 2038 issued by the Trustee with the characteristics of a Class C Note under this Supplementary Terms Notice.

     CLASS C NOTEHOLDER means a Noteholder of a Class C Note.

     CLASS C PRINCIPAL CARRYOVER AMOUNT means any Principal Collections allocated on a Monthly Payment Date (which is not also a Quarterly Payment
     Date) for retention in the Collection Account or investment in Authorised
     Investments, which amounts represent principal repayments on the Class C
     Notes to be paid by the Trustee to Class C Noteholders on the next
     Quarterly Payment Date.

     CLASS C PRINCIPAL PAYMENT means each payment to the Class C Noteholders under clause 5.5(a)(v) or clause 5.6(a)(v).

     CLASS C PRINCIPAL PAYMENT AMOUNT means, on any Monthly Payment Date on and after the Stepdown Date, for so long as no Trigger Event exists, an amount equal to the lesser of:

     (a)  (i)  where that Monthly Payment Date is not also a Quarterly Payment
               Date, the Principal Collections remaining for allocation to the
               Class C Carryover Amount after payment of the Initial Principal
               Distribution and payments to the Liquidity Account, and payment or allocation to the Class A Principal Carryover Amount and the
               Class B Principal Carryover Amount (as the case may be) of the
               Class A Principal Payment Amount and the Class B Principal
               Payment Amount; and

          (ii) where that Monthly Payment Date is a Quarterly Payment Date, the
               Principal Collections remaining for payment after payment of the
               Class A Principal Payment Amount and the Class B Principal
               Payment Amount; and

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     (b)  the greater of:

          (i)  the A$ Equivalent of the aggregate Notional Invested Amounts of the Class A Notes plus the aggregate Notional Invested Amount of the Class B Notes plus the aggregate Notional Invested Amounts of the Class C Notes for that Monthly Payment Date minus the product of:

               (A)  100%; and

               (B)  the aggregate Unpaid Balance of the Purchased Receivables as of the last day of that Monthly Collection Period; and

          (ii) zero.

     CLASS C STATED AMOUNT means, on a Quarterly Determination Date and in relation to a Class C Note, an amount equal to:

     (a)  the Class C Initial Invested Amount for that Note; less

     (b)  the aggregate of all Class C Principal Payments made before that
          Quarterly Determination Date with respect to that Class C Note; less

     (c)  Carryover Class C Charge Offs (if any) for that Class C Note on that
          Quarterly Determination Date; less

     (d)  Class C Principal Payments (if any) to be made in relation to that
          Class C Note on the next Quarterly Payment Date; less

     (e)  Class C Charge Offs (if any) to be made in relation to that Class C
          Note on the next Quarterly Payment Date; plus

     (f)  the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class C Note under clause
          5.2(a)(vi) on that Quarterly Determination Date.

     CLEARING AGENCY means:

     (a)  in relation to the Class A-1 Notes, an organisation registered as a
          CLEARING AGENCY pursuant to Section 17A of the Exchange Act appointed by the Manager and the Trustee to hold Class A-1 Notes (directly or through a Common Depository), and initially means DTC; and

     (b)  in relation to the Class A-2 Notes, Euroclear or Clearstream,
          Luxembourg (directly or through a Common Depository).

     CLEARSTREAM, LUXEMBOURG means Clearstream, Banking societe anonyme.

     CLOSING DATE means, in relation to the Trust, 15 March 2007 or such later date as may be agreed between the Trustee and the Joint Lead Managers.

     COLLECTION ACCOUNT means, in relation to the Trust, the Australian dollar account number 777700241, BSB 332-027 held at St.George Bank Limited at its office at Level 12, 55 Market Street, Sydney, or any other account opened under clause 21 of the Master Trust Deed and maintained by the Trustee with an Approved Bank.

     COLLECTION PERIOD means a Monthly Collection Period or a Quarterly
     Collection Period.

     COLLECTIONS means, in relation to the Trust for a period, Finance Charge
     Collections and Principal Collections for that period.

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     COMMISSION means the United States Securities and Exchange Commission.

     COMMON DEPOSITORY means:

     (a)  in relation to the Class A-1 Notes, Cede & Co, as depository for DTC, or any other common depository for DTC or any Clearing Agency appointed from time to time to hold any Class A-1 Book-Entry Note; or

     (b)  in relation to the Class A-2 Notes, Deutsche Bank AG, London Branch or
          its nominee as common depository for Euroclear and Clearstream,
          Luxembourg, or any other common depository for Euroclear and
          Clearstream, Luxembourg as appointed from time to time to hold any
          Class A-2 Book Entry Note.

     CONDITIONS means the Conditions for the:

     (a)  Class A-1 Notes in the form set out in schedule 1 to the Note Trust
          Deed; and

     (b)  Class A-2 Notes in the form set out in schedule 3 to the Note Trust
          Deed.

     CONFIRMATION means, in respect of a Currency Swap, any Confirmation (as defined in that Currency Swap).

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     CREDIT SUISSE means Credit Suisse, Sydney Branch.

     CURRENCY SWAP means:

     (a)  the Class A-1 Currency Swap;

     (b)  the Class A-2 Currency Swap; or

     (c)  any other Hedge Agreement on similar terms to either of them in relation to the Class A-1 Notes or the Class A-2 Notes which, if entered into, will not result in the downgrading of, or withdrawal of the ratings for, any Notes.

     CURRENCY SWAP PROVIDER means National Westminster Bank Plc.

     CUSTODIAN AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Custodian.

     CUSTODIAN FEE means the fee payable under clause 6.1(d) of this
     Supplementary Terms Notice and CLAUSE 6.1 of the Custodian Agreement.

     CUT-OFF DATE means, in respect of each Receivable and Receivable Security, close of business, 6 March 2007.

     DEALER means:

     (a)  in respect of the Class A-3 Notes, each of Credit Suisse, The Royal
          Bank of Scotland plc, Australia Branch and St.George; and

     (b)  in respect of the Class B Notes and the Class C Notes, Credit Suisse.

     DEFAULTING PARTY in relation to:

     (a)  an Interest Rate Swap has the meaning given in that Interest Rate
          Swap; or

     (b)  a Currency Swap has the meaning given in that Currency Swap.

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     DEFINITIVE CLASS A-1 NOTE means a registered note in definitive form issued or to be issued in respect of any Class A-1 Note under, and in the circumstances specified in the Note Trust Deed, and includes any replacement for a Definitive Class A-1 Note issued under the relevant
     Conditions.

     DEFINITIVE CLASS A-2 NOTE means a registered note in definitive form issued or to be issued in respect of any Class A-2 Note under, and in the circumstances specified in the Note Trust Deed, and includes any replacement for a Definitive Class A-2 Note issued under the relevant
     Conditions.

     DEFINITIVE NOTE means a Definitive Class A-1 Note or a Definitive Class A-2
     Note.

     DEPOSITOR means Crusade Management Limited, in its capacity as the depositor, as such term is defined in Regulation AB.

     DESIGNATED RATING AGENCY means S&P, Moody's or Fitch Ratings.

     DETERMINATION DATE means a Monthly Determination Date or a Quarterly
     Determination Date.

     DTC means The Depository Trust Company.

     ELIGIBILITY CRITERIA means the criteria set out in schedule 1 to this
     Supplementary Terms Notice, subject to the Trustee and Manager receiving confirmation from the Designated Rating Agencies that the criteria will not adversely affect the Rating of any Note.

     ENFORCEMENT EXPENSES means the costs and expenses incurred by the Approved
     Seller or the Servicer in connection with the enforcement of any Purchased
     Receivables or the related Receivable Rights referred to in clause 6.2(a)
     of the Servicing Agreement.

     EURIBOR means the rate "EUR-EURIBOR - Telerate", as the applicable Floating
     Rate Option under the Definitions of the International Swaps and Derivates
     Association, Inc. (ISDA) incorporating the 2000 ISDA Definitions, as amended and updated as at the Note Issue Date (the ISDA DEFINITIONS) being applicable for deposits in Euros for a period of 3 months which appears on the Reuters Page EURIBOR01 as of 11.00am, Brussels time, on the second
     EURIBOR Business Day before the beginning of each Quarterly Interest Period
     (the INTEREST DETERMINATION DATE). If such rate does not appear on the
     Reuters Page EURIBOR01, the rate for that Quarterly Interest Period will be determined as if the Trustee and the Calculation Agent had specified
     "EUR-EURIBOR - Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "EUR-EURIBOR - Reference Banks" means that the rate for a Quarterly Interest Period for a Class A-2 Note will be determined on the basis of the rates at which deposits in Euros are offered by four major banks in the Euro-zone interbank market agreed to by the
     Calculation Agent and the Currency Swap Provider (the REFERENCE BANKS) at
     approximately 11.00am, Brussels time, on the relevant Interest
     Determination Date to prime banks in the Euro-zone interbank market for a period of 3 months commencing on the first day of the Quarterly Interest
     Period and in a Representative Amount (as defined in the ISDA Definitions).
     The Calculation Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided by Reference Banks to the Calculation Agent, the rate for that Quarterly Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided by Reference
     Banks to the Calculation Agent following the Calculation Agent's request, the rate for that Quarterly Interest Period will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, selected by the
     Calculation Agent and the Currency Swap Provider, at approximately 11.00am,
     Brussels time, on that Interest Determination Date for loans in Euros to leading European banks for a period of 3 months, or in the case of the first Quarterly

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Supplementary Terms Notice                         [Allens Arthur Robinson LOGO]
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     Interest Period, the linear interpolation of one and two months, commencing on the first day of the Quarterly Interest Period and in a Representative
     Amount. If no such rates are available in the Euro-zone, then the rate for such Quarterly Interest Period will be the most recently determined rate in accordance with this definition.

     In this definition of EURIBOR, EURIBOR BUSINESS DAY means any day on which the Trans-European Real-Time Gross Settlement Express Transfer (TARGET)
     System or any successor to it is open.

     EURO and (euro) means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty
     Establishing the European Community as amended.

     EUROCLEAR means Euroclear Bank S.A/N.V. as operator of the Euroclear
     System.

     EURO ACCOUNT means, in relation to the Trust, the Euro account opened with the Euro Paying Agent or any other Euro account opened and maintained outside Australia, with the Euro Paying Agent so long as the Euro Paying
     Agent is an Approved Bank.

     EURO EQUIVALENT means:

     (a)  in relation to an amount denominated or to be denominated in
          Australian dollars, that amount converted to (and denominated in)
          Euros at the Euro Exchange Rate; or

     (b)  in relation to an amount denominated in Euros the amount of Euros.

     EURO EXCHANGE RATE means in relation to a Class A-2 Currency Swap or a
     Class A-2 Note to which that Currency Swap relates, on any date, the rate of exchange (set as at the commencement of that Currency Swap) applicable under that Class A-2 Currency Swap for the exchange of Australian dollars for Euros.

     EURO PAYING AGENT means Deutsche Bank AG, London Branch in its capacity as such under the Agency Agreement.

     EVENT OF DEFAULT has the meaning given in the Security Trust Deed.

     EXCESS AVAILABLE INCOME means, for a Monthly Collection Period, the amount
     (if any) by which the Total Available Funds for the Monthly Collection
     Period exceeds the Total Payments for that Monthly Collection Period, and, in relation to any Monthly Collection Period, the end of which is immediately followed by a Quarterly Payment Date, includes any amounts retained in the Collection Account or invested on the two immediately preceding Monthly Payment Dates for application on that Quarterly Payment
     Date under clause 5.2.

     EXCESS DISTRIBUTION means, in relation to a Quarterly Collection Period, the amount (if any) by which the Excess Available Income for that Quarterly
     Collection Period exceeds the amounts applied under clause 5.2 on the
     Quarterly Determination Date relating to that Quarterly Collection Period.

     EXCHANGE ACT means the United States Securities Exchange Act of 1934, as amended.

     FINAL MATURITY DATE means the date specified in clause 4.2(j).

     FINANCE CHARGE COLLECTIONS means, for a Monthly Collection Period, the aggregate of:

     (a)  the aggregate of all amounts received by or on behalf of the Trustee during that Monthly Collection Period in respect of interest, fees and other amounts in the nature of income

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Supplementary Terms Notice                         [Allens Arthur Robonson LOGO]
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          payable under or in respect of the Purchased Receivables and the related Receivable Rights, to the extent not included within any other paragraph of this definition, including:

          (i)    any Liquidation Proceeds on account of interest received during that Monthly Collection Period;

          (ii)   any payments by the Approved Seller to the Trustee on the
                 repurchase of a Purchased Receivable under the Master Trust
                 Deed during that Monthly Collection Period which are
                 attributable to interest;

          (iii)  any Break Payments received during that Monthly Collection
                 Period;

          (iv)   any amount received by the Trustee from the Approved Seller under clause 5.27 with respect to that Monthly Collection
                 Period attributable to interest; and

          (v)    any interest on Collections paid by the Approved Seller under clause 5.2(b)(ii) of the Servicing Agreement (as amended by this Supplementary Terms Notice) and received by the Trustee during that Monthly Collection Period.

     (b)  all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Trustee during that
          Monthly Collection Period including:

          (i)    from the Approved Seller, in respect of any breach of a
                 representation, warranty or undertaking contained in the Master
                 Trust Deed or this Supplementary Terms Notice;

          (ii)   from the Approved Seller under any obligation under the Master
                 Trust Deed or this Supplementary Terms Notice to indemnify or reimburse the Trustee for any amount;

          (iii)  from the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Servicing Agreement;

          (iv)   from the Servicer under any obligation under the Servicing
                 Agreement to indemnify or reimburse the Trustee for any amount;

          (v)    from the Custodian in respect of any breach of a
                 representation, warranty or undertaking contained in the
                 Custodian Agreement;

          (vi)   from the Custodian under any obligation under the Custodian
                 Agreement to indemnify or reimburse the Trustee for any amount;

          (vii)  from the Indemnifier under the Indemnity in respect of any losses arising from a breach by the Custodian of its
                 obligations under the Custodian Agreement;

          (viii) from Perpetual Trustees Consolidated Limited in its personal capacity in respect of any breach of a representation, warranty or undertaking by the Trustee in respect of which it is not entitled to be indemnified out of the Assets of the Trust, or any indemnity from Perpetual Trustees Consolidated Limited in its personal capacity contained in the Transaction Documents;

          (ix)   from the Approved Seller, the Servicer, the Indemnifier, the
                 Manager or the Custodian, in respect of any breach of a
                 representation, warranty or undertaking by it in respect of a breach under any Transaction Document or under any indemnity contained in the Transaction Documents; and

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Supplementary Terms Notice                         [Allens Arthur Robonson LOGO]
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          (x)    from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager in respect of a breach of which it is not entitled to be indemnified out of the Assets of the Trust, or any indemnity from the Manager, contained in the Transaction Documents,

          in each case which are determined by the Manager to be in respect of interest, fees and other amounts in the nature of income payable under the Purchased Receivables and the related Receivable Rights; and

     (c)  Recoveries in the nature of income received by or on behalf of the
          Trustee during that Monthly Collection Period;

     less:

     (d)  the Government Charges collected by or on behalf of the Trustee for that Monthly Collection Period; and

     (e)  the aggregate of all bank fees and charges due to the Servicer or the
          Approved Seller by or on behalf of the Trustee as agreed by them and consented to by the Trustee (that consent not to be unreasonably withheld) from time to time and collected by the Approved Seller or the Servicer during that Monthly Collection Period.

     FINANCE CHARGE LOSS means, for a Monthly Collection Period, the amount of any Liquidation Loss referred to in clause 5.11(a).

     FINANCIAL YEAR means, for the purposes of the Master Trust Deed with respect to the Trust, each year ending on and including 30 September.

     FITCH RATINGS means Fitch Australia Pty Ltd.

     FIXED RATE LOAN means, at any time, any Purchased Receivable which bears a fixed rate of interest at that time.

     FLOATING RATE LOAN means, at any time, any Purchased Receivable which bears a variable rate of interest, as permitted by the relevant Receivable
     Agreement, at the discretion of the Approved Seller.

     FURTHER ADVANCE means in relation to any Collection Period, an amount provided to an Obligor by the Approved Seller under a Purchased Receivable in that Collection Period which increases the principal amount of that
     Purchased Receivable and which is not a Redraw (notwithstanding that the scheduled principal balance is required to be increased by reason of the provision of that amount).

     GOVERNMENT CHARGES means, for any Collection Period, the aggregate of all amounts collected by the Servicer or the Approved Seller in that Collection
     Period in respect of the Purchased Receivables and the related Receivable
     Rights representing bank account taxes or similar Taxes.

     GST means any goods and services tax, broad based consumption tax or value added tax imposed by any government agency and includes any goods and services tax payable under the A New Tax System (Goods and Services Tax)
     Act 1999 (Cth).

     HEDGE AGREEMENT in relation to the Trust includes any Interest Hedge and each Currency Swap.

     HOUSING LOAN PRINCIPAL means, in relation to a Purchased Receivable, the principal amount of that Purchased Receivable from time to time.

     INCOME DISTRIBUTION DATE means, for the purposes of the Master Trust Deed, each Payment Date.

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     INDEMNIFIER means St.George.

     INDEMNITY means the deed of indemnity between the Trustee, the Indemnifier, the Custodian and the Manager dated 14 March 1998.

     INITIAL INVESTED AMOUNT means:

     (a)  in respect of a Note, the amount stated as the Initial Invested Amount for that Note in clause 4.2(e);

     (b)  in respect of all Notes of a Class:

          (i)  the sum of the aggregate of the Initial Invested Amount of all
               Notes of that Class (in the case of the Class A-3 Notes, the
               Class B Notes or the Class C Notes); or

          (ii) the sum of the aggregate of the A$ Equivalent of the Initial
               Invested Amount of all Notes of that Class (in the case of the
               Offshore Notes); and

     (c)  in respect of all Notes, the sum of the aggregate of the Initial
          Invested Amount of all A$ Notes and the aggregate of the relevant A$
          Equivalent of the Initial Invested Amounts of all Offshore Notes.

     INITIAL PRINCIPAL DISTRIBUTION means any distribution of Principal
     Collections in accordance with clause 5.4(a).

     INTEREST means Class A Interest, Class B Interest or Class C Interest.

     INTEREST HEDGE means the Basis Swap or an Interest Rate Swap.

     INTEREST PAYMENT DATE means, for the purposes of the Master Trust Deed, each Payment Date.

     INTEREST PERIOD means a Monthly Interest Period or a Quarterly Interest
     Period.

     INTEREST RATE means, in relation to:

     (a)  a Class A-1 Note and a Quarterly Interest Period, LIBOR in relation to that Quarterly Interest Period plus the relevant Margin for the Class
          A-1 Notes;

     (b)  a Class A-2 Note and a Quarterly Interest Period, EURIBOR in relation to that Quarterly Interest Period plus the relevant Margin for the
          Class A-2 Notes;

     (c)  a Class A-3 Note and a Monthly Interest Period, the One Month Bank
          Bill Rate on the first day of that Monthly Interest Period plus the relevant Margin for the relevant Class A-3 Note; and

     (d)  a Class B Note or a Class C Note and a Quarterly Interest Period, the
          Three Month Bank Bill Rate on the first day of that Quarterly Interest
          Period plus the relevant Margin for the relevant Class B Note or Class
          C Note.

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     INTEREST RATE SWAP means:

     (a)  initially, in relation to the master agreement dated on or about the date of this Supplementary Terms Notice made between the Trustee and
          Crusade Management Limited as principal floating rate payer and
          St.George as standby interest rate swap provider, on the terms of the
          ISDA Master Agreement (with amendments thereto), each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a
          Receivable which is a Fixed Rate Loan; or

     (b)  any other interest rate swap entered into by the Trustee under clause
          2.6(d).

     INVESTED AMOUNT means, on a Monthly Determination Date in relation to:

     (a)  a Note, the Initial Invested Amount of that Note minus the aggregate of Principal Payments made in respect of the Note on or before the related Determination Date; and

     (b)  all Notes of a Class:

          (i)  the aggregate of the Invested Amounts of all Notes of that Class
               (in the case of the A$ Notes) for that Determination Date; or

          (ii) the aggregate of the A$ Equivalent of the Invested Amounts of all
               Notes of that Class (in the case of the Offshore Notes) for that
               Determination Date.

     ISDA means the International Swaps and Derivatives Association, Inc.
     (formerly the International Swaps Dealers Association Inc).

     ISDA DEFINITIONS means the 2000 ISDA Definitions as amended from time to time published by the International Swaps and Derivatives Association, Inc.

     ISDA MASTER AGREEMENT means the June 1992 Multicurrency-Cross border edition of the Master Agreement published by ISDA, any schedule forming part of that Agreement and the relevant addenda to it.

     JOINT LEAD MANAGER means:

     (a)  in relation to the Class A-1 Notes, Credit Suisse Securities (USA) LLC
          and Greenwich Capital Markets Inc.;

     (b)  in relation to the Class A-2 Notes, Credit Suisse Securities (Europe)
          LLC and RBS;

     (c)  in relation to the Class A-3 Notes, St.George, Credit Suisse and The
          Royal Bank of Scotland plc, Australia Branch; and

     (d)  in relation to the Class B Notes and the Class C Notes, Credit Suisse.

     LIBOR means, in relation to any Quarterly Interest Period, the rate of interest determined by the Calculation Agent as follows:

     (a)  On the second LIBOR Business Day before the beginning of each
          Quarterly Interest Period (each an INTEREST DETERMINATION DATE), the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the
          ISDA Definitions being the rate applicable to any Quarterly Interest
          Period for three-month or in the case of the first Quarterly Interest
          Period, the rate will be determined by linear interpolation of one and two months deposits in US Dollars which appears on the Reuters Page
          LIBOR01 as of 11.00 am, London time, determined on the Interest
          Determination Date by the Calculation Agent.

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     (b)  If such rate does not appear on the Reuters Page LIBOR01, the rate for that Quarterly Interest Period will be determined as if the Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions.
          "USD-LIBOR-Reference Banks" means that the rate for a Quarterly
          Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the REFERENCE BANKS (being four major banks in the London interbank market agreed to by the
          Calculation Agent and the Currency Swap Provider) at approximately
          11.00 am, London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months (or in the case of the first Quarterly Interest Period, the rate will be determined by linear interpolation of one and two months) commencing on the first day of the Quarterly Interest Period and in a
          Representative Amount (as defined in the ISDA Definitions). The
          Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Quarterly Interest
          Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Quarterly
          Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in London, selected by the Calculation Agent and the Currency Swap Provider, at approximately 11.00am, London time, on the first day of that Quarterly Interest Period for loans in US
          Dollars to leading European banks for a period of three months (or in the case of the first Quarterly Interest Period, the rate will be determined by linear interpolation of one and two months) commencing on the first day of the Quarterly Interest Period and in a
          Representative Amount.

     (c)  If no such rates are available in London, then the rate for such
          Quarterly Interest Period shall be the most recently determined rate in accordance with this paragraph.

     In this definition of LIBOR, LIBOR BUSINESS DAY means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

     LIQUIDATION LOSS means, for a Collection Period, the amount (if any) by which the Unpaid Balance of a Purchased Receivable (together with the
     Enforcement Expenses relating to the Purchased Receivable and the related
     Receivable Rights) exceeds the Liquidation Proceeds in relation to the
     Purchased Receivable for that Collection Period.

     LIQUIDATION PROCEEDS means, in relation to a Purchased Receivable and the related Receivable Rights which have been or are being enforced, all amounts recovered from the enforcement of the Purchased Receivable and the related Receivable Rights (but does not include the proceeds of any
     Mortgage Insurance Policy).

     LIQUIDITY ACCOUNT means an interest bearing account established under clause 5.10(a).

     LIQUIDITY DRAW has the meaning given in clause 5.10(b).

     LIQUIDITY LIMIT means, at any time, the amount equal to 0.90% of the aggregate outstanding principal amount of the Purchased Receivables at that time.

     LIQUIDITY RESERVE means, at any time, the amount standing to the credit of the Liquidity Account at that time.

     LIQUIDITY SHORTFALL has the meaning given in clause 5.10(b).

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     LOAN OFFSET DEPOSIT ACCOUNT means any deposit account maintained by an
     Obligor under a Purchased Receivable with the Approved Seller where an amount equal to the interest which would otherwise accrue on that account is offset against moneys owed by that Obligor under that Purchased
     Receivable, in accordance with the relevant Receivable Agreement.

     LOAN OFFSET INTEREST AMOUNT means, in relation to any Obligor under a
     Purchased Receivable, the amount of any interest which would be payable by the Approved Seller to that Obligor on amounts standing to the credit of the Obligor's Loan Offset Deposit Account, if interest was payable on that account.

     LOW DOC LOAN means a Loan, originated as a "Low Doc (Stated Income) Home
     Loan", in respect of which:

     (a)  the relevant Obligor, at the time of settlement of the Loan, has been self-employed or a full time investor for not less than 2 years; or

     (b)  the relevant Obligor is a salaried borrower who provides St.George with an employment confirmation, and information contained in the relevant application verifies that the Obligor has been employed for
          30 months over the three years preceding settlement,

     and in each case the income verification requirements are less extensive than for other Loans.

     LVR means in relation to a Loan, the outstanding amount of that Loan, plus any other amount secured by any Mortgage for that Loan or related Loans, at the date of determination divided by the aggregate value (determined at the time the Mortgage was granted or as may be revalued from time to time in accordance with the Servicer's usual procedures) of the Mortgaged Property subject to the related Mortgage for that Loan, expressed as a percentage.

     MARGIN means in relation to a Note, the Margin agreed between the Manager and the relevant Joint Lead Managers, and notified by the Manager to the
     Trustee under clause 4.2(d), as may be modified under clause 4.9.

     MODIFIED FOLLOWING BUSINESS DAY CONVENTION has the meaning given to it in the ISDA Definitions.

     MONTHLY COLLECTION PERIOD means, in relation to a Monthly Payment Date, the calendar month which precedes the calendar month in which the Monthly
     Payment Date occurs. The first Monthly Collection Period is the period from
     (but excluding) the Cut-Off Date to (and including) 31 March 2007. The penultimate Monthly Collection Period is the period from (but excluding)
     the end of the preceding Monthly Collection Period to (but excluding) the penultimate Monthly Determination Date. The last Monthly Collection Period is the period from (but excluding) the last day of the preceding Monthly
     Collection Period to (and including) the date on which the Trust is terminated.

     MONTHLY DETERMINATION DATE means, in relation to the Trust for a Monthly
     Collection Period, the date which is 2 Business Days prior to the Monthly
     Payment Date following the end of that Monthly Collection Period.

     MONTHLY INTEREST PERIOD means, in relation to a Monthly Payment Date with respect to the Notes (including, with respect to the Class A-1 Notes, the
     Class A-2 Notes, the Class B Notes and the Class C Notes, the allocation of the portion of the applicable A$ Equivalent of accrued interest on each
     Monthly Payment Date which is not a Quarterly Payment Date):

     (a)  in relation to the first Monthly Interest Period, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Monthly Payment Date;

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     (b)  in relation to the final Monthly Interest Period, the period commencing on (and including) the Monthly Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction Documents and ending on (but excluding) such day; provided that if the Stated Amount of any such
          Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final Monthly
          Interest Period shall end on the day on which:

          (i)  the monies in respect of that Note have been received by the relevant Noteholder, the Note Trustee or the relevant Paying
               Agent; or

          (ii) the Stated Amount of that Note has been reduced to zero provided that Interest shall thereafter begin to accrue from (and
               including) any date on which the Stated Amount of that Note becomes greater than zero; and

     (c)  in relation to each other Monthly Interest Period, the period commencing on (and including) a Monthly Payment Date and ending on
          (but excluding) the next Monthly Payment Date.

     MONTHLY PAYMENT DATE means, in relation to a Monthly Collection Period, the
     19th day of the calendar month that follows that Monthly Collection Period, subject to adjustment in accordance with the Modified Following Business
     Day Convention. The first Monthly Payment Date will be 19 April 2007.

     MORTGAGE INSURER means St.George Insurance Australia Pty Limited, Genworth
     Financial Mortgage Insurance Company Limited, PMI Mortgage Insurance Ltd
     and the Commonwealth of Australia.

     MORTGAGE SHORTFALL means, in relation to a Purchased Receivable, the amount
     (if a positive number) equal to the Principal Loss for that Purchased
     Receivable minus the aggregate of:

     (a)  the total amount recovered and recoverable in respect of that
          Purchased Receivable under the relevant Mortgage Insurance Policy, determined to be attributable to principal; and

     (b)  the total amount recovered and recoverable by the Trustee from the
          Approved Seller or the Servicer (as the case may be) in respect of that Purchased Receivable (by way of damages or otherwise) under or in respect of the Master Trust Deed, this Supplementary Terms Notice or the Servicing Agreement (as the case may be), determined by the
          Manager to be attributable to principal.

     For the purposes of this definition,

     (c)  an amount shall be regarded as not recoverable upon the earlier of:

          (i)  a determination being made, in the case of paragraph (a), by the
               Manager, and in the case of paragraph (b), by the Trustee, in each case upon the advice of such suitably qualified expert advisers as the Manager or the Trustee (as the case may be)
               thinks fit, that there is no such amount, or that such amount is not likely to be recovered (including because the relevant
               Mortgage Insurance Policy has been terminated, the relevant
               Mortgage Insurer is entitled to reduce the amount of the claim or the Mortgage Insurer defaults in payment of a claim); and

          (ii) the date which is two years after the Monthly Determination Date upon which the relevant Principal Loss was determined under clause 5.11; and

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     (d)  a Mortgage Shortfall arises on the date upon which there are no further amounts referred to in (a) and (b) recoverable in respect of the relevant Purchased Receivable.

     MORTGAGED PROPERTY has the meaning given in the Security Trust Deed.

     MORTGAGEE means:

     (a)  the Security Trustee in relation to its rights (held in its own right or for the benefit of other Mortgagees) under this deed and the
          Security Trust Deed;

     (b)  any Class A Noteholder, in relation to its rights under the Class A
          Notes held by it;

     (c)  any Class B Noteholder in relation to its rights under the Class B
          Notes held by it;

     (d)  any Class C Noteholder in relation to its rights under the Class C
          Notes held by it;

     (e)  the Trustee, in relation to fees and expenses due to it in respect of the Trust;

     (f)  any Approved Seller in relation to any relevant Accrued Interest
          Adjustment and Redraws;

     (g)  the Manager in relation to its rights as Manager under the Transaction
          Documents;

     (h)  the Servicer in relation to its rights as Servicer under the
          Transaction Documents;

     (i)  any Support Facility Provider in relation to its rights under each
          Support Facility (other than a Mortgage Insurance Policy) to which it is a party (including the Swap Provider and the Currency Swap
          Provider);

     (j)  the Note Trustee in relation to its rights (held on its own right or for the benefit of any Class A Noteholders) under the Transaction
          Documents;

     (k)  each Paying Agent in relation to its rights under the Transaction
          Documents;

     (l)  each Note Manager in relation to its rights under the Transaction
          Documents;

     (m)  each Note Registrar in relation to its rights under the Transaction
          Documents; or

     (n)  the Calculation Agent in relation to its rights under the Transaction
          Documents.

     NOTE means a Class A Note, a Class B Note or Class C Note and includes:

     (a)  the Conditions relating to an Offshore Note; and

     (b)  any interest in a Book Entry Note as an account holder with a Clearing
          Agency.

     NOTE APPLICATION means a note application for one or more A$ Notes dated on or about the Closing Date.

     NOTE MANAGER means

     (a)  in relation to any Class A-1 Notes:

          (i)  Greenwich Capital Markets Inc.; or

          (ii) Credit Suisse Securities (USA) LLC;

     (b)  in relation to any Class A-2 Notes:

          (ii) RBS; or

          (ii) Credit Suisse Securities (Europe) Limited; and

     (c)  in relation to any A$ Notes, the Dealers for those A$ Notes.

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     NOTE REGISTER means the Class A-1 Note Register or the Class A-2 Note
     Register.

     NOTE REGISTRAR means the Class A-1 Note Registrar or the Class A-2 Note
     Registrar.

     NOTE TRUST means the trust established under clause 1.10 of the Note Trust
     Deed.

     NOTE TRUST DEED means the deed so entitled dated on or about the date of this Supplementary Terms Notice between the Note Trustee, the Principal
     Paying Agent, the Euro Paying Agent, the Calculation Agent, the Trustee,
     the Security Trustee and the Manager.

     NOTEHOLDER means, in relation to a Note at any time, the person who is the registered holder of that Note at that time.

     NOTEHOLDER MORTGAGEES means, together:

     (a)  the Note Trustee on behalf of the Offshore Noteholders save that where the Note Trustee has become bound to take steps and/or proceed hereunder and fails to do so within a reasonable time and such failure is continuing, the Offshore Noteholders and then only if and to the extent permitted under the Transaction Documents and Australian law;
          and

     (b)  each A$ Noteholder.

     NOTICE OF CREATION OF TRUST means the Notice of Creation of Trust dated 5
     March 2007 issued under the Master Trust Deed in relation to the Trust.

     NOTIONAL INVESTED AMOUNT means, on any Monthly Payment Date in relation to a Note:

     (a)  if that Monthly Payment Date is also a Quarterly Payment Date, the
          Invested Amount of that Note on that Quarterly Payment Date; and

     (b)  if that Monthly Payment Date is not also a Quarterly Payment Date, the
          Invested Amount of that Note on that Monthly Payment Date and, with respect to any Note (other than a Class A-3 Note) minus all Principal
          Carryover Amounts (or the US$ Equivalent (in the case of the Class A-1
          Notes) or the Euro Equivalent (in the case of the Class A-2 Notes) of such amounts) allocated for that Note up to and including that Monthly
          Payment Date in the relevant Quarterly Interest Period.

     NOTIONAL STATED AMOUNT means, on any Monthly Payment Date in relation to a
     Note:

     (a)  if that Monthly Payment Date is also a Quarterly Payment Date, the
          Stated Amount of that Note on that Quarterly Payment Date (excluding any applicable Principal Payments on that Monthly Payment Date); and

     (b)  if that Monthly Payment Date is not also a Quarterly Payment Date, the
          Stated Amount of that Note on that Monthly Payment Date (excluding any applicable Principal Payments on that Monthly Payment Date) and, with respect to any Note other than a Class A-3 Note:

          (i)   minus all Principal Carryover Amounts (or the US$ Equivalent (in
                the case of the Class A-1 Notes) or the Euro Equivalent (in the case of the Class A-2 Notes) of such amounts) allocated for that
                Note up to but excluding that Monthly Payment Date in the
                relevant Quarterly Interest Period;

          (ii)  plus all amounts (or the US$ Equivalent (in the case of the
                Class A-1 Notes) or the Euro Equivalent (in the case of the
                Class A-2 Notes) of such amounts) allocated to

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                the Carryover Charge Offs for that Note up to but excluding that
                Monthly Payment Date under clause 5.2 in the relevant Quarterly
                Interest Period; and

          (iii) minus all amounts (or the US$ Equivalent (in the case of the
                Class A-1 Notes) or the Euro Equivalent (in the case of the
                Class A-2 Notes) of such amounts) allocated to that Note up to but excluding that Monthly Payment Date under clause 5.14.

     OFFSHORE NOTES means a Class A-1 Note or a Class A-2 Note.

     OFFSHORE NOTEHOLDER means a Class A-1 Noteholder or a Class A-2 Noteholder.

     ONE MONTH BANK BILL RATE on any date means the rate quoted on the Reuters
     Screen BBSW Page at approximately 10.00am, Sydney time, on that date (the
     CALCULATION DAY) for each BBSW Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page)
     having a tenor of 1 month (or in the case of the first Monthly Interest
     Period, the rate will be determined by linear interpolation of one and two months) eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any Calculation Day fewer than five BBSW Reference Banks have quoted rates on the Reuters
     Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If on any
     Calculation Day the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is agreed between the Manager and St.George having regard to comparable indices then available.

     PAYING AGENT means any person for the time being appointed as a Paying
     Agent under the Agency Agreement and includes the Principal Paying Agent, the US Paying Agent and the Euro Paying Agent.

     PAYMENT DATE means a Monthly Payment Date or a Quarterly Payment Date.

     PAYMENT SHORTFALL means, in relation to any Monthly Collection Period, the amount (if any) by which Total Payments for that Monthly Collection Period exceed the Available Income for that Monthly Collection Period.

     PREMISES means:

     (a)  the area labelled "Crusade Global Trust No. 1 of 2007" located in a secure area on Lower Ground Floor, St.George House, 4-16 Montgomery
          Street, Kogarah, New South Wales 2217; or

     (b)  such other premises as the Custodian proposes, and the Trustee agrees to in writing.

     PRINCIPAL AMORTISATION DATE means, in relation to a Note for the purposes of the Master Trust Deed, each Quarterly Payment Date.

     PRINCIPAL CARRYOVER AMOUNT means a Class A-1 Principal Carryover Amount, a
     Class A-2 Principal Carryover Amount, a Class B Principal Carryover Amount
     or a Class C Principal Carryover Amount, as relevant.

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     PRINCIPAL CHARGE OFF means, in relation to any Monthly Collection Period, the aggregate of all Mortgage Shortfalls for that Monthly Collection
     Period, and, in relation to the final Monthly Collection Period, includes all Principal Draws and Liquidity Draws outstanding on the Monthly Payment
     Date for that Monthly Collection Period (after applying all amounts then available towards repaying those Principal Draws and Liquidity Draws on the
     Monthly Payment Date).

     PRINCIPAL COLLECTIONS means, for a Monthly Collection Period, the aggregate of:

     (a)  all amounts received by or on behalf of the Trustee from or on behalf of Obligors under the Purchased Receivables during that Monthly
          Collection Period in respect of principal, in accordance with the terms of the Purchased Receivables, including principal prepayments;

     (b)  all other amounts received by or on behalf of the Trustee under or in respect of principal under the Purchased Receivables and the related
          Receivable Rights during that Monthly Collection Period including:

          (i)   any Liquidation Proceeds on account of principal;

          (ii)  any payments by the Approved Seller to the Trustee on the repurchase of a Purchased Receivable under the Master Trust Deed during that Monthly Collection Period which are attributable to principal; and

          (iii) any amount received by the Trustee from the Approved Seller under clause 5.27 with respect to that Monthly Collection Period attributable to principal;

     (c)  all amounts received by or on behalf of the Trustee during that
          Collection Period from any provider of a Support Facility (other than a Currency Swap but including any Mortgage Insurance Policy) under that Support Facility and which the Manager determines should be accounted for in respect of a Principal Loss;

     (d)  all amounts received by or on behalf of the Trustee during that
          Collection Period:

          (i)    from the Approved Seller, in respect of any breach of a
                 representation, warranty or undertaking of the Approved Seller contained in the Transaction Documents;

          (ii)   from the Approved Seller under any obligation of the Approved
                 Seller under the Transaction Documents to indemnify or
                 reimburse the Trustee for any amount;

          (iii)  from the Servicer, in respect of any breach of any
                 representation, warranty or undertaking of the Servicer
                 contained in the Servicing Agreement;

          (iv)   from the Servicer under any obligation of the Servicer under the Servicing Agreement to indemnify or reimburse the Trustee for any amount;

          (v)    from the Custodian in respect of any breach of a
                 representation, warranty or undertaking of the Custodian
                 contained in the Custodian Agreement;

          (vi)   from the Custodian under any obligation of the Custodian under the Custodian Agreement to indemnify or reimburse the Trustee for any amount;

          (vii)  from the Indemnifier under the Indemnity in respect of any losses arising from a breach by the Custodian of its
                 obligations contained in the Custodian Agreement;

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          (viii) from Perpetual Trustees Consolidated Limited in its personal capacity in respect of any breach of a representation, warranty or undertaking of the Trustee in respect of which it is not entitled to be indemnified out of the Assets of the Trust;

          (ix)   from Perpetual Trustees Consolidated Limited in its personal capacity under any obligation of the Trustee under the
                 Transaction Documents to indemnify or reimburse the Trust for any amount;

          (x)    from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager contained in the
                 Transaction Documents of which it is not entitled to be
                 indemnified out of the Assets of the Trust; and

          (xi)   from the Manager under any obligation of the Manager under the
                 Transaction Documents to indemnify or reimburse the Trust for any amount,

          in each case, which are determined by the Manager to be in respect of principal payable under the Purchased Receivables and the related
          Receivable Rights;

     (e)  any amounts in the nature of principal received by or on behalf of the
          Trustee during that Collection Period pursuant to the sale of any
          Asset (including the A$ Equivalent of any amount received by the
          Trustee on the issue of the Notes which was not used to purchase a
          Purchased Receivable or Purchased Receivable Security, and which the
          Manager determines is surplus to the requirements of the Trust);

     (f)  if the Monthly Payment Date immediately following that Monthly
          Collection Period is also a Quarterly Payment Date, any amount of
          Excess Available Income (including amounts allocated as calculated on the three (or in the case of the first Quarterly Payment Date, all)
          Monthly Determination Dates preceding that Quarterly Payment Date) to be applied to pay or reinstate a Principal Charge Off or a Carryover
          Charge Off (as applicable);

     (g)  if the Monthly Payment Date immediately following that Monthly
          Collection Period is also a Quarterly Payment Date, any Excess
          Available Income (including amounts allocated as calculated on the three (or in the case of the first Quarterly Payment Date, all)
          Monthly Determination Dates preceding that Quarterly Payment Date) to be applied under clause 5.2 to Principal Draws made on a previous
          Monthly Payment Date;

     (h)  if the Monthly Payment Date immediately following that Monthly
          Collection Period is also a Quarterly Payment Date, any Excess
          Available Income (including amounts allocated as calculated on the three (or in the case of the first Quarterly Payment Date, all)
          Monthly Determination Dates preceding that Quarterly Payment Date) to be applied under clause 5.2 to Liquidity Draws made on a previous
          Monthly Payment Date;

     (i)  if the Monthly Payment Date immediately following that Monthly
          Collection Period is also a Quarterly Payment Date, any Surplus Amount for that Monthly Payment Date;

     (j)  any amount retained in the Collection Account from the immediately preceding Monthly Collection Period in accordance with clause
          5.4(a)(ii) or 5.4(a)(iv) and which has not been applied under clause
          5.1 or to reimburse further Redraws; and

     (k)  if the Monthly Payment Date immediately following that Monthly
          Collection Period is also a Quarterly Payment Date, an amount equal to any Principal Collections for the two

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          Monthly Collection Periods preceding that Monthly Collection Period which were not paid or allocated under clause 5.5 on a previous
          Monthly Payment Date,

     less any amounts paid by the Trustee to replace a Purchased Receivable in accordance with clause 8.

     PRINCIPAL DRAW means, for a Monthly Collection Period, the amount calculated under clause 5.9 in relation to that Monthly Collection Period.

     PRINCIPAL ENTITLEMENT means, in relation to a Note for the purposes of the
     Master Trust Deed, at any time prior to the Final Maturity Date, the
     Invested Amount of such Note at such time and, on the Final Maturity Date or the date on which the Note is fully redeemed under the Transaction
     Documents, the Stated Amount of such Note at such date.

     PRINCIPAL LOSS means, for a Monthly Collection Period, the amount of any
     Liquidation Loss for that Monthly Collection Period referred to in clause
     5.11(b).

     PRINCIPAL PAYING AGENT means Deutsche Bank Trust Company Americas or any successor as Principal Paying Agent under the Agency Agreement.

     PRINCIPAL PAYMENT means a Class A Principal Payment, a Class B Principal
     Payment or a Class C Principal Payment.

     PROPERTY RESTORATION EXPENSES means costs and expenses incurred by or on behalf of the Trustee, or by the Servicer under the Servicing Agreement, in repairing, maintaining or restoring to an appropriate state of repair and condition any Mortgaged Property, in exercise of a power conferred on the mortgagee under the relevant Purchased Receivable and Relevant Documents.

     PROSPECTUS REGULATIONS means the Prospectus (Directive 2003/71/EC)
     Regulations 2005.

     PURCHASED RECEIVABLE means each Loan specified in a Sale Notice and purchased by the Trustee, unless the Trustee has ceased to have an interest in that Loan.

     PURCHASED RECEIVABLE SECURITY means each Mortgage specified in a Sale
     Notice and acquired by the Trustee, unless the Trustee has ceased to have an interest in that Mortgage.

     QUARTERLY COLLECTION PERIOD means in relation to a Quarterly Payment Date, the 3 Monthly Collection Periods that precede the calendar month in which the Quarterly Payment Date falls. The first Quarterly Collection Period is the period from (and excluding) the Cut-Off Date, to (and including) 31
     March 2007. The last Quarterly Collection Period ends on (and includes) the date on which the Trust is terminated under clause 3.5 of the Master Trust
     Deed.

     QUARTERLY DETERMINATION DATE means, in relation to the Trust for a
     Quarterly Collection Period, the date which is 2 Business Days prior to the
     Quarterly Payment Date following the end of that Quarterly Collection
     Period.

     QUARTERLY INTEREST PERIOD means:

     (a)  in relation to the first Quarterly Interest Period of a Note (other than a Class A-3 Note), the period commencing on (and including) the
          Closing Date and ending on (but excluding) the first Quarterly Payment
          Date; and

     (b)  in relation to the final Quarterly Interest Period for a Note (other than a Class A-3 Note), the period commencing on (and including) the
          Quarterly Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction
          Documents and ending on (but excluding) such day; provided that if the
          Stated

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          Amount of any such Note on the due date for redemption is not zero and payment of principal due is improperly withheld or refused, the final
          Quarterly Interest Period shall end on the day on which:

          (i)  the monies in respect of that Note have been received by the Note
               Trustee or the relevant Paying Agent and notice to that effect has been given in accordance with the relevant Condition; or

          (ii) the Stated Amount of that Note has been reduced to zero provided that Interest shall thereafter begin to accrue from (and
               including) any date on which the Stated Amount of that Note becomes greater than zero; and

     (c)  in relation to each other Quarterly Interest Period for a Note (other than a Class A-3 Note), each period commencing on (and including) a
          Quarterly Payment Date and ending on (but excluding) the next
          Quarterly Payment Date.

     QUARTERLY PAYMENT DATE has the meaning given in clause 4.2(h).

     RATING means the rating specified in clause 4.2(f).

     RBS means The Royal Bank of Scotland plc.

     RECEIVABLE means, in relation to the Trust, the rights of the Approved
     Seller or the Trustee (as the case may require) under or in respect of
     Loans constituted upon acceptance of the Approved Seller's standard loan offer for any of its mortgage loan products (or any variation of those products after a Sale Notice is or was given) as varied by the Approved
     Seller's standard letter of variation if any (unless that variation would make that Receivable cease to comply with the Eligibility Criteria).

     RECEIVER has the meaning given in the Security Trust Deed.

     RECORD DATE means:

     (a)  with respect to a Monthly Payment Date for any Class A-3 Note, 4.00pm
          (Sydney time) on the second Business Day before that Monthly Payment
          Date;

     (b)  with respect to the Quarterly Payment Date for any Book Entry Note,
          close of business on the second Business Day before that Quarterly
          Payment Date;

     (c)  with respect to the Quarterly Payment Date for any Definitive Note,
          the last day of the calendar month before that Quarterly Payment Date;
          and

     (d)  with respect to the Quarterly Payment Date for any Class B Note or
          Class C Note, 4.00pm (Sydney time) on the second Business Day before that Quarterly Payment Date.

     RECOVERY means any amount received by the Servicer under or in respect of a
     Purchased Receivable and the related Receivable Rights at any time after a
     Finance Charge Loss or Principal Loss has arisen in respect of that
     Purchased Receivable, provided that amount is not otherwise payable to a
     Mortgage Insurer under a Mortgage Insurance Policy.

     REDRAW means, in relation to any Collection Period, an amount provided to an Obligor by the Approved Seller under a Purchased Receivable in that
     Collection Period in respect of any principal prepayments previously made to the Obligor's loan account in accordance with the terms of the Obligor's
     Purchased Receivable.

     REDRAW RETENTION AMOUNT has the meaning given in clause 5.8(c).

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     REDRAW SHORTFALL means the total amount (if any) of Redraws made by the
     Approved Seller for which it has not been reimbursed which remain outstanding after:

     (a)  applying Principal Collections towards reimbursement of those Redraws under clause 5.4; and

     (b)  without duplication, drawing on the Redraw Retention Amount (if any).

     REGULATION AB means Subpart 229.1100 - Asset Backed Securities (Regulation
     AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
     Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
     (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     REMITTANCE DATE means the day which is two Business Days before a Payment
     Date.

     RESIDUAL CAPITAL UNIT has the meaning given in clause 11.1.

     RESIDUAL INCOME UNIT has the meaning given in clause 11.1.

     SALE NOTICE means any Sale Notice (as defined in the Master Trust Deed)
     which may be given by the Approved Seller to the Trustee after the date of execution of this Supplementary Terms Notice and which is subsequently accepted by the Trustee.

     SECURED MONEYS has the meaning given in the Security Trust Deed.

     SECURITIES ACT means the United States Securities Act of 1933, as amended.

     SECURITY TRUST DEED means the agreement so entitled dated 5 March 2007 between the Trustee, the Manager, the Note Trustee and the Security
     Trustee.

     SECURITY TRUSTEE means the security trustee so named under the Security
     Trust Deed.

     SECURITY TRUSTEE'S FEE means the fee payable under clause 11.2 of the
     Security Trust Deed.

     SELLER LOAN AGREEMENT means the agreement so entitled dated on or about the date of this Supplementary Terms Notice between the Approved Seller, the
     Trustee and the Manager.

     SERVICING AGREEMENT means the agreement so entitled dated 19 March 1998 between the Trustee, the Manager and the Servicer.

     SERVICING CRITERIA means the "servicing criteria" set forth in Item 1122(d)
     of Regulation AB, as such may be amended from time to time.

     SERVICING FEE means the fee payable under clause 6.1(c) of this
     Supplementary Terms Notice and CLAUSE 6.1 of the Servicing Agreement.

     SPECIFIC MORTGAGE INSURANCE POLICY means a Mortgage Insurance Policy in relation to a Purchased Receivable with an LVR of over 80% (or over 60% for
     Low Doc Loans).

     SPREAD in relation to a Currency Swap has the meaning given in the Currency
     Swap in respect of payments by the Trustee under that Currency Swap.

     STATED AMOUNT means in relation to the Class A Notes, the Class A Stated
     Amount, in relation to the Class B Notes, the Class B Stated Amount and in
     relation to the Class C Notes, the Class C Stated Amount.

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     STATIC POOL INFORMATION means static pool information as described in Item
     1105(a)(1)-(3) and 1105(c) of Regulation AB.

     STEPDOWN DATE means the Quarterly Payment Date falling in April 2010.

     STEP-UP MARGIN has the meaning given in clause 4.9.

     ST.GEORGE INFORMATION has the meaning given to that term in clause 18.7(a).

     SUBCONTRACTOR means any vendor, subcontractor or other person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of
     Purchased Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Purchased
     Receivables under the direction or authority of the Servicer or a
     Subservicer, if any.

     SUBSERVICER means any person that services Purchased Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance
     (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Supplementary Terms Notice, the
     Servicing Agreement or any other Transaction Document, that are identified in Item 1122(d) of Regulation AB.

     SUBSCRIPTION AGREEMENT means:

     (a)  the Underwriting Agreement dated on or about 8 March 2007 between the
          Trustee, the Manager, St.George and the Note Managers for the Class
          A-1 Notes, in relation to the subscription for the Class A-1 Notes;

     (b)  the Subscription Agreement dated on or about 13 March 2007 between the
          Trustee, the Manager, St.George and the Note Managers for the Class
          A-2 Notes, in relation to subscription for the Class A-2 Notes; and

     (c)  the Dealer Agreement dated on or about 13 March 2007 between the
          Trustee, the Manager, St.George, the Custodian and the Dealers, in
          relation to subscription for the A$ Notes.

     SUPPORT FACILITY means each Support Facility (as defined in the Master
     Trust Deed) which relates to the Trust and includes the Indemnity and the standby facility provided by St.George under each of the Basis Swap and any
     Interest Rate Swap.

     SUPPORT FACILITY COLLATERAL ACCOUNT means, in relation to a Support
     Facility, each Collateral Account as defined in that Support Facility.

     SURPLUS AMOUNT means, on a Quarterly Payment Date, the amount (if any) by which the Liquidity Reserve on that Quarterly Payment Date (after application of all amounts under clause 5 on that date) exceeds the greater of the Liquidity Limit at that date and the aggregate of outstanding
     Liquidity Draws at that date, as determined by the Manager, provided that if that amount would be a negative amount on any Quarterly Payment Date, the Surplus Amount on that Quarterly Payment Date will be zero.

     SWAP PROVIDER means, in relation to a Hedge Agreement, the counterparty which enters into that arrangement with the Trustee.

     TAX ACT has the meaning given to Taxation Act in the Master Trust Deed.

     THREE MONTH BANK BILL RATE on any date means the rate quoted on the Reuters
     Screen BBSW Page at approximately 10.00am, Sydney time, on that date (the
     CALCULATION DAY) for each BBSW

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     Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of 3 months (or in the case of the first Quarterly Interest Period, the rate will be determined by linear interpolation of one and two months) eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any Calculation Day fewer than five BBSW Reference
     Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If on any Calculation Day the rate cannot be determined in accordance with the foregoing procedures then the rate shall mean such rate as is agreed between the Manager and St.George having regard to comparable indices then available.

     THRESHOLD RATE means, at any time, 0.25% per annum plus the minimum rate of interest that must be set on all Purchased Receivables where permitted under the relevant Receivable Agreement which will be sufficient (assuming that all relevant parties comply with their obligations at all times under the Transaction Documents, the Purchased Receivables and the related
     Receivable Rights), when aggregated with the income produced by the rate of interest on all other Purchased Receivables and other Authorised
     Investments which are Assets of the Trust, to ensure that the Trustee will have available to it sufficient Collections to enable it to comply with its obligations under the Transaction Documents relating to the Trust as they fall due (including the repayment of any Principal Draws by the Final
     Maturity Date of all Notes).

     TITLE PERFECTION EVENT means, in relation to the Trust, the events set out in clause 10.

     TOTAL AVAILABLE FUNDS means, for a Monthly Collection Period, the aggregate of:

     (a)  the Available Income for that Monthly Collection Period;

     (b)  any Principal Draw which the Trustee is required to allocate under clause 5.9 on or before the Monthly Payment Date for that Monthly
          Collection Period;

     (c)  any Liquidity Draws for that Monthly Collection Period; and

     (d)  with respect to any Monthly Collection Period the Monthly Payment Date
          following which is also a Quarterly Payment Date, any amounts retained in the Collection Account or invested in Authorised Investments on the two immediately preceding Monthly Payment Dates for application on that Quarterly Payment Date on account of the accrued interest entitlements for the Class A-1 Notes, the Class A-2 Notes, the Class B
          Notes and the Class C Notes.

     TOTAL INVESTED AMOUNT means, at any time, the sum of:

     (a)  all Invested Amounts of all Class A-1 Notes; and

     (b)  the US$ Equivalent of all Invested Amounts of all A$ Notes and all
          Class A-2 Notes,

     at that time.

     TOTAL PAYMENTS means, in relation to a Monthly Collection Period, all amounts paid or to be paid by the Trustee under clause 5.1 on the Monthly
     Payment Date in relation to that Monthly Collection Period.

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     TOTAL STATED AMOUNT means, at any time, the A$ Equivalent of the aggregate of the Stated Amounts of all Notes at that time.

     TRANSACTION has the meaning given to it under the relevant ISDA Master
     Agreement.

     TRANSACTION DOCUMENT means each Transaction Document (as defined in the
     Master Trust Deed) to the extent that it relates to the Trust or the Notes or the Seller Loan Agreement.

     TRIGGER EVENT will subsist on any Monthly Payment Date if:

     (a)  the aggregate of the Notional Stated Amounts for the Class B Notes and
          the Class C Notes, divided by the aggregate of the Notional Stated
          Amounts for all Notes on that Monthly Payment Date, is less than
          5.25%;

     (b)  the average of the Arrears Percentages for the 12 months immediately preceding that Monthly Payment Date (or, where that Monthly Payment
          Date occurs within 12 months of the Closing Date, for the period commencing on the Closing Date and ending on that Monthly Payment
          Date) (the RELEVANT PERIOD) exceeds 4%;

     (c)  cumulative Mortgage Shortfalls up to and including that Monthly
          Payment Date exceeds 10% of the aggregate Initial Invested Amount of the Class B Notes and the Class C Notes; or

     (d)  that Monthly Payment Date is a date on or after the Call Date and the
          Trustee has not exercised the call option under clause 7.1 on the Call
          Date.

     TRUST means the Crusade Global Trust No. 1 of 2007 constituted under the
     Master Trust Deed and the Notice of Creation of Trust.

     TRUST DOCUMENT for the purposes of the Security Trust Deed includes each
     Transaction Document.

     TRUST EXPENSES means, in relation to a Monthly Collection Period:

     (a)  Taxes payable in relation to the Trust for that Monthly Collection
          Period;

     (b)  any other Expenses relating to the Trust for that Monthly Collection
          Period which are not covered by (c) to (l) (inclusive) below;

     (c)  pari passu the Trustee's Fee for that Monthly Collection Period, the
          Security Trustee's Fee for that Monthly Collection Period and any fee payable to the Note Trustee on the Monthly Payment Date following the end of that Monthly Collection Period;

     (d)  the Servicing Fee for that Monthly Collection Period;

     (e)  the Manager's Fee for that Monthly Collection Period;

     (f)  the Custodian Fee for that Monthly Collection Period;

     (g)  pari passu any fee or expenses payable to the Principal Paying Agent, any other Paying Agent, a Note Registrar or the Calculation Agent
          under the Agency Agreement;

     (h)  any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to the Note Managers, the Manager, the Security Trustee, the Servicer, the Note Trustee, a
          Paying Agent, a Note Registrar or the Calculation Agent in relation to the Trust under the Transaction Documents, for that Collection Period;

     (i)  any amounts payable to a Currency Swap Provider under clause 5.24;

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     (j)  the fee for that Monthly Collection Period due to St.George as standby basis swap provider under the Basis Swap for that Monthly Collection
          Period;

     (k)  the fee for that Monthly Collection Period due to St.George as standby interest rate swap provider under any Interest Rate Swap for that
          Monthly Collection Period; and

     (l)  any settlement amount in the nature of income payable under a Currency
          Swap and not otherwise specified in clauses 5.1 or 5.2.

     all of the amounts in paragraphs (a) to (l) (inclusive) being EXPENSES for the purposes of the Master Trust Deed.

     US PAYING AGENT means Deutsche Bank Trust Company Americas in its capacity as such under the Agency Agreement.

     US$ ACCOUNT means, in relation to the Trust, the US$ account opened with the Principal Paying Agent or any other account opened and maintained outside Australia, with the Principal Paying Agent so long as the Principal
     Paying Agent is an Approved Bank.

     US$ EQUIVALENT means:

     (a)  in relation to an amount denominated or to be denominated in
          Australian dollars, that amount converted to (and denominated in) US$
          at the relevant US$ Exchange Rate; or

     (b)  in relation to an amount denominated or to be denominated in Euros, that amount converted to (and denominated in) US$ at the relevant US$
          Exchange Rate; or

     (c)  in relation to an amount denominated in US$ the amount of US$.

     US$ EXCHANGE RATE means, on any date:

     (a)  in relation to an amount denominated or to be denominated in
          Australian dollars, the rate of exchange (set as at the commencement of the Class A-1 Currency Swap) applicable under the Class A-1
          Currency Swap for the exchange of Australian dollars for United States dollars; and

     (b)  in relation to an amount denominated or to be denominated in Euros, the rate for the exchange of Euros for United States dollars (set as at the commencement of the Class A-1 Currency Swap).

     US$ NOTEHOLDER means, for the purposes of the Security Trust Deed, a Class
     A-1 Noteholder.

     VOTING MORTGAGEE means:

     (a)  with respect only to the enforcement of the security under the
          Security Trust Deed, for so long as the Secured Moneys of the Offshore
          Noteholders and the A$ Noteholders represent 75% or more of total
          Secured Moneys, the Noteholder Mortgagees alone; and

     (b)  at any other time (subject to the Note Trust Deed and clause 40.17 of the Security Trust Deed):

          (i)  the Note Trustee, acting on behalf of the Offshore Noteholders under the Note Trust Deed and clause 7 of the Security Trust Deed and if the Note Trustee has become bound to take steps and/or to proceed hereunder and fails to do so within a reasonable time and such failure is continuing, the Offshore Noteholders, and then

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               only if and to the extent the Offshore Noteholders are able to do so under the Transaction Documents and Australian law; and

          (ii) each other Mortgagee (other than an Offshore Noteholder).

2.2  INTERPRETATION

     Clause 1.2 of the Master Trust Deed is incorporated into this Supplementary
     Terms Notice as if set out in full, except that any reference to DEED is replaced by a reference to SUPPLEMENTARY TERMS NOTICE, any reference to
     UNITED STATES DOLLARS, USD and US$ is to currency of the United States of
     America, and any reference to EUROS and (euro) is to lawful currency of the time being of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community.

2.3  LIMITATION OF LIABILITY

     (a)  GENERAL

     Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Manager under this Supplementary Terms
     Notice.

     (b)  LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT OF INDEMNITY

          (i)   This Supplementary Terms Notice applies to the Trustee only in its capacity as trustee of the Trust and in no other capacity
                (except where the Transaction Documents provide otherwise).
                Subject to paragraph (iii) below, a liability arising under or in connection with this Supplementary Terms Notice or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets and property of the Trust which are available to satisfy the right of the Trustee to be exonerated or indemnified for the
                liability. This limitation of the Trustee's liability applies despite any other provision of this Supplementary Terms Notice and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Supplementary
                Terms Notice or the Trust.

          (ii)  Subject to paragraph (iii) below, no person (including any
                Relevant Party) may take action against the Trustee in any capacity other than as trustee of the Trust or seek the
                appointment of a receiver (except under the Security Trust
                Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

          (iii) The provisions of this clause 2.3 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by
                operation of law there is a reduction in the extent of the
                Trustee's indemnification or exoneration out of the Assets of the Trust as a result of the Trustee's fraud, negligence, or
                Default.

          (iv)  It is acknowledged that the Relevant Parties are responsible under this Supplementary Terms Notice or the other Transaction
                Documents for performing a variety of obligations relating to the Trust. No act or omission of the Trustee

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                (including any related failure to satisfy its obligations under this Supplementary Terms Notice) will be considered fraud, negligence or Default of the Trustee for the purpose of
                paragraph (iii) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant
                Party or any person who has been delegated or appointed by the
                Trustee in accordance with the Transaction Documents to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

          (v)   In exercising their powers under the Transaction Documents, each of the Trustee, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with this
                Supplementary Terms Notice or any other Transaction Documents has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud,
                negligence, or Default of the Trustee for the purpose of
                paragraph (iii) above.

          (vi)  In this clause, RELEVANT PARTIES means each of the Manager, the
                Servicer, the Custodian, the Calculation Agent, any Paying
                Agent, the Note Trustee, the Note Registrars and the provider of any Support Facility.

          (vii) Nothing in this clause limits the obligations expressly imposed on the Trustee under the Transaction Documents.

2.4  KNOWLEDGE OF TRUSTEE

     In relation to the Trust, the Trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Trustee who have day to day responsibility for the administration of the Trust.

2.5  BUSINESS DAY CONVENTION

     If any payment or calculation is to be made or any other thing done
     (including in relation to a Payment Date or a Collection Period) on a day which is not a Business Day, the date on which that payment or calculation is to be made or that thing done will be the next Business Day unless that day falls in the next calendar month, in which case the date on which that payment or calculation is to be made or that thing done will be the preceding Business Day.

2.6  AUSTRALIAN FINANCIAL SERVICES LICENCE

     Perpetual Trustee Company Limited, a related body corporate of the Trustee and the Security Trustee, has obtained an Australian Financial Services
     Licence under Part 7.6 of the Corporations Act (Australian Financial
     Services Licence No. 236643). Perpetual Trustee Company Limited has
     appointed each of Perpetual Trustees Consolidated Limited (Authorised
     Representative Number 264840) and P.T. Limited (Authorised Representative
     Number 266797) as its authorised representatives under that licence.

2.7  HEDGE AGREEMENTS

     The Manager may from time to time direct the Trustee to, and on that direction, the trustee will, enter into additional interest swaps in relation to the interest rate risk arising from a Purchased

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     Receivable which is a Fixed Rate Loan, upon confirmation from each
     Designated Rating Agency that the entering into of such additional interest swaps in relation to the interest rate risk arising from a Purchased
     Receivable which is a Fixed Rate Loan will not result in the downgrade or withdrawal of the rating of any Note.

3.   DIRECTION AND TRUST BACK

     (a)  A Trust Back, entitled CRUSADE GLOBAL TRUST BACK NO. 1 OF 2007, is created in relation to Other Secured Liabilities secured by the
          Purchased Receivable Securities.

     (b)  The Trustee, the Manager, St.George, the Custodian and the Security
          Trustee agree that the Trust Back will be a TRUST BACK for the purposes of the Transaction Documents.

4.   NOTES

4.1  CONDITIONS OF NOTES

     (a)  The conditions of the A$ Notes will be as set out in the Master Trust
          Deed, as supplemented and amended by the provisions set out in this
          Supplementary Terms Notice.

     (b)  The conditions of the Offshore Notes will be as set out in the Master
          Trust Deed, the Conditions, the Note Trust Deed and this Supplementary
          Terms Notice.

4.2  SUMMARY OF CONDITIONS OF NOTES

     Under clauses 6.2 and clause 6.3 (as applicable) of the Master Trust Deed, the Manager provides the following information in respect of the Notes.

     (a)  Class of Note:                  There will be the following Classes of
                                          Notes. Under the Transaction Documents
                                          each shall be treated as a separate
                                          Class of Notes:

                                          (i)   Class A-1 Notes

                                          (ii)  Class A-2 Notes

                                          (iii) Class A-3 Notes;

                                          (iv)  Class B Notes

                                          (v)   Class C Notes

     (b)  Total Initial Invested Amount   (i)   Class A-1 Notes -
          of each Class of Notes:               US$1,450,000,000

                                          (ii)  Class A-2 Notes -
                                                (euro)600,000,000

                                          (iii) Class A-3 Notes - A$700,000,000

                                          (iv)  Class B Notes - A$64,600,000

                                          (v)   Class C Notes - A$29,500,000

     (c)  Manner and order in which       As set out in clause 5
          principal and interest is
          to be paid on Notes:

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     (d)  Margin:                         In relation to a Note for an Interest
                                          Period ending prior to the Call Date,
                                          the following:

                                          (i)   Class A-1 Notes - 0.06% per
                                                annum;

                                          (ii)  Class A-2 Notes -0.07% per
                                                annum;

                                          (iii) Class A-3 Notes - 0.15% per
                                                annum;

                                          (iv)  Class B Notes - 0.19% per annum;

                                          (v)   Class C Notes - 0.28% per annum;

                                          In relation to a Note for an Interest
                                          Period ending after the Call Date, the
                                          Step-Up Margin in respect of that
                                          Class of Note.

     (e)  Initial Invested Amount:        Class A-1 Notes: US$100,000 per Note
                                          and in multiples of US$1 in excess
                                          thereof.

                                          Class A-2 Notes: (euro)100,000 per
                                          Note and in integral multiples
                                          thereof.

                                          Class A-3 Notes: A$100,000 per Note.

                                          Class B Notes: A$100,000 per Note.

                                          Class C Notes: A$100,000 per Note.

     (f)  Rating:                         (i)   Class A Notes -
                                                AAA (S&P)/Aaa (Moody's)/AAA
                                                (Fitch Ratings).

                                          (ii)  Class B Notes -
                                                AA (S&P))/AA (Fitch Ratings).

                                          (iii) Class C Notes -
                                                A+ (S&P)/AA- (Fitch Ratings).

     (g)  Issue Price:                    (i)   Class A Notes - issued at 100
                                                 per cent.

                                          (ii)  Class B Notes - issued at 100
                                                per cent.

                                          (iii) Class C Notes - issued at 100
                                                per cent.

     (h)  Quarterly Payment Dates:        (i)   Class A-1 Notes - the 19th day
                                                of January, April, July and
                                                October in each year (New York
                                                time)

                                          (ii)  Class A-2 Notes - the 19th day
                                                of January, April, July and
                                                October in each year (London
                                                time)

                                          (iii) A$ Notes - the 19th day of
                                                January, April, July and October
                                                in each year (Sydney time)

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                                          (iv)  If, in each case, that day is
                                                not a Business Day, the
                                                Quarterly Payment Date shall be
                                                adjusted in accordance with the
                                                Modified Following Business Day
                                                Convention. The first Quarterly
                                                Payment Date for the Class A-1
                                                Notes will be 19 April 2007 (New
                                                York time), the first Quarterly
                                                Payment Date for the Class A-2
                                                Notes will be 19 April 2007
                                                (London Time) and the first
                                                Quarterly Payment Date for the
                                                A$ Notes will be 19 April 2007
                                                (Sydney time). In each case, the
                                                final Quarterly Payment Date is
                                                the earlier of the applicable
                                                Final Maturity Date and the
                                                Payment Date on which the Notes
                                                are redeemed in full or, in the
                                                case of the Class A Notes,
                                                redeemed under the Conditions.

     (i)  Monthly Payment Dates which     (i)   The 19th day of February, March,
          are not Quarterly Payment             May, June, August, September,
          Dates                                 November and December in each
                                                year (Sydney time)

                                          (ii)  If, in each case, that day is
                                                not a Business Day, the Monthly
                                                Payment Date shall be adjusted
                                                in accordance with the Modified
                                                Following Business Day
                                                Convention. The first Monthly
                                                Payment Date will be 19 April
                                                2007 (Sydney time).

     (j)  Final Maturity Date:            (i)   Class A-1 Notes - the Quarterly
                                                Payment Date falling in April
                                                2038 (New York time);

                                          (ii)  Class A-2 Notes - the Quarterly
                                                Payment Date falling in April
                                                2038 (London time);

                                          (iii) A$ Notes - the Quarterly Payment
                                                Date falling in April 2038
                                                (Sydney time).

                                          (iv)  In each case, the date specified
                                                shall be subject to adjustment
                                                in accordance with the Modified
                                                Following Business Day
                                                Convention.

4.3  ISSUE OF NOTES

     (a)  Class A-1 Notes must be issued in amounts, or on terms, such that their offer for subscription and their issue will comply with:

          (i)   the Financial Services and Markets Act 2000 (UK) and all
                regulations made under or in relation to that Act; and

          (ii)  the Securities Act, the Exchange Act, all regulations made under or in relation to them, and all other laws or regulations of any jurisdiction of the United States of America regulating the offer or issue of, or subscription for, Notes.

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     (b)  The Class A-2 Notes must be issued in minimum parcels of subscriptions which have an aggregate initial participation amount of not less than
          (euro)100,000 and:

          (i)   will comply with the Financial Services and Markets Act 2000
                (UK) and all regulations made under or in relation to that Act;

          (ii)  in circumstances which conform to the provisions of the
                Prospectus Regulations; and

          (iii) in circumstances that would comply with the Market Abuse
                (Directive 2003/6/EC) Regulations 2005.

     (c)  A$ Notes must be issued in minimum parcels or subscriptions which have an aggregate subscription amount of $500,000, (disregarding any amount payable to the extent to which it is to be paid out of money lent by the person offering the Notes or an associate (as defined in Division
          2 of Part 1.2 of the Corporations Act) or must otherwise constitute an issue that does not require disclosure under Part 6D.2 of the
          Corporations Act.

     (d)  Other than the Class A-1 Notes, no Note has been or will be registered under the Securities Act and such Notes may not be offered or sold within the United States or to, or for the account of benefit of, US persons except in accordance with Regulation S under the Securities
          Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

     (e)  If:

          (i)   the Trustee, or the Manager on behalf of the Trustee, has issued or agreed to issue any Notes and has received the Subscription
                Amount for them; and

          (ii)  on the Note Issue Date, the aggregate Subscription Amount received is less than the amount specified in the corresponding
                Note Issue Direction,

          then (unless otherwise agreed);

          (iii) no Notes or no further Notes (as the case may be) shall be issued; and

          (iv)  all Subscription Amounts received will be repaid without interest to the prospective subscribers for those Notes, and all issued Notes will be redeemed in full using the relevant
                Subscription Amounts.

4.4  TRUSTEE'S COVENANT TO NOTEHOLDERS AND THE NOTE TRUSTEE

     Subject to the terms of the Master Trust Deed and this Supplementary Terms
     Notice, the Trustee:

     (a)  acknowledges its indebtedness in respect of the Invested Amount of each Note and interest thereon;

     (b)  covenants for the benefit of each Noteholder and the Note Trustee that it will (subject to receiving any directions required under and given in accordance with the Transaction Documents):

          (i)   make all payments on or in respect of the Notes held by that
                Noteholder on the due date for payment;

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          (ii)  comply with the terms of this Supplementary Terms Notice and the
                Transaction Documents to which it is a party; and

          (iii) pay the Stated Amount in relation to the Notes held by that
                Noteholder on the Final Maturity Date and accrued and unpaid interest thereon.

4.5  REPAYMENT OF NOTES ON PAYMENT DATES

     (a)  On each Payment Date for a Note in respect of which Principal Payments are required to be made, the Invested Amount of that Note shall be reduced by, and the obligations of the Trustee with respect to that
          Note shall be discharged to the extent of, the amount of the Principal
          Payment made on that Payment Date in respect of that Note.

     (b)  All payments of principal on Class A-1 Notes will be made on Quarterly
          Payment Dates in United States dollars.

     (c)  All payments of principal on Class A-2 Notes will be made on Quarterly
          Payment Dates in Euros.

     (d)  All payments of principal on Class A-3 Notes will be made on Monthly
          Payment Dates in A$.

     (e)  All payments of principal on Class B Notes and Class C Notes will be made on Quarterly Payment Dates in A$.

4.6  FINAL REDEMPTION

     Each Note shall be finally redeemed, and the obligations of the Trustee with respect to the payment of the Invested Amount of that Note shall be finally discharged, on the first to occur of:

     (a)  the date upon which the Invested Amount of that Note is reduced to zero;

     (b)  the date upon which the relevant Noteholder renounces in writing all of its rights to any amounts payable under or in respect of that Note;

     (c)  in relation to the Offshore Notes only, the date on which all amounts received by the Note Trustee with respect to the enforcement of the
          Security Trust Deed are paid to the relevant Paying Agent;

     (d)  in relation to A$ Notes only, the date on which all amounts are received by the relevant A$ Noteholders;

     (e)  the Quarterly Payment Date immediately following the date on which the
          Trustee completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed and this Supplementary Terms
          Notice; and

     (f)  the Final Maturity Date.

4.7  PERIOD DURING WHICH INTEREST ACCRUES

     Each Note bears interest calculated and payable in arrears in accordance with this Supplementary Terms Notice from and including the Closing Date to but excluding the date upon which that Note is finally redeemed under clause 4.6.

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4.8  CALCULATION OF INTEREST

     (a)  Subject to paragraph (b), interest payable on each Note in a Class of
          Notes (or, in the case of any Book Entry Note, interest on the beneficial ownership interest in that Note held by each beneficial owner of that Note) in respect of each Interest Period for that Class of Notes is calculated:

          (i)   on a daily basis at the Interest Rate for that Class of Notes;

          (ii)  on the aggregate Invested Amount of all Notes in that Class as at the first day of that Interest Period; and

          (iii) on the basis of the actual number of days in that Interest
                Period and a year of 365 days (in the case of A$ Notes) or 360 days (in the case of Offshore Notes),

          allocated rateably in accordance with the Invested Amount of such Note or (in the case of any Note which is a Book Entry Note) the Invested
          Amount of the beneficial ownership interest in such class of Notes held by each beneficial owner of such Note, and shall accrue due from day to day.

     (b)  No interest will accrue on any Note for the period from and including:

          (i)   the date on which the Stated Amount of that Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that
                Note becomes greater than zero); or

          (ii)  if the Stated Amount of the Note on the due date for redemption in full of the Note is not zero, the due date for redemption of the Note, unless after the due date for redemption, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the
                Note at the rate from time to time applicable to the Note until the later of:

                (A)  the date on which the moneys in respect of that Note have been received by:

                     (1)  the Note Trustee or the relevant Paying Agent (in the case of the Offshore Notes; or

                     (2)  the relevant Noteholder (in the case of the A$ Notes)

                     and notice to that effect is given in accordance with the
                     Conditions; and

                (B)  the Stated Amount of that Note has been reduced to zero, provided that interest shall thereafter begin to accrue
                     from (and including) any date on which the Stated Amount of that Note becomes greater than zero.

     (c)  All payments of interest on Class A-1 Notes will be made in United
          States dollars.

     (d)  All payments of interest on Class A-2 Notes will be made in Euros.

     (e)  All payments of interest on A$ Notes will be made in Australian dollars.

     (f)  If Interest is not paid in respect of a Note on the date when due and payable (other than because the due date is not a Business Day) that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time on that Note until the unpaid Interest, and interest on it, is available for payment and:

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          (i)   in the case of the Offshore Notes, notice of that availability has been duly given in accordance with Condition 12; or

          (ii)  in the case of the A$ Notes, there is full satisfaction of those amounts, to be determined in accordance with clause 32.4 of the
                Master Trust Deed (as amended in accordance with this
                Supplementary Terms Notice).

4.9  STEP-UP MARGIN

     If the Trustee has not redeemed all of a Class of Notes on or before the
     Call Date, the Margin for that Class will increase for each Interest Period for that Class beginning on or after that date to the following percentages per annum (each a STEP-UP MARGIN):

     (a)  in the case of the Class A-1 Notes, 0.12% per annum;

     (b)  in the case of the Class A-2 Notes, 0.14% per annum;

     (c)  in the case of the Class A-3 Notes, 0.30% per annum;

     (d)  in the case of the Class B Notes, 0.38% per annum; and

     (e)  in the case of the Class C Notes, 0.56% per annum.

4.10 AGGREGATE RECEIPTS

     (a)  Notwithstanding anything in clauses 5.5, 5.6 and 5.8, no Noteholder will be entitled to receive aggregate principal under any of those clauses on any Note at any time in excess of the Invested Amount for that Note at that time.

     (b)  The Trustee, the Manager, the Note Trustee, the Security Trustee and
          the Paying Agents may treat the Noteholder as the absolute owner of that Note (whether or not that Note is overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

4.11 TRANSFER OF NOTES

     Notes must only be transferred in accordance with clause 7 of the Master
     Trust Deed as amended by clause 6.2(t) of this Supplementary Terms Notice.

5.   CASHFLOW ALLOCATION METHODOLOGY

5.1  TOTAL AVAILABLE FUNDS

     (a)  (MONTHLY) Subject to paragraph (b), on each Monthly Payment Date
          (other than a Quarterly Payment Date) and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or allocate or cause to be paid or allocated out of Total
          Available Funds, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

          (i)    first, an amount up to any Accrued Interest Adjustment required to be paid to the Approved Seller (and each of the Trustee, the
                 Noteholders and the other Creditors

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                 that have the benefit of the Security Trust Deed acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment);

          (ii)   second, to each Swap Provider under each Interest Rate Swap of any Break Payments, with respect to a Purchased Receivable to which that Interest Rate Swap relates, received by or on behalf of the Trustee from an Obligor or the Mortgage Insurer during the Monthly Collection Period;

          (iii)  third, unless specified later in this clause 5.1(a), Trust
                 Expenses which have been incurred prior to that Monthly Payment
                 Date and which have not previously been paid or reimbursed on a prior Monthly Payment Date under an application of funds under this clause 5.1 (subject to sub-paragraph (vii)) in the order set out in the definition of TRUST EXPENSES);

          (iv)   fourth, without duplication, any amounts that would have been payable under this clause 5.1(a), other than amounts which would have been payable or allocable under paragraphs (v) to
                 (xi) (inclusive), on any previous Monthly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee, in the order they would have been paid under that prior application of funds under this clause
                 5.1(a);

          (v)    fifth, pari passu and rateably as between themselves:

                 (A)   allocation to the Class A-1 Notes of accrued interest in
                       an amount equal to that portion of the A$ Class A-1
                       Interest Amount for that portion of the applicable
                       Quarterly Interest Period which fell during the
                       applicable Monthly Interest Period, to be retained in the
                       Collection Account or invested in Authorised Investments
                       until applied to payments of interest to the Class A-1
                       Noteholders on the following Quarterly Payment Date;

                 (B)   allocation to the Class A-2 Notes of accrued interest in
                       an amount equal to that portion of the A$ Class A-2
                       Interest Amount for that portion of the applicable
                       Quarterly Interest Period which fell during the
                       applicable Monthly Interest Period, to be retained in the
                       Collection Account or invested in Authorised Investments
                       until applied to payments of interest to the Class A-2
                       Noteholders on the following Quarterly Payment Date;

                 (C)   the payment to the Class A-3 Noteholders of the Class A-3
                       Interest amount for the applicable Monthly Interest
                       Period;

                 (D)   payment to the relevant Swap Providers of the net amount
                       (if any) due to them under the Interest Rate Swaps (other
                       than any Break Costs in respect of the termination of an
                       Interest Rate Swap arising where the relevant Interest
                       Rate Swap Provider is the Defaulting Party); and

                 (E)   payment to the relevant Swap Provider of the net amount
                       (if any) due to it under the Basis Swap;

          (vi)   sixth, any amounts that would have been paid or allocated under sub-paragraph (v) on any previous Monthly Payment Date, if there had been sufficient Total Available Funds, which have not been paid or allocated by the Trustee;

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          (vii)  seventh, pari passu and rateably, payment of an amount equal to the Trustee's Fee and Security Trustee's Fee which has been incurred prior to that Monthly Payment Date and which has not previously been paid or reimbursed on a prior Monthly Payment
                 Date under an application of funds under this paragraph (a);

          (viii) eighth, an amount equal to interest accrued on the Class B
                 Notes for that portion of the applicable Quarterly Interest
                 Period which fell during the applicable Monthly Interest
                 Period, to be retained in the Collection Account or invested in
                 Authorised Investments to be applied as Available Income on the following Quarterly Payment Date;

          (ix)   ninth, any amounts that would have been allocated under
                 sub-paragraph (viii) on any previous Monthly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee to be retained in the Collection
                 Account or invested in Authorised Investments to be applied as
                 Available Income on the following Quarterly Payment Date;

          (x)    tenth, an amount equal to interest accrued on the Class C Notes for that portion of the applicable Quarterly Interest Period which fell during the applicable Monthly Interest Period, to be retained in the Collection Account or invested in Authorised
                 Investments to be applied as Available Income on the following
                 Quarterly Payment Date; and

          (xi)   eleventh, any amounts that would have been allocated under sub-paragraph (x) on any previous Monthly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee to be retained in the Collection
                 Account or invested in Authorised Investments to be applied as
                 Available Income on the following Quarterly Payment Date.

     (b)  (LIMIT) The Trustee shall only make a payment or allocation under paragraph (a) if it is directed in writing to do so by the Manager and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

     (c)  (QUARTERLY) Subject to paragraph (d), on each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or cause to be paid out of
          Total Available Funds on that Quarterly Payment Date, in relation to the Monthly Collection Period ending immediately before that Quarterly
          Payment Date, the following amounts in the following order of priority:

          (i)    first, an amount up to any Accrued Interest Adjustment required to be paid to the Approved Seller (and each of the Trustee, the
                 Noteholders and the other Creditors that have the benefit of the Security Trust Deed acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest
                 Adjustment);

          (ii)   second, to each Swap Provider under each Interest Rate Swap of any Break Payments, with respect to a Purchased Receivable to which that Interest Rate Swap relates, received by or on behalf of the Trustee from an Obligor or a Mortgage Insurer during the
                 Monthly Collection Period immediately preceding that Quarterly
                 Payment Date;

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          (iii)  third (unless specified later in this clause 5.1(c)), Trust
                 Expenses which have been incurred prior to that Quarterly
                 Payment Date and which have not previously been paid or
                 reimbursed on a prior Monthly Payment Date under an application of funds under this clause 5.1 (subject to sub-paragraph (vii))
                 in the order of priority set out in the definition of TRUST
                 EXPENSES);

          (iv)   fourth, without duplication, any amounts that would have been payable under this clause 5.1(c) (other than under
                 sub-paragraphs (v) to (xi) (inclusive)) on any previous
                 Quarterly Payment Date, if there had been sufficient Total
                 Available Funds, which have not been paid by the Trustee and in the order they would have been paid under that prior
                 application of funds under this clause 5;

          (v)    fifth, pari passu and rateably as between themselves:

                 (A)   the payment to the Currency Swap Provider under the Class
                       A-1 Currency Swap of the A$ Class A-1 Interest Amount
                       payable under that Currency Swap for the applicable
                       Quarterly Interest Period (including all amounts
                       allocated under paragraph (a)(v)(A) for the two preceding
                       Monthly Payment Dates);

                 (B)   the payment to the Currency Swap Provider under the Class
                       A-2 Currency Swap of the A$ Class A-2 Interest Amount
                       payable under that Currency Swap for the applicable
                       Quarterly Interest Period (including all amounts
                       allocated under paragraph (a)(v)(B) for the two preceding
                       Monthly Payment Dates);

                 (C)   the payment to the Class A-3 Noteholders of the Class A-3
                       Interest amount for the applicable Monthly Interest
                       Period;

                 (D)   payment to the relevant Swap Providers of the net amount
                       (if any) due to them under the Interest Rate Swaps (other
                       than any Break Costs in respect of the termination of an
                       Interest Rate Swap arising where the relevant Interest
                       Rate Swap Provider is the Defaulting Party); and

                 (E)   payment to the relevant Swap Provider of the net amount
                       (if any) due to it under the Basis Swap;

          (vi)   sixth, any amounts that would have been payable under
                 sub-paragraph (v) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee;

          (vii)  seventh, pari passu and rateably an amount equal to the
                 Trustee's Fee and Security Trustee's Fee which has been
                 incurred prior to that Quarterly Payment Date and which has not previously been paid or reimbursed on a prior Monthly Payment
                 Date under an application of funds under clause 5.1(a);

          (viii) eighth, the payment to the Class B Noteholders of the relevant
                 Class B Interest amount for the applicable Quarterly Interest
                 Period;

          (ix)   ninth, any amounts that would have been payable under
                 sub-paragraph (viii) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee;

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          (x)    tenth, the payment to the Class C Noteholders of the Class C
                 Interest amount for the applicable Quarterly Interest Period;
                 and

          (xi)   eleventh, any amounts that would have been payable under
                 sub-paragraph (x) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Trustee.

     (d)  The Trustee shall only make a payment under any of sub-paragraphs
          (c)(i) to (c)(xi) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

5.2  EXCESS AVAILABLE INCOME - REIMBURSEMENT OF CHARGE OFFS AND PRINCIPAL DRAWS

     (a)  (MONTHLY) Subject to paragraph (c), on each Monthly Determination Date
          (which is not also a Quarterly Determination Date), the Manager must allocate any Excess Available Income for the Monthly Collection Period
          relating to that Monthly Determination Date in the following order of priority:

          (i)   first, an amount equal to all Principal Charge Offs for that
                Monthly Collection Period;

          (ii)  second, an amount equal to all Liquidity Draws which have not been repaid as at that Monthly Payment Date;

          (iii) third, an amount equal to all Principal Draws which have not been repaid as at that Monthly Payment Date;

          (iv)  fourth, pari passu and rateably between themselves (based on, in the case of the Class A-1 Notes, the A$ Equivalent of the
                Notional Stated Amount of the Class A-1 Notes and, in the case of the Class A-2 Notes, on the A$ Equivalent of the Notional
                Stated Amount of the Class A-2 Notes and, in the case of the
                Class A-3 Notes, on the Stated Amount of the Class A-3 Notes, as
                the case may be):

                (A)  an amount equal to the A$ Equivalent of any Carryover Class
                     A Charge Offs in respect of the Class A-1 Notes;

                (B)  an amount equal to the A$ Equivalent of any Carryover Class
                     A Charge Offs in respect of the Class A-2 Notes; and

                (C)  an amount equal to any Carryover Class A Charge Offs in respect of the Class A-3 Notes;

          (v)   fifth, an amount equal to the Carryover Class B Charge Offs relating to the Class B Notes;

          (vi)  sixth, an amount equal to the Carryover Class C Charge Offs relating to the Class C Notes; and

          (vii) seventh, an amount equal to the sum of the following:

                (A)  any Break Costs payable to each Interest Rate Swap Provider in respect of the termination of an Interest Rate Swap
                     where that Interest Rate Swap Provider is the Defaulting
                     Party; and

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                (B)  of any settlement amounts payable to the Currency Swap
                     Provider in respect of the termination of a Currency Swap
                     to the extent that the Currency Swap Provider is the
                     Defaulting Party,

          in the case of sub-paragraph (ii) to be applied to the Liquidity
          Account and in each other case to be retained in the Collection
          Account or invested in Authorised Investments until the next Quarterly
          Payment Date, and to be applied on that Quarterly Payment Date only for the purpose set out above for which it was allocated.

          No Excess Available Income will be applied on any Monthly Payment Date which is not also a Quarterly Payment Date.

     (b)  (QUARTERLY) Subject to paragraph (c), on each Quarterly Determination
          Date, the Manager must apply any Excess Available Income for the
          Monthly Collection Period ending immediately before that Quarterly
          Determination Date in the following order of priority:

          (i)   first, towards reimbursement of all Principal Charge Offs for that Quarterly Collection Period;

          (ii)  second, towards all Liquidity Draws which have not been repaid as at that Quarterly Payment Date;

          (iii) third, towards all Principal Draws which have not been repaid as at that Quarterly Payment Date;

          (iv)  fourth, to be applied pari passu and rateably between themselves
                (based on, in the case of the Class A-1 Notes, the A$ Equivalent of the Stated Amount of the Class A-1 Notes and, in the case of the Class A-2 Notes, on the A$ Equivalent of the Stated Amount
                of the Class A-2 Notes and, in the case of the Class A-3 Notes, on the Stated Amount of the Class A-3 Notes (as the case may
                be):

                (A)  as a payment, to the Currency Swap Provider under the
                     Confirmation relating to the Class A-1 Notes, of the A$
                     Equivalent of any Carryover Class A Charge Offs relating to the Class A-1 Notes;

                (B)  as a payment, to the Currency Swap Provider under the
                     Confirmation relating to the Class A-2 Notes, of the A$
                     Equivalent of any Carryover Class A Charge Offs relating to the Class A-2 Notes; and

                (C)  as a payment to the Class A-3 Noteholders of an amount equal to the Carryover Class A Charge Offs relating to the
                     Class A-3 Notes;

          (v)   fifth, to be applied as a payment to the Class B Noteholders of an amount equal to the Carryover Class B Charge Offs relating to the Class B Notes;

          (vi)  sixth, to be applied as a payment to the Class C Noteholders of an amount equal to the Carryover Class C Charge Offs relating to the Class C Notes; and

          (vii) seventh, to be applied pari passu and rateably, in payment:

                (A)  of any Break Costs payable to each Interest Rate Swap
                     Provider in respect of the termination of an Interest Rate
                     Swap where that Interest Rate Swap Provider is the
                     Defaulting Party; and

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                (B)  of any settlement amounts payable to the Currency Swap
                     Provider in respect of the termination of a Currency Swap
                     to the extent that the Currency Swap Provider is the
                     Defaulting Party.

          Any amount applied pursuant to sub-paragraph (ii) above will be applied to the Liquidity Account, and any amount applied pursuant to sub-paragraph (i) and sub-paragraphs (iii) to (vi) (inclusive) above will be treated as Principal Collections on that Quarterly Payment
          Date, to the extent of that application and in the case of amounts paid under sub-paragraph (iv), (v) or (vi) will be paid on the
          Quarterly Payment Date following that Quarterly Determination Date.

     (c)  (LIMIT) The Trustee shall only make a payment or allocation under any of sub-paragraphs (a)(i) to (a)(vi) (inclusive) or under (b)(i) to
          (b)(vi) (inclusive) if it is directed in writing to do so by the
          Manager and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment or allocation have been paid or allocated (as the case may be).

5.3  EXCESS DISTRIBUTIONS

     (a)  The Trustee must at the written direction of the Manager pay any
          Excess Distribution for a Quarterly Collection Period to the Residual
          Income Beneficiary on the relevant Quarterly Payment Date.

     (b)  The Trustee may not recover any Excess Distributions from the Residual
          Income Beneficiary once they are paid to the Residual Income
          Beneficiary except where there has been a manifest error in the relevant calculation of the Excess Distributions.

5.4  INITIAL PRINCIPAL DISTRIBUTIONS

     (a)  Subject to paragraph (b), on each Monthly Payment Date and based on the calculations, instructions and directions provided to it by the
          Manager, the Trustee must pay or cause to be paid out of Principal
          Collections, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

          (i)   first, to allocate to Total Available Funds any Principal Draw calculated in accordance with clause 5.9;

          (ii)  second, to retain in the Collection Account as a provision such amount as the Manager determines is appropriate to make for any anticipated shortfalls in payments under clause 5.1 on the following Monthly Payment Date;

          (iii) third, subject to clause 5.8(d), to repay any Redraws provided by the Approved Seller in relation to Purchased Receivables in accordance with clause 5.8 to the extent that it has not
                previously been reimbursed in relation to those Redraws; and

          (iv)  fourth, to retain in the Collection Account as a provision to reimburse further Redraws an amount up to the Redraw Retention
                Amount for the next Monthly Collection Period.

     (b)  The Trustee shall only make a payment under any of sub-paragraphs
          (a)(i) to (a)(iv) (inclusive) if it is directed in writing to do so by the Manager and only to the extent that any

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          Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

5.5  PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE OR AFTER TRIGGER EVENT

     (a)  Subject to paragraph (b), on each Monthly Payment Date prior to the
          Stepdown Date, or at any time if a Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or apply, or cause to be paid or applied, out of Principal Collections, in relation to the Monthly
          Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

          (i)   first, all the Initial Principal Distributions for that Monthly
                Collection Period;

          (ii)  second, as a deposit to the Liquidity Reserve until amounts standing to the credit of the Liquidity Reserve equal to the then Liquidity Limit;

          (iii) third:

                (A)  if that Monthly Payment Date is also a Quarterly Payment
                     Date, pari passu and rateably between the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes:

                     (1)  as a payment to the Currency Swap Provider under the
                          Class A-1 Currency Swap, of an amount equal to the
                          lesser of:

                          (a)  the aggregate of:

                               (i)  the Class A-1 Proportion of the amount
                                    available for distribution under this
                                    sub-paragraph (iii) after all payments which
                                    have priority under this clause 5.5; and

                               (ii) the Class A-1 Principal Carryover Amount for
                                    the two immediately preceding Monthly
                                    Payment Dates; and

                          (b)  the A$ Equivalent of the aggregate Invested
                               Amounts of all Class A-1 Notes on that Monthly
                               Payment Date;

                     (2)  as a payment to the Currency Swap Provider under the
                          Class A-2 Currency Swap, of an amount equal to the
                          lesser of:

                          (a)  the aggregate of:

                               (i)  the Class A-2 Proportion of the amount
                                    available for distribution under this
                                    sub-paragraph (iii) after all payments which
                                    have priority under this clause 5.5; and

                               (ii) the Class A-2 Principal Carryover Amount for
                                    the two immediately preceding Monthly
                                    Payment Dates; and

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                         (b)  the A$ Equivalent of the aggregate Invested
                              Amounts of all Class A-2 Notes on that Monthly
                              Payment Date; and

                    (3)  as a payment to the Class A-3 Noteholders, of an amount equal to the lesser of:

                         (a)  the Class A-3 Proportion of the amount available
                              for distribution under this sub-paragraph (iii)
                              after all payments which have priority under this
                              clause 5.5; and

                         (b)  the aggregate Invested Amount of all Class A-3
                              Notes on that Monthly Payment Date; or

               (B)  if that Monthly Payment Date is not also a Quarterly Payment
                    Date, pari passu and rateably between the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes:

                    (1)  an amount equal to the lesser of:

                         (a)  the Class A-1 Proportion of the amount available
                              for distribution under this sub-paragraph (iii)
                              after all payments which have priority under this
                              clause 5.5; and

                         (b)  the A$ Equivalent of the aggregate Notional
                              Invested Amounts of all Class A-1 Notes on that
                              Monthly Payment Date,

                         to be retained in the Collection Account or invested in
                         Authorised Investments as part of the Class A-1
                         Principal Carryover Amount;

                    (2)  an amount equal to the lesser of:

                         (a)  the Class A-2 Proportion of the amount available
                              for distribution under this sub-paragraph (iii)
                              after all payments which have priority under this
                              clause 5.5; and

                         (b)  the A$ Equivalent of the aggregate Notional
                              Invested Amounts of all Class A-2 Notes on that
                              Monthly Payment Date,

                         to be retained in the Collection Account or invested in
                         Authorised Investments as part of the Class A-2
                         Principal Carryover Amount; and

                    (3)  as a payment to the Class A-3 Noteholders of principal on the Class A-3 Notes, an amount equal to the lesser
                         of:

                         (a)  the Class A-3 Proportion of the amount available
                              for distribution under this sub-paragraph (iii)
                              after all payments which have priority under this
                              clause 5.5; and

                         (b)  the aggregate Invested Amounts of all Class A-3
                              Notes;

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          (iv) fourth, on each Quarterly Payment Date, as a payment to the Class
               B Noteholders of principal on the Class B Notes, of an amount equal to the lesser of:

               (A)  the amount available for distribution under this
                    sub-paragraph (iv) after all payments which have priority
                    under this clause 5.5; and

               (B)  the aggregate Invested Amounts of all Class B Notes on that
                    Monthly Payment Date;

          (v)  fifth, on each Quarterly Payment Date, as a payment to the Class
               C Noteholders of principal on the Class C Notes, of an amount equal to the lesser of:

               (A)  the amount available for distribution under this
                    sub-paragraph (v) after all payments which have priority
                    under this clause 5.5; and

               (B)  the aggregate Invested Amounts of all Class C Notes on that
                    Monthly Payment Date; and

          (vi) sixth, on each Quarterly Payment Date, on the Business Day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the Trustee first must pay remaining Principal Collections to the Approved Seller in
               reduction of the principal outstanding under the loan from the
               Approved Seller to the Trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the Trustee under that loan and then (subject to clause 11.2)
               any remaining amounts to the Residual Income Beneficiary as a distribution of capital of the Trust.

     (b)  The Trustee shall only make a payment under any of sub-paragraphs
          (a)(i) to (a)(vi) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

5.6  PRINCIPAL DISTRIBUTIONS ON AND AFTER STEPDOWN DATE IF NO TRIGGER EVENT IS
     SUBSISTING

     (a)  Subject to paragraph (b), on the Stepdown Date and on each Monthly
          Payment Date after the Stepdown Date, provided that no Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Trustee must pay or apply or cause to be paid or applied out of Principal Collections, in relation to the Monthly Collection Period ending immediately before that Monthly Payment Date, the following amounts in the following order of priority:

          (i)   first, all the Initial Principal Distributions for that Monthly
                Collection Period;

          (ii)  second, as a deposit to the Liquidity Reserve until the amount standing to the credit of the Liquidity Reserve is equal to the then current Liquidity Limit;

          (iii) third:

                (A)  if that Monthly Payment Date is also a Quarterly Payment
                     Date, pari passu and rateably between the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes:

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                    (1)  as a payment to the Currency Swap Provider under the
                         Class A-1 Currency Swap, of an amount equal to the
                         lesser of:

                         (a)  the aggregate of:

                              (i)  the Class A-1 Proportion of that Class A
                                   Principal Payment Amount; and

                              (ii) the Class A-1 Principal Carryover Amount for
                                   the two immediately preceding Monthly Payment
                                   Dates; and

                         (b)  the A$ Equivalent of the aggregate Invested
                              Amounts for all Class A-1 Notes on that Monthly
                              Payment Date,

                         which is thereafter to be applied as payments of
                         principal on the Class A-1 Notes;

                    (2)  as a payment to the Currency Swap Provider under the
                         Class A-2 Currency Swap, of an amount equal to the
                         lesser of:

                         (a)  the aggregate of:

                              (i)  the Class A-2 Proportion of that Class A
                                   Principal Payment Amount; and

                              (ii) the Class A-2 Principal Carryover Amount for
                                   the two immediately preceding Monthly Payment
                                   Dates; and

                         (b)  the A$ Equivalent of the aggregate Invested
                              Amounts for all Class A-2 Notes on that Monthly
                              Payment Date,

                         which is thereafter to be applied as payments of
                         principal on the Class A-2 Notes; and

                    (3)  as a payment to the Class A-3 Noteholders of principal on the Class A-3 Notes, of an amount equal to the
                         lesser of:

                         (a)  the Class A-3 Proportion of that Class A Principal
                              Payment Amount; and

                         (b)  the aggregate Invested Amounts of all Class A-3
                              Notes on that Monthly Payment Date; or

               (B)  if that Monthly Payment Date is not also a Quarterly Payment
                    Date, pari passu and rateably between the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes:

                    (1)  an amount equal to the lesser of:

                         (a)  the Class A-1 Proportion of that Class A Principal
                              Payment Amount; and

                         (b)  the A$ Equivalent of the aggregate Notional
                              Invested Amounts of all Class A-1 Notes on that
                              Monthly Payment Date,

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                         to be retained in the Collection Account or invested in
                         Authorised Investments as part of the Class A-1
                         Principal Carryover Amount;

                    (2)  an amount equal to the lesser of:

                         (a)  the Class A-2 Proportion of that Class A Principal
                              Payment Amount; and

                         (b)  the A$ Equivalent of the aggregate Notional
                              Invested Amounts of all Class A-2 Notes on that
                              Monthly Payment Date,

                         to be retained in the Collection Account or invested in
                         Authorised Investments as part of the Class A-2
                         Principal Carryover Amount; and

                    (3)  as a payment to the Class A-3 Noteholders of principal on the Class A-3 Notes, an amount equal to the lesser
                         of:

                         (a)  the Class A-3 Proportion of that Class A Principal
                              Payment Amount; and

                         (b)  the aggregate Invested Amounts of all Class A-3
                              Notes on that Monthly Payment Date;

          (iv) fourth:

               (A)  if that Monthly Payment Date is also a Quarterly Payment
                    Date, as a payment to the Class B Noteholders of principal on the Class B Notes of an amount equal to the lesser of:

                    (1)  the aggregate of:

                         (a)  the Class B Principal Payment Amount; and

                         (b)  the Class B Principal Carryover Amount for the two
                              immediately preceding Monthly Payment Dates; and

                    (2)  the aggregate Invested Amounts of all Class B Notes on that Monthly Payment Date; or

               (B)  if that Monthly Payment Date is not also a Quarterly Payment
                    Date, an amount equal to the lesser of:

                    (1)  the Class B Principal Payment Amount; and

                    (2)  the aggregate Notional Invested Amounts of the Class B
                         Notes on that Monthly Payment Date,

                    to be retained in the Collection Account or invested in
                    Authorised Investments as part of the Class B Principal
                    Carryover Amount;

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          (v)  fifth:

               (A)  if that Monthly Payment Date is also a Quarterly Payment
                    Date, as a payment to the Class C Noteholders of principal on the Class C Notes, of an amount equal to the lesser of:

                    (1)  the aggregate of:

                         (a)  the Class C Principal Payment Amount; and

                         (b)  the Class C Principal Carryover Amount for the two
                              immediately preceding Monthly Payment Dates; and

                    (2)  the aggregate Invested Amounts of all Class C Notes on that Monthly Payment Date; or

               (B)  if that Monthly Payment Date is not also a Quarterly Payment
                    Date, an amount equal to the lesser of:

                    (1)  the Class C Principal Payment Amount; and

                    (2)  the aggregate Notional Invested Amounts of all Class C
                         Notes on that Monthly Payment Date,

                    to be retained in the Collection Account or invested in
                    Authorised Investments as part of the Class C Principal
                    Carryover Amount; and

          (vi) sixth, on each Quarterly Payment Date, on the Business Day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the Trustee first must pay remaining Principal Collections to the Approved Seller in
               reduction of the principal outstanding under the loan from the
               Approved Seller to the Trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the Trustee under that loan and then (subject to clause 11.2)
               any remaining amounts to the Residual Income Beneficiary as a distribution of capital of the Trust.

     (b)  The Trustee shall only make a payment under any of sub-paragraphs
          (a)(i) to (a)(vi) (inclusive) above if it is directed in writing to do so by the Manager and only to the extent that any Principal
          Collections remain from which to make the payment after amounts with priority to that payment have been paid.

5.7  FINAL MATURITY DATE

     On the Business Day immediately following the date on which all Secured
     Moneys (as defined in the Security Trust Deed) are fully and finally repaid, and only after payment of all amounts referred to in clauses 5.3,
     5.4, 5.5(a) and 5.6(a), the Trustee must pay any Principal Collections which remain available:

     (a)  first, to the Approved Seller in reduction of the Principal
          Outstanding (as defined in the Seller Loan Agreement) as a full and final settlement of the obligations of the Trustee under the Seller
          Loan Agreement; and

     (b)  second, to the Residual Income Beneficiary as a distribution of capital of the Trust.

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5.8  REDRAWS

     (a)  The Approved Seller, after receiving confirmation that it may do so from the Manager, may make Redraws to Obligors under Purchased
          Receivables so that the then scheduled principal balance of those
          Purchased Receivables is not exceeded.

     (b)  The Approved Seller will be reimbursed in relation to any Redraw for which it has not previously been reimbursed under clause 5.4.

     (c)  On each Monthly Determination Date the Manager shall determine an amount, not exceeding 2% of the A$ Equivalent of the aggregate of the
          Invested Amounts of all Notes, which it reasonably anticipates will be required in the Monthly Collection Period in which that Monthly
          Determination Date occurs to fund further Redraws under Purchased
          Receivables in addition to any prepayments of principal that it anticipates will be received from Obligors during that Monthly
          Collection Period. That amount, from time to time, less amounts withdrawn or deposited as described in this clause 5.8, is called the
          REDRAW RETENTION AMOUNT. The Manager shall on the day of such determination advise the Trustee of the amount so determined.

     (d)  In addition to the Approved Seller's right of reimbursement under clause 5.8(b), the Trustee shall on each Business Day it receives a direction from the Manager to do so, reimburse the Approved Seller for
          Redraws made on or before that Business Day for which it has not received reimbursement but only to the extent of the Redraw Retention
          Amount for that Monthly Collection Period to the extent it has been funded under clause 5.4(a)(iv).

5.9  DETERMINATION DATE - PAYMENT SHORTFALL

     If the Manager determines on any Monthly Determination Date that there is a
     Payment Shortfall for the relevant Monthly Collection Period, the Manager must direct the Trustee to pay out of Principal Collections, as a principal payment under clause 5.4, an amount (the PRINCIPAL DRAW) equal to the lesser of:

     (a)  the Payment Shortfall; and

     (b)  the amount of Principal Collections available for distribution on the
          Monthly Payment Date following that Monthly Determination Date.

5.10 LIQUIDITY DRAWS

     (a)  The Manager, on behalf of the Trustee, shall, by no later than the
          Closing Date, establish an Australian dollar account with an Approved
          Bank (the LIQUIDITY ACCOUNT) to which amounts may be credited, or from which amounts may be drawn, under this Supplementary Terms Notice.

     (b)  If the Manager determines on any Monthly Determination Date that, after having made a Principal Draw, the relevant Payment Shortfall will not be fully met (the remaining shortfall being a LIQUIDITY
          SHORTFALL), the Manager must direct the Trustee to apply from the
          Liquidity Account an amount (the LIQUIDITY DRAW) on or before the
          Monthly Payment Date following that Monthly Determination Date equal to the lesser of:

          (i)  the Liquidity Shortfall; and

          (ii) the Liquidity Reserve.

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     The Trustee must, if so directed by the Manager, make that Liquidity Draw and have the proceeds of the Liquidity Draw deposited or transferred into the Collection Account on or before the relevant Monthly Payment Date. The
     Manager must deal with the amount so deposited in accordance with this clause 5.

5.11 ALLOCATING LIQUIDATION LOSSES

     On each Monthly Determination Date, the Manager must determine, in relation to the aggregate of all Liquidation Losses arising during that Monthly
     Collection Period:

     (a)  the amount of those Liquidation Losses which is attributable to interest, fees and expenses in relation to the relevant Purchased
          Receivables (FINANCE CHARGE LOSS); and

     (b)  the amount of those Liquidation Losses which is attributable to principal in relation to the relevant Purchased Receivables (PRINCIPAL
          LOSS),

     on the basis that all Liquidation Proceeds actually received by or on behalf of the Trustee in relation to a Purchased Receivable are applied first against interest, fees and other Enforcement Expenses (other than
     Property Restoration Expenses) relating to that Purchased Receivable, and then against the Housing Loan Principal and Property Restoration Expenses
     relating to that Purchased Receivable.

5.12 INSURANCE CLAIMS

     (a)  If, on any Monthly Determination Date, the Manager determines that there has been a Liquidation Loss in relation to a Purchased
          Receivable during the immediately preceding Monthly Collection Period, the Manager shall direct the Servicer (if the Servicer has not already done so), promptly, and in any event so that the claim is made within the time limit specified in the relevant Mortgage Insurance Policy for that Purchased Receivable without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under the relevant Mortgage Insurance Policy.

     (b)  Upon receipt of any amount under or in respect of a Mortgage Insurance
          Policy in payment of a claim referred to in paragraph (a), the Manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of that amount is attributable to principal.

5.13 PAYMENTS BEFORE PAYMENT DATE

     (a)  Subject to the Transaction Documents, by no later than 4:00 pm (Sydney time) on the Remittance Date for a Collection Period, the Manager must deposit or use its best endeavours to procure that the Servicer deposits, in the Collection Account all Available Income and Principal
          Collections for that Collection Period to the extent received on or before that date.

     (b)  The Manager must direct the Trustee to:

          (i)  apply amounts credited to the Collection Account in making payments in discharge of the Trustee's obligations under this clause 5; and

          (ii) make the applications and reinstatements required or contemplated by this clause 5,

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               in each case, under and in accordance with this clause 5.

5.14 CHARGE OFFS

     If the Principal Charge Offs for any Monthly Collection Period exceed the
     Excess Available Income calculated on the Monthly Determination Date for that Monthly Collection Period, the Manager must, on and with effect from the Monthly Payment Date immediately following the end of the Monthly
     Collection Period:

     (a)  reduce pari passu and rateably as between themselves the Notional
          Stated Amount of each of the Class C Notes by the amount of that excess which is attributable to each Class C Note until the Notional
          Stated Amount of that Class C Note is zero (CLASS C CHARGE OFFS); and

     (b)  if the Notional Stated Amount of the Class C Notes is zero and any amount of that excess has not been applied under paragraph (a), reduce pari passu and rateably as between themselves the Notional Stated
          Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Notional Stated Amount of that Class B Note is zero (CLASS B CHARGE OFFS); and

     (c)  if both the Notional Stated Amount of the Class C Notes and the
          Notional Stated Amount of the Class B Notes are zero and any amount of that excess has not been applied under paragraph (b), reduce pari passu and rateably as between each of the Class A Notes (based on, in the case of the Class A-1 Notes, the A$ Equivalent of the Notional
          Stated Amount of the Class A-1 Notes, in the case of the Class A-2
          Notes, the A$ Equivalent of the Notional Stated Amount of the Class
          A-2 Notes and, in the case of the Class A-3 Notes, the Stated Amount of the Class A-3 Notes), the Notional Stated Amount of each Class A-1
          Note by the US$ Equivalent of the amount of that excess which is so attributable to that Class A-1 Note, the Notional Stated Amount of each Class A-2 Note by the Euro Equivalent of the amount of that excess which is so attributable to that Class A-2 Note and the Stated
          Amount of each Class A-3 Note, until the Notional Stated Amount of each Class A Note is zero (CLASS A CHARGE OFFS),

     provided, however, that with respect to paragraphs (a) to (c) above, amounts by which the Class A-1 Notes, the Class A-2 Notes; the Class B
     Notes and the Class C Notes are to be reduced, will be aggregated on each such Monthly Payment Date which is not also a Quarterly Payment Date until the next Quarterly Payment Date and such aggregate amount for such Class of
     Notes, together with any excess amount to be reduced from the Stated Amount of such Class of Notes, with respect to the Monthly Collection Period immediately preceding the Quarterly Payment Date, will be applied to reduce the Stated Amount of such Class of Notes pursuant to paragraphs (a) to (c)
     above. In the case of Class A-3 Notes, such reduction will occur on the relevant Monthly Payment Date.

5.15 PAYMENTS INTO US$ ACCOUNT

     (a)  The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Trustee by the Currency Swap
          Provider under the Class A-1 Currency Swap into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the
          Trustee.

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     (b)  If any of the Trustee, the Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Provider under the Class A-1
          Currency Swap they will promptly pay that amount to the credit of the
          US$ Account.

5.16 PAYMENTS OUT OF US$ ACCOUNT

     (a)  The Trustee shall, on the direction of the Manager, or shall require that the Principal Paying Agent on its behalf, pay all amounts credited to the US$ Account as follows and in accordance with the Note
          Trust Deed and the Agency Agreement.

     (b)  All amounts credited to the US$ Account by the Currency Swap Provider in relation to a payment by the Trustee in no order of priority:

          (i)   under clauses 5.1(c)(v)(A) and 5.1(c)(vi), will be paid pari passu in relation to Class A-1 Notes as payments of Class A
                Interest on those Class A-1 Notes;

          (ii)  under clause 5.2(a)(iv)(A), will be paid pari passu in relation to Class A-1 Notes in or towards reinstating the Stated Amount of those Class A-1 Notes, to the extent of the Carryover Class A
                Charge Offs in respect of the Class A-1 Notes; and

          (iii) amounts credited under clauses 5.5(a)(iii)(A)(1) and
                5.6(a)(iii)(A)(1), pari passu to Class A-1 Noteholders as Class
                A Principal Payments on the Class A-1 Notes until the Invested
                Amounts of the Class A-1 Notes have been reduced to zero.

5.17 PAYMENTS INTO EURO ACCOUNT

     (a)  The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in Euros payable to the Trustee by the Currency Swap
          Provider under the Class A-2 Currency Swap into the Euro Account or to the Euro Paying Agent under the Agency Agreement on behalf of the
          Trustee.

     (b)  If any of the Trustee, the Manager or the Servicer receives any amount denominated in Euros from the Currency Swap Provider under the
          Currency Swap they will promptly pay that amount to the credit of the
          Euro Account.

5.18 PAYMENTS OUT OF EURO ACCOUNT

     (a)  The Trustee shall, on the direction of the Manager, or shall require that the Euro Paying Agent on its behalf, pay (on each Quarterly
          Payment Date) all amounts credited to the Euro Account as follows and in accordance with the Note Trust Deed and the Agency Agreement.

     (b)  All amounts credited to the Euro Account by the Currency Swap Provider in relation to a payment by the Trustee in no order of priority:

          (i)   under clauses 5.1(c)(v)(B) and 5.1(c)(vi), will be paid pari passu in relation to Class A-2 Notes as payments of Class A
                Interest on those Class A-2 Notes;

          (ii)  under clause 5.2(b)(iv)(B), will be paid pari passu in relation to Class A-2 Notes in or towards reinstating the Stated Amount of those Class A-2 Notes, to the extent of the Carryover Class A
                Charge Offs in respect of the Class A-2 Notes; and

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          (iii) payment of amounts credited under clauses 5.5(a)(iii)(A)(2) and
                5.6(a)(iii)(A)(2), pari passu to Class A-2 Noteholders as Class
                A Principal Payments on the Class A-2 Notes until the Invested
                Amounts of the Class A-2 Notes have been reduced to zero.

5.19 ROUNDING OF AMOUNTS

     In making the calculations required or contemplated by this clause 5, the
     Manager shall round calculations to four decimal places, except that all monetary amounts shall be rounded down to the nearest cent or as otherwise required in this Supplementary Terms Notice.

5.20 MANAGER'S REPORT

     The Manager will provide to the Trustee, the Note Trustee and the
     Designated Rating Agencies, the Manager's Report for a Collection Period no
     later than 4pm (Sydney time) on the Monthly Payment Date following that
     Collection Period.

5.21 PAYMENT PRIORITIES FOLLOWING AN EVENT OF DEFAULT: SECURITY TRUST DEED

     (a)  The proceeds from the enforcement of the Charge over the Mortgaged
          Property (each as defined in the Security Trust Deed) are to be applied in the following order of priority, subject to any other priority which may be required by statute or law:

          (i)   first, to pay (pari passu and rateably):

                (A)  any Expenses then due and unpaid with respect to the Trust, to the extent not dealt within another sub-paragraph of
                     this clause 5.21(a);

                (B)  any unpaid fees due to St.George as standby basis swap provider under the Basis Swap;

                (C)  any unpaid fees due to St.George as standby interest rate swap provider under any Interest Rate Swap; and

                (D)  the Receiver's remuneration;

          (ii)  second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any Power (as defined in the Security Trust Deed) by the Security Trustee, the Note
                Trustee, a Receiver or an Attorney or other amounts payable to the Security Trustee or the Note Trustee under the Security
                Trust Deed;

          (iii) third, to pay any unpaid Accrued Interest Adjustment due to the
                Approved Seller;

          (iv)  fourth, to pay to each Swap Provider under each Interest Rate
                Swap any Break Payments, with respect to a Purchased Receivable to which that Interest Rate Swap relates, received by or on behalf of the Trustee from a Borrower or any Mortgage Insurer and which have not previously been paid to those Swap Providers;

          (v)   fifth, to pay (pari passu and rateably):

                (A)  all Secured Moneys owing to the Support Facility Providers
                     (other than the Currency Swap Provider), other than any
                     Break Costs in respect of the termination of an Interest
                     Rate Swap arising where the relevant Interest Rate Swap
                     Provider is the Defaulting Party;

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                (B)  subject to paragraph (f) below, all Secured Moneys owing to the Class A Noteholders (as at the date of payment);

                (C)  all Secured Moneys owing in relation to any Redraws made by the Approved Seller for which it has not been reimbursed
                     under the Trust Documents; and

                (D)  subject to sub-paragraph (x), all Secured Moneys owing to the Currency Swap Provider specified in the Class A-1
                     Currency Swap (but without double counting with payments
                     under sub-paragraph (ii) or (v)(B));

                (E)  subject to sub-paragraph (x), all Secured Moneys owing to the Currency Swap Provider specified in the Class A-2
                     Currency Swap (but without double counting with payments
                     under sub-paragraph (ii) or (v)(B));

          (vi)   sixth, to pay (pari passu and rateably), fees due to the
                 Trustee and the Security Trustee, respectively;

          (vii)  seventh, subject to paragraph (f) below, to pay (pari passu)
                 all Secured Moneys owing to the Class B Noteholders (as at the date of payment);

          (viii) eighth, subject to paragraph (f) below, to pay (pari passu) all
                 Secured Moneys owing to the Class C Noteholders (as at the date of payment);

          (ix)   ninth, to pay (pari passu and rateably) any amounts not covered above owing to any Mortgagee under any Transaction Document;

          (x)    tenth, to pay (pari passu and rateably):

                 (A)  any Break Costs payable to each Interest Rate Swap
                      Provider in respect of the termination of an Interest Rate
                      Swap where that Interest Rate Swap Provider is the
                      Defaulting Party; and

                 (B)  any settlement amounts payable to the Currency Swap
                      Provider in respect of the termination of a Currency Swap
                      to the extent that the Currency Swap Provider is the
                      Defaulting Party,

          (xi)   eleventh, to pay the holder of any subsequent Security Interest over Trust Assets of which the Security Trustee has notice of the amount properly secured by the Security Interest; and

          (xii)  twelfth, to pay any surplus to the Trustee to be paid in accordance with the Master Trust Deed and the Supplementary
                 Terms Notice.

     (b)  The surplus will not carry interest. If the Security Trustee or a
          Receiver, Mortgagee or Attorney pays the surplus to the credit of an account in the name of the Trustee with any bank carrying on business in Australia, the Security Trustee, Receiver, Mortgagee or Attorney
          (as the case may be) will be under no further liability in respect of
          it.

     (c)  For the purposes of determining the pro rata entitlements of Class A
          Noteholders to amounts available for distribution under paragraph (a)
          (but without limiting the amounts actually available to be converted to the relevant currency at any time, or to be applied towards paying
          Class A Noteholders under paragraph (a)), the A$ Equivalent of the US$

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          denominated principal amount owed to the Class A-1 Noteholders will be determined by the Manager and notified to the Trustee as being the A$
          amount equal to:

          (i)  if the Currency Swap is then in full force and effect, the A$
               Exchange Rate multiplied by the aggregate Secured Moneys (in US$)
               of the Class A-1 Notes; or

          (ii) if the Currency Swap is not then in full force and effect, the spot rate of exchange advised to the Security Trustee by the
               Manager which is used for calculation of amounts payable on the occurrence of an Early Termination Date under the Currency Swap
               (as defined in that Currency Swap) multiplied by the aggregate
               Secured Moneys (in US$) of the Class A-1 Notes.

     (d)  For the purposes of determining the pro rata entitlements of Class A
          Noteholders to amounts available for distribution under paragraph (a)
          (but without limiting the amounts actually available to be converted to the relevant currency at any time, or to be applied towards paying
          Class A Noteholders under paragraph (a)), the A$ Equivalent of the
          Euro denominated principal amount owed to the Class A-2 Noteholders will be determined by the Manager and notified to the Trustee as being the A$ amount equal to:

          (i)  if the Currency Swap is then in full force and effect, the A$
               Exchange Rate multiplied by the aggregate Secured Moneys (in
               Euros) of the Class A-2 Notes; or

          (ii) if the Currency Swap is not then in full force and effect, the spot rate of exchange advised to the Security Trustee by the
               Manager which is used for calculation of amounts payable on the occurrence of an Early Termination Date under the relevant
               Currency Swap (as defined in that Currency Swap) multiplied by the aggregate Secured Moneys (in Euros) of the Class A-2 Notes.

     (e)  Any amount to be paid to a Class of Noteholders must be made in A$,
          US$ or Euros as applicable, based on the respective entitlements calculated under paragraph (c) or (d) (as the case may be). All amounts held in A$ must, to the extent required to be converted to the relevant currency after the Currency Swap has terminated, be converted to the relevant currency at the available spot rate of exchange for acquiring that currency in the spot foreign exchange market as at the time of conversion, provided that if, following that conversion and based on their respective entitlements, any Class of Noteholders would be entitled to an amount greater than their Secured Moneys as at the relevant date of payment, the excess is to be applied (in the applicable currency) towards payment of the Secured Moneys of
          Mortgagees who rank equally within that Class of Noteholders.

     (f)  Notwithstanding paragraph (a), any moneys allocated to the Collection
          Account on a Monthly Payment Date which is not a Quarterly Payment
          Date (and which moneys have not subsequently been distributed on a
          Quarterly Payment Date) under:

          (i)   clause 5.1(a)(v)(A) (including by reason of clause 5.1(a)(vi)), clause 5.2(a)(iv)(A), clause 5.5(a)(iii)(B)(1) or clause
                5.6(a)(iii)(B)(1) is payable to, or to the Currency Swap
                Provider on behalf of, the Class A-1 Noteholders;

          (ii)  clause 5.1(a)(v)(B) (including by reason of clause 5.1(a)(vi)), clause 5.2(a)(iv)(B), clause 5.5(a)(iii)(B)(2) or clause
                5.6(a)(iii)(B)(2) is payable to, or to the Currency Swap
                Provider on behalf of, the Class A-2 Noteholders;

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          (iii) clause 5.1(a)(vii), clause 5.1(a)(viii), clause 5.2(a)(v) or clause 5.6(a)(iv)(B) is payable to the Class B Noteholders; and

          (iv)  clause 5.1(a)(ix), clause 5.1(a)(x), clause 5.2(a)(vi) or clause
                5.6(a)(v)(B) is payable to the Class C Noteholders,

          and for no other purpose.

5.22 PRESCRIPTION

     Despite any other provision of this Supplementary Terms Notice and the
     Master Trust Deed, Condition 8 of the Offshore Notes applies to all amounts payable in relation to any Offshore Note.

5.23 ACCOUNTING PROCEDURES: PRINCIPAL & INTEREST

     To facilitate the implementation of this Cashflow Allocation Methodology, the Manager will keep accounting records in accordance with the Transaction
     Documents and will keep separate ledgers, including a "Principal Account",
     "Income Account" and "Cash Account", into which credit and debit entries will be made to record receipts and payments of principal, income or amounts unallocated at the relevant time.

5.24 REPLACEMENT OF CURRENCY SWAP

     (a)  If a Currency Swap is terminated, the Trustee must, at the direction of the Manager, enter into one or more currency swaps which replace that Currency Swap (other than by way of transfer under section 6(b)
          of that Currency Swap) (collectively a REPLACEMENT CURRENCY SWAP) but only on the condition:

          (i)   that the Settlement Amount (as defined in that Currency Swap), if any, which is payable by the Trustee to that Currency Swap
                Provider on termination of that Currency Swap will be paid in full when due in accordance with this Supplementary Terms Notice and that Currency Swap;

          (ii)  the ratings assigned to the Notes are not adversely affected;
                and

          (iii) the liability of the Trustee under that Replacement Currency
                Swap is limited to at least the same extent that its liability is limited under that Currency Swap.

     (b)  If the condition in paragraph (a) is satisfied, the Trustee must at the direction of the Manager enter into the Replacement Currency Swap and if it does so it must direct the provider of the Replacement
          Currency Swap (the REPLACEMENT SWAP PROVIDER) to pay any upfront premium to enter into the Replacement Currency Swap due to the Trustee directly to the Currency Swap Provider in satisfaction of and to the extent of the Trustee's obligation to pay the Settlement Amount to the
          Currency Swap Provider as referred to in paragraph (a). If the
          Settlement Amount (if any) is payable by the Currency Swap Provider to the Trustee, the Manager shall direct the Currency Swap Provider to pay such amount direct to the Replacement Currency Swap Provider in satisfaction of any upfront premium to enter into the Replacement
          Currency Swap. Where the upfront premium payable upon entry into the
          Replacement Currency Swap is:

          (i)  payable by the Trustee to the Replacement Swap Provider, then the:

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               (A)  excess of the Settlement Amount over the upfront premium will be included as Available Income for the relevant
                    Collection Period; and

               (B)  excess of the upfront premium payable over the Settlement
                    Amount will be satisfied by the Trustee as a TRUST EXPENSE;
                    and

          (ii) payable by the Replacement Swap Provider to the Trustee, then the:

               (A)  excess of the Settlement Amount over the upfront premium will be satisfied by the Trustee as a Trust Expense; and

               (B)  excess of the upfront premium over the Settlement Amount will be included as Available Income for the relevant
                    Collection Period.

5.25 NOTICE OF CALCULATIONS

     The calculations outlined in this clause 5, or required to be made by the
     Manager under any Condition, must be made by the Manager and notified to the Trustee on each Monthly Determination Date. The Manager must also notify the Trustee of all details of payments which are to be made by or on behalf of the Trustee on each Payment Date. The Manager must also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Trustee on each Quarterly Payment Date under clauses
     5.1(c)(v)(A), 5.1(c)(v)(B), 5.1(c)(vi), 5.2(b)(iv)(A), 5.2(b)(iv)(B),
     5.5(a)(iii)(A) and 5.6(a)(iii)(A) on each relevant Quarterly Determination
     Date. In the absence of manifest error, each of the Trustee and the
     Currency Swap Provider is entitled to rely conclusively on (and will rely
     on) the Manager's calculations and notifications and is not required to
     (and it will not) investigate the accuracy of them.

5.26 BOND FACTORS

     (a)  On each Monthly Determination Date, the Manager will, in respect of the Monthly Collection Period ending before that Monthly Determination
          Date, calculate or otherwise ascertain the relevant Class A Bond
          Factors, the Class B Bond Factor and the Class C Bond Factor.

     (b)  The Manager shall notify all Noteholders, the Principal Paying Agent, the Euro Paying Agent, the Note Trustee and the Calculation Agent as
          soon as practicable after (and in any event by not later than the
          Monthly Payment Date immediately following) the relevant Monthly
          Determination Date of the relevant Class A Bond Factors, the Class B
          Bond Factor and the Class C Bond Factor.

5.27 LOAN OFFSET INTEREST

     On each Monthly Determination Date, the Approved Seller shall pay to the
     Trustee an amount equal to all Loan Offset Interest Amounts for the Monthly
     Collection Period immediately preceding that Monthly Determination Date.

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6.   MASTER TRUST DEED AND SERVICING AGREEMENT

6.1  COMPLETION OF DETAILS IN RELATION TO MASTER TRUST DEED

     (a)  (MANAGER FEE)

          For the purpose of clause 15 of the Master Trust Deed, the fee payable to the Manager in respect of the Trust for each Monthly Collection
          Period (but in the case of the first Monthly Collection Period, calculated from the Closing Date rather than the Cut-Off Date) will be an amount calculated:

          (i)   on the aggregate Housing Loan Principal of the Purchased
                Receivables on the first day of that Monthly Collection Period;

          (ii)  at the rate of 0.09% per annum or as otherwise agreed by the
                Manager and the Trustee from time to time; and

          (iii) on the actual number of days in the Monthly Collection Period divided by 365 days,

          and shall accrue due from day to day. That fee is payable in
          Australian dollars.

     (b)  (TRUSTEE'S FEE AND SECURITY TRUSTEE'S FEE)

          (i)  For the purpose of clause 19.1 of the Master Trust Deed and clause 11.2 of the Security Trust Deed, the combined fee payable to the Trustee and the Security Trustee in respect of the Trust for each Monthly Collection Period (but in the case of the first
               Monthly Collection Period, calculated from the Closing Date rather than the Cut-Off Date) will be an amount calculated:

               (A)  on the aggregate Housing Loan Principal of the Purchased
                    Receivables on the first day of that Monthly Collection
                    Period;

               (B)  at the rate agreed by the Manager, the Trustee and the
                    Security Trustee in writing from time to time; and

               (C)  on the actual number of days in the Monthly Collection
                    Period divided by 365 days,

               and shall accrue due from day to day. That fee is payable in
               Australian dollars.

          (ii) If the Trustee or the Security Trustee (as the case may be) is required at any time to undertake duties which relate to the enforcement of the terms of any Transaction Document by the
               Trustee or Security Trustee (as the case may be) upon a default by any other party under the terms of that Transaction Document, the Trustee or Security Trustee (as the case may be) is entitled to such additional remuneration as may be agreed between the
               Trustee or the Security Trustee (as the case may be) and the
               Manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator)
               selected by the Trustee or the Security Trustee (as the case may
               be). The determination of such merchant bank shall be conclusive and binding on the Manager and the Trustee or the Security
               Trustee (as the case may be) so far as the law allows.

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     (c)  (SERVICING FEE)

          For the purpose of clause 6.1 of the Servicing Agreement, the fee payable to the Servicer in respect of the Trust for each Monthly
          Collection Period (but in the case of the first Monthly Collection
          Period, calculated from the Closing Date rather than the Cut-Off Date)
          will be an amount calculated:

          (i)   on the aggregate Housing Loan Principal of the Purchased
                Receivables on the first day of that Monthly Collection Period;

          (ii)  at the rate of 0.30% per annum or as otherwise agreed by the
                Manager, the Trustee and the Servicer from time to time; and

          (iii) on the actual number of days in the Monthly Collection Period divided by 365 days,

          or as otherwise agreed by the Trustee, the Manager and the Servicer.
          That fee shall accrue due from day to day. That fee is payable in
          Australian dollars.

     (d)  (CUSTODIAN FEE)

          For the purpose of clause 6.1 of the Custodian Agreement, the fee payable to the Custodian in respect of the Trust for each Monthly
          Collection Period (but in the case of the first Monthly Collection
          Period, calculated from the Closing Date rather than the Cut-Off Date)
          will be an amount calculated:

          (i)   on the aggregate Housing Loan Principal of the Purchased
                Receivables on the first day of that Monthly Collection Period;

          (ii)  at the rate of 0.015% per annum or as otherwise agreed by the
                Manager, the Trustee and the Custodian from time to time; and

          (iii) on the actual number of days in the Monthly Collection Period divided by 365 days,

          or as otherwise agreed by the Trustee, the Manager and the Custodian.
          That fee shall accrue due from day to day. That fee is payable in
          Australian dollars.

     (e)  (FEE CHANGES TO TAKE ACCOUNT OF GST)

          Subject to clause 6.1(b)(i)(B), none of the above fees in this clause
          6.1 are to be increased by reference to any applicable goods and services tax unless:

          (i)  the Trustee, the Manager and the recipient of the relevant fee agree (that agreement not to be unreasonably withheld); and

          (ii) each Designated Rating Agency has confirmed that the increase will not result in the downgrading or withdrawal of the rating of any Notes.

     (f)  (AMENDMENT TO THE CUSTODIAN AGREEMENT)

          Clause 3.1(b) of the Custodian Agreement is amended, for the purpose of the Trust only, by deleting that clause and replacing it with the following clause 3.1(b):

          "(IDENTIFY AND KEEP SEPARATE) ensure that each Relevant Document is capable of identification as an asset of that Trust and is kept in a
          Security Vault, separate from other

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          documents held by the Custodian for other persons (although they may be held in the same Security Vault as Relevant Documents for another
          Trust)."

     (g)  (NOTIFICATION) The Trust Manager must notify each Designated Rating
          Agency of any change to the Custodian Fee, Security Trustee's Fee,
          Servicing Fee, Trustee's Fee, Manager's Fee, Note Trustee's fee or any
          other fee payable by the Trustee to any person.

6.2  AMENDMENTS TO MASTER TRUST DEED

     The Master Trust Deed is amended for the purpose of the Trust as follows:

     (a)  CLAUSE 1.1 - ACCOUNTS

          The definition of ACCOUNTS in clause 1.1 of the Master Trust Deed is deleted and replaced with the following definition:

          "ACCOUNTS means accounts prepared in accordance with clause 23.3."

     (b)  CLAUSE 1.1 - AUTHORISED INVESTMENT

          For the purposes of the definition of AUTHORISED INVESTMENT in clause
          1.1 of the Master Trust Deed:

          (i)   each of the investments in paragraphs (b), (d), (e), (f), (g),
                (h), (i) and (j) of that definition must have a rating of AAA
                (long term) or A-1+ (short term) (as the case may be) from S&P, a rating of Aaa (long term) or P-1 (short term) (as the case may
                be) from Moody's and a rating of AAA (long term) or F1+ (short term) (as the case may be) from Fitch Ratings to be an
                AUTHORISED INVESTMENT for the Trust;

          (ii)  each of the investments in paragraphs (b) and (d)-(j) inclusive of that definition must mature no later than the next Quarterly
                Payment Date following its acquisition;

          (iii) each investment must be denominated in A$;

          (iv)  each investment must be of a type which does not adversely affect the 50% risk weighting attributed to the Notes by the
                Bank of England (as to which the Trustee may rely on external advice);

          (v)   each investment must be held by, or in the name of the Trustee or its nominee;

          (vi)  sub-paragraph (i) is deleted and replaced with the following securities which are "mortgage-backed securities" within the meaning of each of the Duties Act, 1997 of New South Wales and the Duties Act, 2000 of Victoria, the Duties Act, 2001
                    of Queensland and the Duties Act, 1999 of the Australian
                    Capital Territory (if applicable).

          (vii) sub-paragraph (j) is deleted and replaced with the following:

                    any other assets of a class of assets that are:

                    (A)  included within the definition "pool of mortgages"
                         under the DUTIES ACT 1997 of New South Wales;

                    (B)  included within the definition of "pool of mortgages"
                         under the DUTIES ACT 2000 of Victoria;

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                    (C)  included within the definition "pool of mortgages"
                         under the DUTIES ACT 2001 of Queensland; and

                    (D)  included within the definition "pool of mortgages" (if applicable) under the DUTIES ACT 1999 of the Australian
                         Capital Territory.

          (viii) the reference to STAMP DUTIES ACT, 1920 in the last paragraph of that definition is deleted and replaced with DUTIES ACT,
                 1997 and the reference to STAMPS ACT, 1958 in that paragraph is deleted and replaced with DUTIES ACT, 2000.

     (c)  CLAUSE 1.1 - AUTHORISED SIGNATORY

          The definition of Authorised Signatory is deleted and replaced with the following:

               AUTHORISED SIGNATORY in relation to any corporation means any person from time to time certified in writing by two directors of the corporation (or, in the case of the Trustee, by any
               divisional manager) to be an authorised signatory of the
               corporation, whose signature appears on such certificate and which signature is certified thereon by such directors (or such divisional manager) to be that person's signature (and, in the case of the Trustee or the Security Trustee (as the case may be), also includes any officer of the Trustee or the Security Trustee
               (as the case may be) who has the word "manager", "head of",
               "group executive" or "counsel" in their title).

     (d)  CLAUSE 1.1 - CEDEL BANK

          (i)  The definition of Cedel Bank is deleted and the following definition inserted:

               CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme.

          (ii) Each reference to "Cedel Bank" in:

               (A)  paragraph (u) of the definition of EXPENSES in clause 1.1;
                    and

               (B)  the definition of NOTEHOLDERS in clause 1.1,

               is deleted and replaced with the words Clearstream, Luxembourg.

     (e)  CLAUSE 1.1 - EUROCLEAR

          The definition of Euroclear is deleted and the following definition inserted:

               EUROCLEAR means Euroclear Bank S.A./N.V.

     (f)  CLAUSE 1.1 - EXPENSES

          For the purposes of the definition of EXPENSES in clause 1.1 of the
          Master Trust Deed, a new paragraph (w) is inserted as follows and the existing paragraph (w) becomes paragraph (x).

               (w)  any fees and expenses payable to the ASX or any other Stock
                    Exchange, or DTC, Euroclear or Clearstream, Luxembourg, from time to time by the Trustee;

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     (g)  CLAUSE 1.1 - EXTRAORDINARY RESOLUTION

          For the purposes of the definition of EXTRAORDINARY RESOLUTION in clause 1.1 of the Master Trust Deed, that definition is deleted and the following definition is inserted.

               EXTRAORDINARY RESOLUTION means, in relation to:

               (a)  any Class of A$ Noteholders subject to the provisions of the
                    Security Trust Deed:

                    (i)  a resolution passed at a meeting of that Class of A$
                         Noteholders duly convened and held in accordance with
                         the provisions contained in clause 29 of this Master
                         Trust Deed by a majority consisting of not less than
                         75% of the votes able to be cast by the relevant
                         Noteholders (cast by show of hands or poll, as the case
                         may be); or

                    (ii) a resolution in writing under clause 29 of this Master
                         Trust Deed signed by all Noteholders in the relevant
                         Class of Noteholders;

               (b)  all Noteholders means, subject to the provisions of the
                    Security Trust Deed a resolution passed, in a meeting of all
                    A$ Noteholders duly convened and held in accordance with the provisions contained in clause 29 of this Master Trust Deed and in a meeting of Offshore Noteholders in accordance with the Note Trust Deed, by majority consisting of not less than
                    75% calculated as follows:

                        A+E-U
                        -----
                          T

                        Where:

                              A =  the US$ Equivalent of the aggregate
                                   Invested Amount of all A$ Notes held by A$
                                   Noteholders who voted in favour of the
                                   resolution;

                              E =  the US$ Equivalent of the aggregate
                                   Invested Amount of the Class A-2 Notes held
                                   by Class A-2 Noteholders who voted in favour
                                   of the resolution;

                              U =  the aggregate Invested Amount of the Class
                                   A-1 Notes of the Class A-1 Notes held by
                                   Class A-1 Noteholders who voted in favour of
                                   the resolution

                              T =  the US$ Equivalent of the aggregate of the
                                   Invested Amounts of all Class A Notes at the
                                   relevant time.

               (c)  all Class A Noteholders means, subject to the provisions of the Security Trust Deed a resolution passed, in a meeting of all Class A-1 Noteholders and all Class A-2 Noteholders duly convened and held in accordance with the Note Trust Deed and in a meeting of Class A-3 Noteholders held in accordance
                    with the provisions contained in clause

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                    29 of this Master Trust Deed, by majority consisting of not less than 75% calculated as follows:

                        A+E-U
                        -----
                          T

                        Where:

                              A =  the US$ Equivalent of the aggregate
                                   Invested Amount of all Class A-3 Notes held
                                   by Class A-3 Noteholders who voted in favour
                                   of the resolution

                              E =  the US$ Equivalent of the aggregate
                                   Invested Amount of the Class A-2 Notes held
                                   by Class A-2 Noteholders who voted in favour
                                   of the resolution

                              U =  the aggregate Invested Amount of the Class
                                   A-1 Notes held by Class A-1 Noteholders who
                                   voted in favour of the resolution;

                              T =  the US$ Equivalent of the aggregate of the
                                   Invested Amounts of all Class A Notes at the
                                   relevant time.

               (d)  all Offshore Noteholders or a Class of Offshore Noteholders,
                    has the meaning given in the Note Trust Deed; and

               (e)  the Voting Mortgagees means, subject to the provisions of the Security Trust Deed;

                    (i)  where the Note Trustee is the only Voting Mortgagee, a resolution of the Note Trustee alone; or

                    (ii) otherwise, in relation to the Voting Mortgagees;

                         (A)  a resolution passed at a meeting of the Voting
                              Mortgagees duly covered and held in accordance
                              with the provisions contained in the Security
                              Trustee Deed by a majority consisting of not less
                              than 75% of the votes capable of being cast at
                              that meeting by Voting Mortgagees present in
                              person or by proxy; or

                         (B)  a resolution in writing pursuant to the Security
                              Trust Deed signed by all the Voting Mortgagees.

     (h)  CLAUSE 1.1 - FITCH IBCA

          The definition of Fitch IBCA is deleted and the following definition inserted:

               FITCH RATINGS means Fitch Australia Pty Ltd (ACN 081 339 184).

     (i)  CLAUSE 1.1 - INSOLVENCY EVENT

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          For the purposes of the definition of Insolvency Event is amended by deleting the first paragraph and replacing it with the following:

               INSOLVENCY EVENT in relation to the Trustee (in its personal capacity or as trustee of a Trust), the Manager, the Custodian, an Approved Seller, the Servicer or any other person (each a relevant corporation) means the happening of any of the following events:

     (j)  CLAUSE 1.1 - DEFINITIONS

          For the purpose of the Trust, the following new definitions are inserted, in alphabetical order, in clause 1.1 of the Master Trust
          Deed:

          APPLICATION FOR NOTES means an application for A$ Notes in the form of schedule 2 to the Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.

          ASX means ASX Limited.

          AUSTRACLEAR means Austraclear Limited.

          AUSTRACLEAR REGULATIONS means the regulations published by
          Austraclear.

          AUSTRACLEAR SYSTEM means the System as defined in the Austraclear
          Regulations.

          MARKED NOTE TRANSFER means a Note Transfer marked as in accordance with clause 7.15 of this Master Trust Deed.

          NOTE ACKNOWLEDGEMENT means an acknowledgement of the registration of a person as the holder of an A$ Note in the form set out in schedule 3 to the relevant Supplementary Terms Notice or in such other form as may from time to time be agreed between the Trustee and the Manager.

          NOTE TRANSFER means a transfer and acceptance of A$ Notes materially in the form of schedule 4 to the relevant Supplementary Terms Notice or in such other form as may from time to time be agreed between the
          Trustee and the Manager.

          OFFSET ARRANGEMENT means any agreement or arrangement between the
          Approved Seller and a borrower under which the amount of interest which would (but for such agreement or arrangement) have been payable under or in respect of a Loan is reduced by reference to any credit balance on any savings or cheque account in the name of a borrower
          (whether alone or jointly with another person) which is kept with the
          Seller.

          REGISTER means in relation to a Trust, the register required to be maintained in accordance with clause 28 of this Master Trust Deed.

          REPRESENTATIVE means:

          (i)  in the case of any A$ Noteholder, a person appointed as a proxy for that Noteholder under clause 29.9; and

          (ii) without limiting the generality of paragraph (a), in the case of an A$ Noteholder which is a body corporate, a person appointed under clause 29.10 by that A$ Noteholder."

     (k)  CLAUSE 1.1 - GUARANTEED INVESTMENT CONTRACT

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          For the purposes of the definition of GUARANTEED INVESTMENT CONTRACT in clause 1.1 of the Master Trust Deed, the words "or any equivalent regulations issued under the Duties Act 1997" are inserted at the end of that definition.

     (l)  CLAUSE 1.1 - RESIDUAL INCOME BENEFICIARY

          New definitions are inserted in clause 1.1 as follows:

          RESIDUAL INCOME BENEFICIARY, in relation to a Trust, means any person who holds or is taken to hold a Residual Income Unit.

          RESIDUAL INCOME UNIT, in relation to a Trust, has the meaning given in the Supplementary Terms Notice for that Trust.

     (m)  CLAUSE 1.1 - TERMINATION DATE

          For the purpose of the definition of TERMINATION DATE in clause 1.1 of the Master Trust Deed, the words "and the Trustee and the Manager agree that no further Notes are proposed to be issued by the Trustee in relation to that Trust" are inserted at the end of paragraph (c)(i)
          of that definition.

     (n)  CLAUSE 1.2

          For the purposes of clause 1.2 of the Master Trust Deed, paragraph (l)
          is deleted.

     (o)  CLAUSE 4 - NOTES

          For the purposes of the Trust, clause 4 in the Master Trust Deed is deleted and the following new clause 4 is inserted as follows.

          4.   NOTES

          4.1  ACKNOWLEDGEMENT OF INDEBTEDNESS

               Subject to the terms of this Master Trust Deed and the
               Supplementary Terms Notice:

               (a)  each entry in the Register relating to a Trust in respect of an A$ Note; and

               (b)  each Offshore Note issued by a Trust,

               constitutes an independent and separate acknowledgement to the relevant Noteholder by the Trustee of its indebtedness as trustee of the Trust for the Invested Amount of that Note together with the other rights given to Noteholders under this Master Trust
               Deed, the Supplementary Terms Notice and the Security Trust Deed,
               and (in relation to an Offshore Note) the Note Trust Deed and the relevant Conditions.

          4.2  LEGAL NATURE OF NOTES

               (a)  A$ Notes will be in the form of inscribed stock, and the
                    Trustee's obligations in relation to those A$ Notes and
                    under this Master Trust and this Supplementary Terms Notice in respect of those A$ Notes (including any obligation to
                    pay interest or principal) will become effective on
                    inscription in the Register for the Trust under this Master
                    Trust and this Supplementary Terms Notice of the details for those A$ Notes.

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               (b)  Offshore Notes will be in registered form in respect of Book
                    Entry Notes and will be in registered form in respect of
                    Definitive Notes.

          4.3  TERMS OF NOTES

               (a)  All Notes issued by the Trustee as trustee of a Trust shall be issued with the benefit of, and subject to, this Master
                    Trust Deed, the relevant Supplementary Terms Notice and the relevant Security Trust Deed and, in relation to the
                    Offshore Notes, the Note Trust Deed and the relevant
                    Conditions.

               (b)  The documents referred to in paragraph (a) are binding on the Manager, the Trustee, the Note Trustee, the Security
                    Trustee and the Noteholders.

          4.4  INTEREST AND PRINCIPAL ENTITLEMENT OF NOTEHOLDERS

               Subject to this Master Trust Deed, the relevant Supplementary
               Terms Notice and the relevant Security Trust Deed and, in
               relation to the Offshore Notes, the Note Trust Deed and the relevant Conditions (and, in particular, subject to any such provisions which provide for principal losses to be charged off against any Notes), the Trustee as trustee of a Trust shall, in respect of the Notes issued by it in that capacity, pay or cause to be paid to the Noteholders (as relevant) of those Notes;

               (a)  (INTEREST) Interest Entitlement on each Interest Payment
                    Date; and

               (b)  (PRINCIPAL) their Principal Entitlement on each Quarterly
                    Payment Date.

          4.5  NOTES NOT INVALID IF ISSUED IN BREACH

               No Note shall be invalid or unenforceable on the ground that it was issued in breach of this Master Trust Deed, the relevant
               Supplementary Terms Notice or any other Transaction Document.

          4.6  LOCATION OF A$ NOTES

               The property in the A$ Notes shall for all purposes be regarded as situated at the place where the Register on which those A$
               Notes are recorded is located.

          4.7  NO DISCRIMINATION BETWEEN NOTEHOLDERS

               There shall not be any discrimination or preference between Notes within the same Class, or the corresponding Noteholders, in relation to a Trust by reason of the time of issue of Notes or for any other reason, subject only to the Supplementary Terms
               Notice relating to the Notes, the terms of the Security Trust
               Deed (if any) relating to the Trust and (in relation to the
               Offshore Notes) the Note Trust Deed and the relevant Conditions.

          4.8  NOTE REGISTER

               (a)  In the event that any Definitive Notes (in relation to any
                    Class A-1 Notes) are issued in registered form, the Trustee
                    (or if the Trustee fails to do so, the Manager on behalf of the Trustee) will appoint a person to operate and maintain a register of those Definitive Class A-1 Notes in accordance with standard United States practice and law.

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               (b)  In the event that any Definitive Notes (in relation to any
                    Class A-2 Notes) are issued in registered form, the Trustee
                    (or if the Trustee fails to do so, the Manager on behalf of the Trustee) will appoint a person to operate and maintain a register of those Definitive Class A-2 Notes in accordance with standard practice and law.

     (p)  CLAUSE 5.3 - RANKING OF INTEREST OF BENEFICIARY

          For the purposes of clause 5.3 of the Master Trust Deed, the Trustee may seek and rely upon a direction from the Note Trustee as to the interests of the Offshore Noteholders.

     (q)  CLAUSES 6.1 AND 6.6(a) - NOTE ISSUE DIRECTION

          (i)  For the purposes of clause 6.1 of the Master Trust Deed, the Note
               Issue Direction for the Notes may be issued by the Manager on or at any time prior to the Note Issue Date for the Notes.

          (ii) For the purposes of clause 6.6(a) of the Master Trust Deed, the certification by the Manager may occur on or at any time prior to the Note Issue Date for the Notes.

     (r)  CLAUSE 6.7 - SUBSCRIPTION AGREEMENT

          (i)  Clause 6.7(c) of the Master Trust Deed is amended by replacing paragraph (i) with the following:

               (i)  (TRANSACTION DOCUMENTS) entered into the Transaction
                    Documents to which it is a party in its capacity as trustee of the Trust.

          (ii) For the purposes of clause 6.7(c)(iii), the Trustee will enter into the Subscription Agreements.

     (s)  CLAUSE 6.8 - ACTION FOLLOWING NOTE ISSUE

          For the purposes of the Trust, clause 6.8 of the Master Trust Deed is deleted and the following new clause 6.8 is inserted:

               6.8  ACTION FOLLOWING NOTE ISSUE

                    As soon as practicable after a Note Issue Date for a Trust:

                    (a)  in relation to A$ Notes only:

                         (i)   (ENTER DETAILS IN THE REGISTER) the Trustee shall
                               enter into the Register for that Trust in
                               accordance with clause 28 the information
                               required under clause 28.1;

                         (ii)  (ISSUE NOTE ACKNOWLEDGEMENT) the Trustee shall
                               issue a Note Acknowledgement to each A$
                               Noteholder in respect of its holding of A$ Notes;
                               and

                         (iii) (ISSUE MARKED NOTE TRANSFERS) if requested by an
                               A$ Noteholder in its Application for Notes, the
                               Trustee shall issue a Marked Note Transfer to
                               that A$ Noteholder; and

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                    (b)  in relation to Offshore Notes only, the Trustee shall issue those Offshore Notes in accordance with the
                         relevant Note Trust Deed and the relevant Supplementary
                         Terms Notice.

     (t)  CLAUSE 7 - TRANSFER OF NOTES

          For the purpose of this Trust, clause 7 of the Master Trust Deed is deleted and the following new clause 7 is inserted:

          7.   TRANSFER OF NOTES

          7.1  NO RESTRICTIONS ON TRANSFER OF NOTES

               Subject to this Master Trust Deed and the relevant Supplementary
               Terms Notice and (in respect of the Offshore Notes) the Note
               Trust Deed and Conditions, there shall be no restriction on the transfer of Notes.

          7.2  MINIMUM TRANSFER

               (a)  A Class A Noteholder must not transfer any Class A Notes held by it unless:

                    (i)   if the Class A Notes are traded on the ASX, they are
                          traded in parcels with a minimum value of $500,000;

                    (ii)  if the transfer is in of from Australia:

                         (A)  the amount payable for the Class A Notes on
                              transfer (whether on the ASX or elsewhere in
                              Australia) by the transferee is a minimum amount
                              of A$500,000 (disregarding amounts, if any, lent
                              by the Trustee or other person offering the Class
                              A Notes or an associate (as defined in the
                              Corporations Act 2001 (Cth)) of either of them; or

                         (B)  the offer or invitation to the transferee by the
                              Class A Noteholder otherwise does not require
                              disclosure under Part 6D.2 of the Corporations Act
                              2001 (Cth) and the Corporations Regulations made
                              under the Corporations Act 2001 (Cth); and

                    (iii) if the transfer is in or from Australia, the transfer is to a person who is not a retail client within the
                          meaning of section 761 of the Corporations Act.

               (b)  A Class B Noteholder or Class C Noteholder must not transfer any Class B Notes or Class C Notes held by it (as the case may be) unless:

                    (i)  the amount payable by the transferee for those A$ Notes is not less than A$500,000; or

                    (ii) the offer or invitation to the transferee by the A$
                         Noteholder in relation to the A$ Notes is an offer or
                         invitation that will not

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                         require disclosure under Part 6D.2 of the Corporations
                         Act 2001 (Cth).

               (c)  No Class A Note (other than Class A-1 Notes), Class B Note or Class C Note has been or will be registered under the
                    United States Securities Act of 1933 as amended (the
                    SECURITIES ACT) and may not be offered or sold within the
                    United States or to, or for the account or benefit of, US
                    persons except in accordance with Regulation S under the
                    Securities Act or pursuant to an exemption from the
                    registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by
                    Regulation S under the Securities Act.

               (d)  Pension, profit-sharing or other "employee benefit plans"
                    subject to Title I of the U.S. Employee Retirement Income
                    Security Act of 1974, as amended (ERISA), any plan described in and subject to Section 4975 of the U.S. Internal Revenue
                    Code of 1986, as amended (the CODE) (including individual
                    retirement accounts and Keogh plans), entities deemed to
                    hold "plan assets" of the foregoing and any other plan that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code may not purchase Class
                    A Notes (other than Class A-1 Notes), Class B Notes or Class
                    C Notes.

               (e)  No transfer may be made of any Offshore Notes in
                    circumstances which would fail to comply with all applicable provisions of the Financial Services and Markets Act 2000
                    (as amended) and all rules and regulations made thereunder.

               (f)  None of the Trustee, the Manager, the Servicer, the Note
                    Managers, the Note Trustee, the Security Trustee or an
                    Approved Seller is liable to any Noteholder in relation to a breach by that Noteholder of paragraph (b).

          7.3  FORM OF TRANSFER

               Every transfer of A$ Notes shall be effected by a Note Transfer.

          7.4  EXECUTION OF NOTE TRANSFER

               Every Note Transfer shall be duly completed and executed by the transferor and transferee.

          7.5  STAMPING OF NOTE TRANSFER

               Every Note Transfer lodged with the Trustee shall be duly stamped
               (if applicable).

          7.6  DELIVERY OF NOTE TRANSFER TO TRUSTEE

               Every Note Transfer shall be delivered to the Trustee, together with the Note Acknowledgement to which it relates, for
               registration.

          7.7  REGISTRATION OF TRANSFEREE AS A$ NOTEHOLDER

               Subject to this clause 7, the Trustee shall, on receipt of a Note
               Transfer, enter the transferee in the Register as the holder of the A$ Notes which are the subject of the Note Transfer.

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          7.8  TRUSTEE ENTITLED TO REFUSE TO REGISTER NOTE TRANSFER

               The Trustee may refuse to register any Note Transfer which would result in:

               (a)  (BREACH) a contravention of or failure to observe:

                    (i)   (MASTER TRUST DEED) the terms of this Master Trust
                          Deed;

                    (ii)  (SUPPLEMENTARY TERMS NOTICE) the terms of the
                          Supplementary Terms Notice;

                    (iii) (SECURITY TRUST DEED) the terms of the Security Trust
                          Deed; or

                    (iv)  (THE LAW) any law of an Australian Jurisdiction; or

               (b)  (REQUIRES REGISTRATION) an obligation to procure
                    registration of any of the above with, or the approval of
                    any of the above by, any Government Agency.

          7.9  REFUSAL TO REGISTER ABSOLUTE

               The Trustee shall not be bound to give any reason for refusing to register any Note Transfer and its decision shall be final, conclusive and binding. If the Trustee refuses to register a Note
               Transfer it shall, as soon as practicable (and in no event later than 7 days after the date the Note Transfer was lodged with it), send to the transferor and the transferee notice of such refusal.

          7.10 NO FEE FOR REGISTRATION OF A NOTE TRANSFER

               No fee shall be charged for the registration of any Note
               Transfer.

          7.11 TAKING EFFECT OF NOTE TRANSFERS

               (a)  (NOTE TRANSFER NOT EFFECTIVE UNTIL REGISTRATION) A Note
                    Transfer shall not take effect until registered by the
                    Trustee and until the transferee is entered in the Register as the holder of the A$ Notes which are the subject of the
                    Note Transfer, the transferor shall remain the holder of
                    those A$ Notes.

               (b)  (TRANSFER RECEIVED WHEN REGISTER CLOSED) When a Note
                    Transfer is received by the Trustee during any period when the Register is closed for any purpose, the Trustee shall
                    not register the Note Transfer until the Business Day after the day on which that Register is reopened.

          7.12 RIGHTS AND OBLIGATIONS OF TRANSFEREE

               Subject to this Master Trust Deed and the relevant Supplementary
               Terms Notice, a transferee of A$ Notes, on being noted in the
               Register as the holder of the A$ Notes, shall have the following rights and obligations:

               (a)  (THOSE OF THE TRANSFEROR) all the rights and the obligations which the transferor previously had; and

               (b)  (THOSE UNDER MASTER TRUST DEED) all the rights and
                    obligations of an A$ Noteholder as provided by this Master
                    Trust Deed and the relevant Supplementary Terms Notice as if the transferee was originally a party to this Master Trust
                    Deed and that Supplementary Terms Notice.

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          7.13 PAYMENTS TO TRANSFEREE

               Subject to this Master Trust Deed (including clause 32.1 of the
               Master Trust Deed), on the entry of a transferee of A$ Notes in the Register, the transferee shall become entitled to receive any payments then due or which may become due to the holder of the relevant A$ Notes (including whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer and the Trustee shall be discharged for any such payment made to the transferee).

          7.14 TRANSMISSION OF ENTITLEMENTS

               (a)  (ELECTION) Any person becoming entitled to an A$ Note as a result of the death, mental incapacity or bankruptcy of an
                    A$ Noteholder may, on producing such evidence as the Trustee requires of their entitlement, elect to be either registered as the A$ Noteholder in respect of the relevant A$ Notes or to transfer the relevant A$ Notes to a third party in the
                    manner specified in this clause.

               (b)  (METHOD OF ELECTION) If an entitled person elects to be registered as the A$ Noteholder, the person shall deliver to the Trustee a notice in writing to this effect signed by the person. If the person elects to have another person
                    registered he or she shall execute a Note Transfer in
                    relation to the relevant A$ Notes in favour of that other
                    person. All the provisions of this Master Trust Deed and the relevant Supplementary Terms Notice relating to the transfer of A$ Notes and the registration of Note Transfers shall be applicable to any such notice or Note Transfer as if the
                    death, mental incapacity or bankruptcy of the A$ Noteholder had not occurred and the notice or Note Transfer was a Note
                    Transfer executed by the A$ Noteholder.

               (c)  (DISCHARGE) A person entitled to A$ Notes under this clause shall be entitled to receive and may give a good discharge for all moneys payable in respect of such A$ Notes but,
                    except as otherwise provided by this Master Trust Deed and the relevant Supplementary Terms Notice, shall not be
                    entitled to any of the rights or privileges of an A$
                    Noteholder unless and until the person is entered in the
                    Register as the holder of those A$ Notes.

          7.15 MARKED NOTE TRANSFER

               (a)  (ENTITLEMENT TO MARKING) An A$ Noteholder may from time to time request the Trustee to provide the A$ Noteholder with a
                    Marked Note Transfer.

               (b)  (MARKING) The A$ Noteholder shall deliver a Note Transfer to the Trustee and the Trustee shall mark the Note Transfer in such manner as agreed from time to time by the Trustee and the Manager and issue the same to the A$ Noteholder.

               (c)  (TRUSTEE WILL NOT REGISTER TRANSFER) Until the expiry of 90 days (or any substitute period as the Trustee and Manager
                    agree from time to time and

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                    as advised to A$ Noteholders) from the date on which the
                    Note Transfer was marked, the Trustee shall not register any transfer of A$ Notes relating to the Marked Note Transfer
                    otherwise than on that Marked Note Transfer.

               (d)  (NO EXTENSION BY CLOSING OF REGISTER) The period referred to in sub-paragraph (c) shall not be extended by the closing of the Register for any purpose.

               (e)  (DELIVERY) A Marked Note Transfer shall be issued to an A$
                    Noteholder by personal delivery at the time the A$
                    Noteholder attends the offices of the Trustee (or such other place nominated by the Trustee) for the marking of the Note
                    Transfer by the Trustee.

          7.16 RELIANCE ON DOCUMENTS

               The Trustee shall be entitled to accept and assume the
               authenticity and genuineness of any Note Transfer or other document produced to it and to assume that any Note Transfer or other document produced to it has been duly executed. The Trustee shall not be bound to enquire into the authenticity or
               genuineness of any Note Transfer or other document, nor shall it incur any liability for registering any Note Transfer which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Note Transfer.

          7.17 SPECIMEN SIGNATURES

               The Trustee may (but need not) require each A$ Noteholder to submit specimen signatures (and in the case of a corporation may require those signatures to be authenticated by the secretary or director of such A$ Noteholder) of persons authorised to execute
               Note Transfers on behalf of such A$ Noteholder and shall be entitled to assume (until notified to the contrary) that such authority has not been revoked.

          7.18 NOTES LODGED WITH AUSTRACLEAR

               If A$ Notes are lodged into the Austraclear System, the Trustee shall enter Austraclear in the Register as the holder of those A$
               Notes. While those A$ Notes remain in the Austraclear System:

               (a)  all payments and notices required of the Trustee and the
                    Manager in relation to those A$ Notes will be directed to
                    Austraclear; and

               (b)  all dealings (including transfers) and payments in relation to those A$ Notes within the Austraclear System will be
                    governed by the Austraclear Regulations and need not comply with this clause 7 to the extent of any inconsistency.

     (u)  CLAUSE 7A - NOTE ACKNOWLEDGEMENT

          For the purposes of the Trust a new clause 7A is inserted in the
          Master Trust Deed as follows:

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               7A.  NOTE ACKNOWLEDGEMENT

               7A.1 ISSUE OF NOTE ACKNOWLEDGEMENT

                    When a person has been entered in the Register as the holder of A$ Notes, as soon as practicable (and in any event no
                    later than 5 Business Days or such shorter period specified in the relevant Supplementary Terms Notice or as otherwise agreed by the Trustee with the person or the Manager)
                    thereafter, the Trustee shall issue a Note Acknowledgement to that person in respect of those A$ Notes. If the person has been entered into the Register under a Note Transfer and the transferor continues to retain a holding of A$ Notes,
                    the Trustee shall, within the same period stated above,
                    issue to the transferor a Note Acknowledgement in respect of that retained holding of A$ Notes. No certificates will be issued in respect of A$ Notes.

               7A.2 NOTE ACKNOWLEDGEMENT NOT CERTIFICATE OF TITLE

                    A Note Acknowledgement shall not be a certificate of title as to A$ Notes and the Register shall be the only conclusive evidence of the ownership of A$ Notes and the entitlements under them. A Note Acknowledgement cannot be pledged or
                    deposited as security nor can an A$ Note be transferred by delivery of only a Note Acknowledgement.

               7A.3 EXECUTION OF NOTE ACKNOWLEDGEMENT

                    Each Note Acknowledgement shall be signed on behalf of the
                    Trustee manually, or in facsimile by mechanical or
                    electronic means, by any Authorised Signatory of the
                    Trustee. If any Authorised Signatory of the Trustee whose
                    signature appears on a Note Acknowledgement dies or
                    otherwise ceases to be an Authorised Signatory before the
                    Note Acknowledgement has been issued, the Trustee may
                    nevertheless issue the Note Acknowledgement.

               7A.4 MORE THAN ONE NOTE ACKNOWLEDGEMENT

                    If an A$ Noteholder wishes to receive more than one Note
                    Acknowledgement it shall return its Note Acknowledgement to the Trustee and at the same time request in writing the
                    issue of a specified number of separate Note
                    Acknowledgements. Subject to clause 4.5, the Trustee shall then cancel the original Note Acknowledgement and issue, in lieu, separate Note Acknowledgements. A fee prescribed by
                    the Trustee (not exceeding $10 for each Note
                    Acknowledgement) shall be paid by the A$ Noteholder to the
                    Trustee.

               7A.5 WORN OUT, DEFACED OR LOST NOTE ACKNOWLEDGEMENT

                    If any Note Acknowledgement is worn out or defaced then, on production to the Trustee, the Trustee may cancel the same and may issue a new Note Acknowledgement. If any Note
                    Acknowledgement is lost or destroyed then, on proof to the satisfaction of the Trustee, and on such

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                    indemnity as the Trustee may consider adequate having been given, a new Note Acknowledgement shall be given to the
                    person entitled to such lost or destroyed Note
                    Acknowledgement. An entry as to the issue of the new Note
                    Acknowledgement and of the indemnity (if any) shall be made in the Register. A fee prescribed by the Trustee (not
                    exceeding $10) shall be paid by the person requesting the
                    new Note Acknowledgement to the Trustee.

               7A.6 JOINT HOLDINGS

                    If a single parcel of A$ Notes is held by more than one
                    person, only the person whose name stands first in the
                    Register in relation to that parcel of A$ Notes shall be
                    entitled to:

                    (a)  be issued the relevant Note Acknowledgement and, if
                         applicable, a Marked Note Transfer;

                    (b)  be given any notices; and

                    (c)  be paid any moneys due in respect of such A$ Notes.

               7A.7 DELIVERY OF NOTE ACKNOWLEDGEMENT

                    A Note Acknowledgement may be sent to the relevant A$
                    Noteholder by mail or by personal delivery to the A$
                    Noteholder's address appearing in the Register and the Note
                    Acknowledgement so sent shall be at the risk of that A$
                    Noteholder.

     (v)  CLAUSE 8.5 - AUTHORISED INVESTMENT

          For the purposes of clause 8.5 of the Master Trust Deed, but subject always to the right of substitution under clause 8, Authorised
          Investments shall not include those investments specified in paragraphs (a) and (c) of the definition of Authorised Investments in the Master Trust Deed, namely:

          (i)  Loans secured by Mortgages, those Mortgages, other Related
               Securities and Receivable Rights; and

          (ii) other Receivables, Receivable Securities and Receivable Rights
               approved by the Manager.

     (w)  CLAUSE 12.3(b) - SALE NOTICE

          For the purposes of clause 12.3(b) of the Master Trust Deed, a Sale
          Notice may be delivered to the Trustee by the Approved Seller on or at any time prior to the Expiry Time.

     (x)  CLAUSE 12.5(a)(iii) - CONDITIONS PRECEDENT TO PURCHASE

          For the purposes of clause 12.5(a)(iii) of the Master Trust Deed, the following is a condition precedent to the giving of a Sale Notice:

          (i)  (CERTIFIED COPIES) Certified copies of the forms of each Mortgage
               Insurance Policy relating to the Purchased Receivables.

     (y)  CLAUSE 12.6(a)(vii) REPRESENTATIONS AND WARRANTIES

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          For the purposes of clause 12.6(a)(vii) of the Master Trust Deed, the
          Approved Seller makes the following additional representations and warranties in relation to each Sale Notice.

          (i)      (ASSIGNABILITY) All consents required in relation to the
                   assignment of the Receivables specified in the Sale Notice and the related Receivable Rights have been obtained. Those
                   Receivables and Receivable Rights are assignable.

          (ii)     (QUALITY OF TITLE) It is the sole, legal and beneficial owner of the Receivables specified in the Sale Notice and the
                   related Receivable Rights. Those Receivables and the related
                   Receivable Rights, together with the interest of the Approved
                   Seller under the Relevant Documents, are owned by it free and clear of any Security Interest (other than any Security
                   Interest arising solely as the result of any action taken by the Trustee in connection with the Trust).

          (iii)    (ELIGIBLE RECEIVABLE) As at the relevant Cut-Off Date, each
                   Receivable which is specified in the Sale Notice is an
                   Eligible Receivable. In relation to any related Receivable
                   Security that is required to be registered with any
                   Government Agency and which is not registered at its Cut-Off
                   Date, it will be registered.

          (iv)     (RECEIVABLE SECURITIES) Each Receivable and Receivable
                   Security which is specified in the Sale Notice and each
                   Related Security is legally valid, binding and enforceable against the relevant Obligor(s) in all material respects
                   except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity.

          (v)      (SET OFF) Once equitably assigned to the Trustee, no
                   Receivable which is specified in the Sale Notice or related
                   Receivable Right will be subject to any right of rescission, set off, counterclaim or similar defence.

          (vi)     (COMPLIANCE WITH LAWS) At the time each Receivable and
                   Receivable Security which is specified in the Sale Notice and each Related Security was entered into and up to and
                   including the Closing Date, it complied in all material
                   respects with applicable laws, including, without limitation, where the Consumer Credit Legislation applies, the Consumer
                   Credit Legislation and the performance by the Approved Seller of its obligations in respect of each such Receivable,
                   Receivable Security and Related Security (including without limitation, its variation, discharge, release,
                   administration, servicing and enforcement) up to and
                   including the Closing Date complied in all material respects with applicable laws including, without limitation, where the
                   Consumer Credit Legislation applied, the Consumer Credit
                   Legislation.

          (vii)    (OWNERSHIP) In relation to each Receivable Security which is specified in the Sale Notice, the relevant Obligor(s) is or are the sole legal owner of the relevant Mortgaged Property and registered as the sole proprietor(s) of the relevant
                   Mortgaged Property.

          (viii)   (INSURANCE) Each Receivable which is specified in the Sale
                   Notice is the subject of a Mortgage Insurance Policy from a
                   Mortgage Insurer for the scheduled term of that Receivable.
                   The sale of each such Receivable to the Trustee is not
                   contrary to

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                   the relevant Mortgage Insurance Policy. The Approved Seller has not done or omitted to do anything which might
                   prejudicially affect or limit its rights or the rights of the
                   Trustee under or in respect of a Mortgage Insurance Policy
                   (including the payment of any premiums due under that
                   Mortgage Insurance Policy) to the extent that those rights relate to that Receivable or the related Receivable Rights.
                   On transfer to the Trustee of equitable title to a Purchased
                   Receivable:

                   (A)  the Trustee will have the benefit of the relevant
                        Mortgage Insurance Policy for that Receivable; and

                   (B)  the Approved Seller will procure that the Trustee
                        receives evidence of each Mortgage Insurer's
                        acknowledgement of the transfer.

          (ix)     (SOLVENCY OF MORTGAGE INSURER) The Approved Seller does not have actual notice that any Mortgage Insurer under any
                   Mortgage Insurance Policy in relation to a Receivable is
                   insolvent or will be unable to pay a valid claim.

          (x)      (SOLVENCY OF OTHER INSURERS) The officers of the Approved
                   Seller who have responsibility for the transactions
                   contemplated by the Transaction Documents do not have actual notice that any insurer under any insurance policy (other
                   than a Mortgage Insurer under any Mortgage Insurance Policy)
                   in relation to a Receivable is insolvent or will be unable to pay a valid claim.

          (xi)     (SELECTION PROCESS) There is no fraud, dishonesty, material misrepresentation or negligence on the part of the Approved
                   Seller in connection with the selection and offer to the
                   Trustee of any Receivables or related Receivable Securities which is specified in the Sale Notice.

          (xii)    (NO VOID TRANSACTIONS) The assignment of the Receivables
                   which are specified in the Sale Notice and Receivable Rights will not be an undervalue transfer, a fraudulent conveyance, or a voidable preference under any law relating to
                   insolvency.

          (xiii)   (SECURITY INTEREST) The sale, transfer and assignment of the
                   Approved Seller's interest in the Receivables which are
                   specified in the Sale Notice and the related Receivable
                   Rights, will not constitute a breach of any Relevant Document or the Approved Seller's obligations or a default by the
                   Approved Seller under any Security Interest.

          (xiv)    (RELEVANT DOCUMENTS) The Approved Seller holds in its
                   possession or control all Relevant Documents that relate to the Receivables and the related Receivable Securities which are specified in the Sale Notice necessary to register and enforce the provisions of and the security created by the
                   relevant Receivable Securities.

          (xv)     (SOLVENCY) The Approved Seller is solvent, is able to pay its debts as and when they become due and payable and has no
                   notice of, nor taken any steps in relation to, any
                   application or order for its winding up or the appointment of a receiver or liquidator to it or any of its assets.

          (xvi)    (NO RESCISSION, ETC) As at the Cut-Off Date, none of the
                   Receivables and none of the Receivable Securities which are specified in the Sale Notice were satisfied,

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                   cancelled, discharged or rescinded and the Mortgaged Property relating to each relevant Receivable and Receivable Security had not been released from the security of the relevant
                   Receivable Securities.

          (xvii)   (INTEREST RATE) Except as specified in a Receivable
                   Agreement, a Receivable Security or the Sale Notice, and
                   subject to applicable laws, the interest rate for each such
                   Receivable is not subject to any limitation, no consent,
                   additional memoranda or other writing is required from the relevant Obligor to give effect to a change in that rate and any change in that rate will be effective on notice being
                   given to that Obligor in accordance with the terms of the
                   relevant Receivable or Receivable Security.

          (xviii)  (COMPLIANCE WITH PROCEDURES) At the time each Receivable and each Receivable Security which is specified in the Sale
                   Notice and each Related Security was entered into it complied in all material respects with the Approved Seller's
                   underwriting and operations procedures, as agreed with the
                   Manager.

          (xix)    (GOOD FAITH) Each Receivable and Receivable Security which is specified in the Sale Notice and each Related Security was entered into by the Approved Seller in good faith.

          (xx)     (ORDINARY COURSE OF BUSINESS) At the time each Receivable and each Receivable Security which is specified in the Sale
                   Notice and each Related Security was entered into, it was not purchased by the Approved Seller but was originated in the ordinary course of the Approved Seller's business.

          (xxi)    (FIRST RANKING SECURITY) In respect of each Receivable and each Receivable Security which is specified in the Sale
                   Notice and each Related Security, the Approved Seller has
                   taken all reasonably necessary steps to ensure that each
                   related Mortgage complies with the applicable legal
                   requirements to be a first ranking Mortgage secured over
                   land, subject to registration in due course.

          (xxii)   (NO NOTICE OF BANKRUPTCY OR WINDING UP) At the time each
                   Receivable and each Receivable Security which is specified in the Sale Notice and each Related Security was entered into at any time prior to the Closing Date, the Approved Seller had not received any notice of any insolvency, bankruptcy or
                   liquidation of the Obligor(s) or any guarantors or security providers (except that if a Receivable is in Arrears but
                   complies with the Eligibility Criteria, the fact that it is in Arrears is not in and of itself notice of insolvency) or any notice that any such person did not have the legal
                   capacity to enter into the relevant Mortgage.

          (xxiii)  (NO WAIVER, ETC) As at the Cut-Off Date, none of the
                   Receivables and none of the Receivable Securities which is specified in the Sale Notice and no Related Security had been waived or altered, except in writing and as part of the
                   Relevant Documents.

          (xxiv)   (INFORMATION ON RECEIVABLES) All information provided by the
                   Approved Seller to the Trustee in connection with the
                   Receivables, the Receivable Securities and the Related
                   Securities was, when given, true and accurate in all material respects and not misleading or deceptive and did not omit to state a material fact necessary

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                   in order to make the statements therein in light of the
                   circumstances in which they were made not misleading or
                   deceptive.

          (xxv)    (NO KNOWLEDGE OF ADVERSE EVENT) As at the Cut-Off Date, the
                   Approved Seller was not aware of any circumstance or event that may materially and adversely affect:

                   (A)  the value or enforceability of any Receivable,
                        Receivable Security or Related Security; or

                   (B)  the ability of the Approved Seller to perform its
                        obligations under the Transaction Documents.

          (xxvi)   (FAIR CONSIDERATION) The Approved Seller regards the
                   consideration paid for the Receivables specified in the Sale
                   Notice as fair and equals the outstanding principal of the
                   Receivables on the Closing Date (plus or minus $1,000).

          (xxvii)  (NO BREACH OF OBLIGATIONS) The Approved Seller is not in
                   breach of any obligation or agreement which has had or may have a Material Adverse Effect.

          (xxviii) (DEPOSIT ACCOUNT) If the Approved Seller has required an
                   Obligor to establish a deposit account with it in relation to a Receivable, the Approved Seller has done so for
                   administrative convenience only.

          (xxix)   (WAIVER OF SET-oFF) The Approved Seller's standard form of
                   Receivable Agreement includes a clause to the effect that the relevant Obligor waives all rights of set-off as between the
                   Obligor and the Approved Seller.

          (xxx)    (AUSTRALIAN DOLLARS) Each Receivable is, at the Closing Date,
                   denominated and payable only in Australian dollars in
                   Australia.

          (xxxi)   (STAMP DUTY) The Approved Seller will pay all applicable
                   stamp duties imposed by Queensland as a result of the initial equitable assignment by the Approved Seller to the Trustee of the Receivables specified in the Sales Notice.

     (z)  CLAUSE 12.6(d)(ii) - OFFER AND ACCEPTANCE

          Clause 12.6(d)(ii) of the Master Trust Deed is amended by:

          (i)  deleting "to the satisfaction of the Manager and the Trustee" and inserting in place of those words "(if capable of remedy to the satisfaction of the Manager and the Trustee)";

          (ii) replacing "." at the end of sub-clause (G) with "; and"; and

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          (iii) inserting a new sub-clause (H) as follows:

                (H)  the Approved Seller shall indemnify the Trustee from and against any and all damages, losses, claims, liabilities
                     and related costs and expenses including legal costs and
                     expenses on a full indemnity basis that the Trustee may
                     sustain or incur under the Consumer Credit Legislation as a direct or indirect consequence of a breach of the Approved
                     Seller's representation and warranty under clause
                     6.2(y)(vi) of the Supplementary Terms Notice, together with any relevant break costs for which the Trustee is liable in relation to the prepayment of any Hedge Agreement for the
                     Trust.

     (aa) CLAUSE 12.6(d)(v) - LIMIT ON DAMAGES

          Clause 12.6(d)(v) of the Master Trust Deed is amended by adding the following after the word "damages" in the last line:

               except for a breach of the Approved Seller's representation and warranty under clause 6.2(y)(vi) of the Supplementary Terms
               Notice where, in addition, the Approved Seller will indemnify the
               Trustee from and against any and all damages, losses, claims, liabilities and related costs and expenses including legal costs and expenses on a full indemnity basis the Trustee may sustain or incur under the Consumer Credit Legislation as a direct or indirect consequence of that breach.

     (bb) CLAUSE 12.7(a)(i) - APPROVED SELLER UNDERTAKINGS

          For the purposes of clause 12.7(a)(i) of the Master Trust Deed, the
          Approved Seller provides the following further undertakings:

          (i)  (MORTGAGE INSURANCE POLICY REQUIREMENTS) it will do, or refrain from doing, at the direction of the Trustee or the Manager, such acts and things as may be required under the relevant Mortgage
               Insurance Policy which may only be done or not done (as the case may be) by a credit provider for the purposes of the Consumer
               Credit Legislation;

          (ii) (OFFSET ARRANGEMENTS) it will, following the occurrence of a
               Title Perfection Event, ensure that any Offset Arrangement in respect of a Loan is terminated on or prior to the legal
               assignment of that Loan to the Trustee under clause 12.9(b).

     (cc) CLAUSE 12.8(a)(iv)(B) - PRIORITY

          For the purposes of clause 12.8(a)(iv)(B) of the Master Trust Deed, replace the word "Receivable" in the second line with "Purchased
          Receivable".

     (dd) CLAUSE 14.9 - ACCOUNTING FOR MONEYS RECEIVED

          Clause 14.9(a) of the Master Trust Deed shall be replaced by the following:

               The Manager will pay to, or to an account of the Trustee, within
               2 Business Days of receipt, all moneys coming into its hands belonging to the Trust or payable to the Trust.

     (ee) CLAUSE 14.10 - REUTERS

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          The Manager may prepare and arrange for the publication by Reuters (or another customary electronic medium) of summary pool performance data for the Trust in a format similar to that used by other
          mortgage-backed securities or asset-backed securities (as the case may
          be) in the Australian market. If it does, the Manager shall provide a copy of the report as soon as practicable after preparation to the
          Designated Rating Agencies. The report shall include a statement agreed between the Manager and the Trustee summarising the extent of the Trustee's liability under the Trust.

     (ff) CLAUSE 14.20 - ADDITIONAL COVENANTS BY MANAGER

          For the purposes of clause 14.20 of the Master Trust Deed, the Manager shall also:

          (i)   (FILING) make all filings which the Manager is actually aware are required in connection with the Trust or the Assets of the
                Trust with any Governmental Agency in any jurisdiction;

          (ii)  (COMPLY WITH OBLIGATIONS AND LAWS) promptly comply with all other duties and obligations imposed on the Manager by the
                Transaction Documents in relation to the Trust and comply with all relevant material laws in the relevant jurisdiction in carrying out such duties and obligations;

          (iii) (NOTIFICATION TO DESIGNATED RATING AGENCIES) notify the
                Designated Rating Agencies that a Class of Notes has been fully and finally redeemed when the aggregate Invested Amount of that
                Class of Notes has been reduced to zero; and

          (iv)  (STEP-UP MARGIN) if a Step-Up Margin applies to any Note under clause 4.9, not direct the Trustee to enter into or extend a
                Transaction under an Interest Hedge (as defined in the relevant
                Interest Hedge) unless the Manager is of the opinion that the amounts payable by the provider of that Interest Hedge to the
                Trustee in relation to the Transaction are calculated with reference to that Step-Up Margin.

     (gg) CLAUSE 14.22

          A new clause 14.22 is inserted in the Master Trust Deed as follows:

          14.22 PROVISION OF HEDGING

               Notwithstanding any other provision of this clause 14, the Trust
               Manager may enter into a Hedge Agreement with the Trustee, as a counterparty, in relation to any Trust.

     (hh) CLAUSE 16.1(c) - RETIREMENT BY MANAGER

          Clause 16.1(c) of the Master Trust Deed shall be amended by replacing the words "fraud, negligence or wilful default" in the second last and last lines with the words "breach of contract".

     (ii) CLAUSE 16.4 - VOLUNTARY RETIREMENT

          For the purposes of this Trust, clause 16.4 of the Master Trust Deed is amended by deleting the number "120" and replacing it with the number "90".

     (jj) CLAUSE 16.6 - TRUSTEE TO ACT AS MANAGER IF NO SUCCESSOR APPOINTED

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          Clause 16.6 of the Master Trust Deed shall be replaced with the following:

          (a)  When a notice is given under clause 16.4 of this Master Trust
               Deed, the Trustee shall be entitled to appoint some other
               corporation to be the Manager of the Trust on any terms the
               Trustee sees fit (including the amount of Manager's Fee that would be payable to the replacement Manager at market rates)
               provided that the terms of that appointment will not have an adverse affect on the ratings of the Notes.

          (b)  Subject to paragraph (c) below, until a replacement Manager is appointed under paragraph (a) above, the Manager must continue to act as Manager and be entitled to the Manager's Fee while so acting.

          (c)  If a replacement Manager is not appointed at the end of the period of notice specified in a notice given under clause 16.4 of this Master Trust Deed:

               (i)  the Trustee must itself perform the obligations and
                    functions which this Deed contemplates being performed by
                    the Manager, until a successor Manager is appointed in
                    accordance with this Deed and be entitled to the Manager's
                    Fee while so acting; and

               (ii) the resignation of the Manager will become effective.

     (kk) CLAUSE 17.2

          For the purposes of this Trust clause 17.2 of the Master Trust Deed, the following new paragraph (z) is inserted and the existing paragraph
          (z) becomes paragraph (aa).

               (CLEARING SYSTEMS) to lodge Notes, or arrange for Notes to be lodged, with all or any of DTC, a depository for DTC, Euroclear,
               Clearstream, Luxembourg, or a depository for Euroclear and/or
               Clearstream Luxembourg; and

     (ll) CLAUSE 18.3 - TO ACT HONESTLY, DILIGENTLY AND PRUDENTLY

          Clause 18.3 of the Master Trust Deed is amended by:

          (i)  replacing "." at the end of paragraph (j) with "; and"; and

          (ii) inserting a new sub-clause (k) as follows:

                    (REMOVAL OF THE TRUSTEE'S AGENTS OR DELEGATES) as soon as
                    practicable in any event within 45 days' notice from the
                    Manager to do so, remove any agent or delegate of the
                    Trustee that breaches any obligation or duty imposed on the
                    Trustee under this Master Trust Deed or any other
                    Transaction Document in relation to the Trust provided that the Manager reasonably believes such breach will have a
                    Material Adverse Effect.

     (mm) CLAUSE 21.1 - OPENING OF BANK ACCOUNTS

          For the purposes of this Trust, clause 21.1(d) of the Master Trust
          Deed is amended by:

          (i)  adding the words "other than a Collection Account" after the words "if an Account" in line 1 of that clause; and

          (ii) adding the following new clause 21.1(e):

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               (e)  (CHANGE BANK ACCOUNTS) If a Collection Account is held with a Bank which ceases to be an Approved Bank then the Manager must direct the Trustee to, and the Trustee shall, as soon as practicable, and in any event, within 2 days of receipt of actual notice of that cessation;

                    (i)  commence opening an account with an Approved Bank (the
                         NEW COLLECTION ACCOUNT); and

                    (ii) commence transferring funds standing to the credit of the Collection Account to the New Collection Account,

                    and as soon as practicable (and in any event within 5
                    Business Days of receipt of actual notice of that cessation)
                    ensure that all funds standing to the credit of the
                    Collection Account have been transferred to the New
                    Collection Account.

               (f)  The Servicer shall do all things necessary to assist the
                    Manager and the Trustee to comply with their obligations
                    under this clause 21.1.

     (nn) CLAUSE 23.3 - ACCOUNTS TO BE KEPT IN ACCORDANCE WITH APPROVED
          ACCOUNTING STANDARDS

          For the purposes of the Trust, clause 23.3 of the Master Trust Deed is deleted and a new clause 23.3 inserted as follows:

          "23.3 MANNER IN WHICH ACCOUNTS TO BE KEPT

               The accounting records of each Trust shall be maintained in a manner which reflects the Trust Income determined under clause
               24.2 and which will enable the Accounts of the Trust to be prepared and audited in accordance with the Transaction
               Documents."

     (oo) CLAUSES 23.5 AND 23.6

          The heading to each of clause 23.5 and clause 23.6 is amended by adding the words: "or Supplementary Accounts".

          Clause 23.5 is amended by adding the following:

                    "If Supplementary Accounts are required to be prepared then the Manager shall require the Auditor to audit the Supplementary
               Accounts (instead of the Accounts) within 3 months of the end of each financial year of the Trust."

          Clause 23.6 is amended by adding, after the word "Accounts", the words
          "or Supplementary Accounts".

     (pp) CLAUSE 23.10 - REQUEST FOR ACCOUNTS

          A new clause 23.10 of the Master Trust Deed is inserted as follows:

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          "23.10 - SUPPLEMENTARY ACCOUNTS IN ACCORDANCE WITH APPROVED ACCOUNTING
          STANDARDS

               If, in order to comply with any law, regulation, order or
               requirement of any regulatory body, accounts are required to be prepared in accordance with Approved Accounting Standards, such accounts (the Supplementary Accounts) must be prepared in
               addition to the Accounts of the Trust prepared pursuant to clauses 23.3 and 23.4. The profit or loss shown in any such
               Supplementary Accounts, does not constitute the income of the
               Trust, which must always be determined solely in accordance with clause 24.2(b)."

     (qq) CLAUSE 23.9 - NO RESPONSIBILITY FOR SERVICER

          Clause 23.9 of the Master Trust Deed shall be amended by replacing the words "the fraud, negligence or wilful default of" in the second last line with the words "a breach of contract by."

     (rr) CLAUSE 24 - INCOME ENTITLEMENTS AND PAYMENTS

          For the purposes of this Trust clause 24 of the Master Trust Deed is deleted and a new clause 24 inserted as follows:

          24. INCOME ENTITLEMENTS AND PAYMENTS

          24.1 CASHFLOW ALLOCATION METHODOLOGY

               Collections in relation to a Trust and other amounts credited to the Collection Account for that Trust will be allocated by the
               Manager on behalf of the Trustee, and paid by the Trustee, as directed by the Manager, in accordance with the Supplementary
               Terms Notice for that Trust.

          24.2 INCOME OF THE TRUST

               For each Financial Year in respect of a Trust the Manager will ascertain the following on behalf of the Trustee:

               (a)  the net income of that Trust in accordance with section
                    95(1) of the Taxation Act (the TAX INCOME); and

               (b)  the income of that Trust in accordance with the laws
                    applicable to the administration of that Trust (the TRUST
                    INCOME).

               In calculating the Trust Income, the Manager shall:

               (A)  if no determination has been made under paragraph (B) below, recognise interest income, interest expense, swap payments and swap receipts on an accruals basis and recognise other items of income and expense on either an accruals basis or a cash basis, in each case disregarding unrealised gains and losses;

               (B)  if the Manager and the Trustee so determine in writing, apply such accounting policies as the Manager and the
                    Trustee agree provided that such policies, if applied, would not lead to the downgrade or withdrawal of the rating of any of the Notes or cause a breach of any reporting

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                    requirements of the United States Securities and Exchange
                    Commission or the ASX, or any other registered stock
                    exchange on which any of the Notes are listed).

          24.3 INCOME ENTITLEMENT

               Notwithstanding anything to the contrary contained in this deed, but subject to clause 24.4:

               (a)  (PRESENT ENTITLEMENT) the Residual Income Beneficiaries
                    shall, as at the end of each Financial Year for that Trust, have an absolute vested interest in, and be presently
                    entitled to, the income of that Trust; and

               (b)  (APPLICATION OF INCOME) unless the Trustee otherwise
                    determines, having regard to any relevant taxation or other implications for the Trustee (disregarding for these
                    purposes any possible operation of clause 24.4) or both for any Financial Year for that Trust, for the purposes of
                    paying, applying, distributing, setting aside or allocating any income for the benefit of the Residual Income
                    Beneficiaries in accordance with the terms of this deed in respect of that Financial Year, the income that is to be so paid, applied, distributed, set aside or allocated shall be whichever is the greater of the Tax Income or the Trust
                    Income for that Financial Year.

          24.4 DISTRIBUTION OF EXCESS TAX INCOME

               For the avoidance of doubt, in the event that the Tax Income exceeds the income of the Trust for the purposes of clause
               24.3(a) for a Trust in any Financial Year for that Trust then, notwithstanding anything to the contrary in this deed, provided there is an amount to which clause 24.3(a) applies, the Manager must direct the Trustee to, and the Trustee shall, so far as possible, ensure that such excess is allocated to the Residual
               Income Beneficiaries of that Trust for that Financial Year and shall take such action as is necessary to give effect to this clause.

          24.5 PAYMENTS TO BENEFICIARIES

               (a)  (DISTRIBUTABLE INCOME DUE AS AT CLOSE OF FINANCIAL YEAR) The
                    income of a Trust for a Financial Year (to the extent not
                    previously distributed) shall, subject to clause 24.7,
                    constitute a debt due as at the end of that Financial Year by the Trustee to each Residual Income Beneficiary of that
                    Trust who is entitled to the income under clause 24.3(a) and shall, subject to clause 24.7, be payable under clause
                    24.5(b).

               (b)  (PAYMENT) Subject to clause 24.7, the Trustee may make interim distributions of the income of a Trust to the
                    relevant Residual Income Beneficiary in accordance with the terms of the Supplementary Terms Notice for that Trust and shall as soon as practicable after the end of a Financial
                    Year transfer an amount representing the income of that
                    Trust (to the extent not previously distributed) from the
                    central bank account of that Trust to the bank accounts of each Residual Income Beneficiary of that Trust as directed by the relevant Beneficiary.

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               (c)  (RESIDUAL CAPITAL) On the termination of a Trust, the surplus capital of that Trust remaining after satisfaction by the Trustee of all its obligations in respect of that
                    Trust shall be paid to the Residual Income Beneficiaries of that Trust in accordance with the terms of the Supplementary
                    Terms Notice for that Trust.

          24.6 APPLICATION OF TRUST INCOME

               (a)  If by the last day of any Financial Year for a Trust (the
                    LAST DAY) the Trustee has not effectively dealt with the
                    whole of the income of that Trust for that Financial Year by paying, applying or distributing it, or by setting it aside, then the income not so paid, applied, distributed or set
                    aside shall be deemed to have been irrevocably applied and set aside on the Last Day by the Trustee on behalf of, and shall be held by the Trustee on and from the Last Day upon trust absolutely for, the Residual Income Beneficiaries of that Trust in accordance with their entitlement to income
                    under this deed (including, for these purposes, the
                    allocation of excess Tax Income (if any) pursuant to clause
                    24.4).

               (b)  If the Trustee fails to effectively allocate any excess to the Residual Income Beneficiaries in accordance with clause
                    24.4, then such excess shall vest or be deemed to be vested in those Residual Income Beneficiaries.

               (c)  For the purposes of this clause 24.6 references to income of that Trust for any Financial Year shall be to the greater of the Tax Income or the Trust Income for that Financial Year.

          24.7 SUBORDINATION OF RESIDUAL INCOME BENEFICIARY ENTITLEMENTS

               (a)  No moneys may be paid out of a Trust during a Financial Year to Residual Income Beneficiaries under clause 24.5, whilst there is any amount due, but unpaid, which is in accordance with clause 24.1 to be paid in priority to those amounts and before the Trustee is satisfied, after consulting with the
                    Manager, that sufficient allowance has been made for those priority amounts in relation to that Trust, accruing during that Financial Year. To the extent that there is an amount payable under clause 24.1 which is to be paid in priority to the amounts payable to the Residual Income Beneficiaries,
                    those Residual Income Beneficiaries direct the Trustee to
                    meet the amount payable under clause 24.1 as an application of their entitlement to the income of that Trust.

               (b)  Notwithstanding paragraph (a) of this clause, once an amount is paid out of a Trust to the Residual Income Beneficiaries during a Financial Year, that amount may not be recovered
                    from those Residual Income Beneficiaries for any reason or by any person except to the extent that the amount was paid in error or as otherwise required by the relevant
                    Supplementary Terms Notice.

          24.8 INSUFFICIENT MONEYS

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               If after the application of the provisions of clauses 24.1 and
               24.3 there is insufficient money available to the Trustee in respect of a Trust to pay the full amount due to Noteholders for that Trust, the deficiency shall, subject to the Supplementary
               Terms Notice for the Notes or any Class of Notes issued in relation to that Trust, be borne by the Noteholders in the manner set out in the relevant Supplementary Terms Notice.

          24.9 MANAGER TO ENSURE COMPLIANCE BY TRUSTEE

               Without limiting its other obligations under this deed, the
               Manager, in exercising its powers and carrying out its duties in accordance with this deed, must, to the extent possible, ensure that the Trustee complies with its obligations under clauses
               24.3(b) and 24.4.

     (ss) CLAUSE 28 - ASSET REGISTER

          For the purposes of this Trust clause 28 of the Master Trust Deed is deleted and a new clause 28 inserted as follows:

          28.  THE REGISTER

               28.1 DETAILS TO BE KEPT ON REGISTER

                    The Trustee shall keep or cause to be kept a register with respect to the Trust, on which shall be entered:

                    (a)  the following information relating to the Trust:

                         (i)    (NAME) the name of the Trust;

                         (ii)   (CREATION) the date of the creation of the
                                Trust;

                    (b)  the following information relating to each A$ Note
                         issued in relation to the Trust:

                         (iii)  (CLASS) the Class of that A$ Note;

                         (iv)   (NOTE ISSUE DATES) its Note Issue Date;

                         (v)    (INITIAL INVESTED AMOUNT) the total Initial
                                Invested Amount of all A$ Notes of the same
                                Class and the total Initial Invested Amount of
                                all A$ Notes;

                         (vi)   (INVESTED AMOUNT) its Invested Amount from time
                                to time;

                         (vii)  (STATED AMOUNT) its Stated Amount from time to
                                time;

                         (viii) (SUPPLEMENTARY TERMS) details of any
                                supplementary terms applicable to it;

                         (ix)   (DATE OF ENTRY) the date on which a person was
                                entered as the holder of that A$ Note;

                         (x)    (DATE OF CESSATION) the date on which a person
                                ceased to be a holder of that A$ Note;

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                         (xi)   (DETAILS) where applicable, Payment Dates,
                                Principal Amortisation Dates, Maturity Dates and
                                Margin on that A$ Note; and

                         (xii)  (PAYMENTS) a record of each payment made in
                                respect of that A$ Note, and

                    (c)  the following information relating to each A$
                         Noteholder:

                         (xiii) (DETAILS OF NOTEHOLDERS) that A$ Noteholder's
                                name and address;

                         (xiv)  (NUMBER OF A$ NOTES) the number of A$ Notes in
                                each Class held by that A$ Noteholder;

                         (A)   (NOTE ACKNOWLEDGEMENT) the serial number of each
                               Note Acknowledgement issued to that A$ Noteholder
                               and the number and Class of the A$ Notes to which
                               that Note Acknowledgement relates;

                         (B)   (ACCOUNT) the account to which any payments due
                               to that A$ Noteholder are to be made (if
                               applicable);

                         (C)   (TAX FILE NUMBER) a record of whether the Trustee
                               has or has not received the tax file number
                               (TFN), ABN or reason for TFN exemption, in
                               respect of that A$ Noteholder; and

                    (d)  (ADDITIONAL INFORMATION) such other information as:

                         (i)   is required by the Supplementary Terms Notice;

                         (ii)  the Trustee considers necessary or desirable; or

                         (iii) the Manager reasonably requires.

               28.2 ASSET REGISTER

                    The Trustee shall keep or cause to be kept an asset register with respect to the Trust, in which shall be entered the
                    Authorised Investments and other Assets of the Trust (other than Purchased Receivables and the related Receivable
                    Rights) entered into the relevant asset register on an
                    individual basis.

               28.3 PLACE OF KEEPING REGISTER, COPIES AND ACCESS

                    The Register shall be:

                    (a)  (PLACE KEPT) kept at the Trustee's principal office in
                         Sydney or at such place as the Trustee and the Manager
                         may agree;

                    (b)  (ACCESS TO MANAGER AND AUDITOR) open to the Manager and the Auditor of the Trust to which it relates to inspect
                         during normal business hours;

                    (c)  (INSPECTION BY A$ NOTEHOLDERS) open for inspection by
                         A$ Noteholders during normal business hours but only in
                         respect of

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                         information relating to that A$ Noteholder or the Class
                         of A$ Notes in respect of which that A$ Noteholder is a
                         Noteholder; and

                    (d)  (NOT FOR COPYING) unavailable to be copied by any
                         person (other than the Manager) except in compliance
                         with such terms and conditions (if any) as the Manager
                         and Trustee in their absolute discretion nominate from
                         time to time.

               28.4 DETAILS ON REGISTER CONCLUSIVE

                    (a)  (RELIANCE ON REGISTER) The Trustee shall be entitled to rely on the Register in clause 28.1 as being a correct,
                         complete and conclusive record of the matters set out
                         in it at any time and whether or not the information
                         shown in the Register is inconsistent with any other
                         document, matter or thing.

                    (b)  (NO TRUSTS ETC) The Trustee shall not be obliged to
                         enter on the Register notice of any trust, Security
                         Interest or other interest whatsoever in respect of any
                         Note and the Trustee shall be entitled to recognise
                         person named in the Register as the A$ Noteholder and
                         the absolute owner of relevant A$ Notes and the Trustee
                         shall not be bound or affected by any trust affecting
                         the ownership of any A$ Note unless ordered by a court
                         or required by statute.

                    (c)  (REGISTER NOT TO BE SIGNED) The Trustee shall ensure
                         that it does not sign or otherwise execute any entry in
                         a Register.

               28.5 CLOSING OF REGISTER

                    The Trustee may:

                    (a)  without prior notice to any Noteholder close the
                         Register established under clause 28.1:

                         (i)   in relation to all A$ Notes, each period from the
                               close of business (Sydney time) on the Business
                               Day preceding each Payment Date in respect of
                               such A$ Notes to close of business on that
                               Payment Date; or

                         (ii)  when required for the Auditor to conduct any
                               audit in relation to the Trust; or

                    (b)  with prior notice to each A$ Noteholder, close the
                         Register for other periods not exceeding 30 days (or,
                         subject to the Corporations Act 2001 (Cth), such other
                         period of time as agreed between the Trustee and the
                         Manager, with the approval of an Extraordinary
                         Resolution of the relevant Class of A$ Noteholders), in
                         aggregate, in any calendar year.

               28.6 ALTERATION OF DETAILS ON REGISTER

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                     On the Trustee being notified of any change of name or
                     address or payment or other details of any A$ Noteholder by that A$ Noteholder, the Trustee shall alter the Register
                     accordingly, as soon as reasonably practicable (and in any event within 5 Business Days of receipt of that notice).

               28.7  CERTIFICATION OF REGISTER

                     If:

                     (a)  an entry is omitted from the Register;

                     (b)  an entry is made in the Register otherwise than in
                          accordance with the Master Trust Deed or this
                          Supplementary Terms Notice;

                     (c)  an entry wrongly exists in the Register;

                     (d)  there is an error, omission, misdescription or defect in any entry in the Register; or

                     (e)  default is made or unnecessary delay takes place in
                          entering in the Register that any person has ceased to
                          be the holder of any A$ Notes,

                     the Trustee shall rectify the same upon becoming aware of
                     it.

               28.8  CORRECTNESS OF REGISTER

                     Neither the Manager nor the Trustee shall be liable for any mistake in the Register or in any purported copy except to the extent that the mistake is attributable to its fraud,
                     negligence or Default.

               28.9  MANAGER MUST PROVIDE INFORMATION

                     The Manager must provide the Trustee and any person
                     appointed in accordance with clause 28.10 with such
                     information as the Trustee or that other person may
                     reasonably require to maintain the Register.

               28.10 THIRD PARTY REGISTRAR

                     The Trustee may cause the Register to be maintained by a
                     third party on its behalf and require that person to
                     discharge the Trustee's obligations under the Master Trust
                     Deed and this Supplementary Terms Notice in relation to the
                     Register.

     (tt) CLAUSE 29 - MEETINGS OF NOTEHOLDERS

          For the purposes of the Trust, clause 29 of the Master Trust Deed is deleted and a new clause 29 inserted as follows:

               29.1 CLASS A-1 NOTEHOLDERS AND CLASS A-2 NOTEHOLDERS

                     (a)  Any proposal requiring the consent of the Offshore
                          Noteholders or any Class of Offshore Noteholders will
                          be determined in accordance with the Note Trust Deed.

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                    (b)  The provisions of this clause 29, other than this
                         clause 29.1, shall not apply to the Offshore
                         Noteholders or Offshore Notes.

               29.2 CONVENING OF MEETINGS BY TRUSTEE AND MANAGER

                    (a)  The Trustee or the Manager may at any time convene a
                         meeting of the A$ Noteholders or of a Class or Classes
                         of A$ Noteholders.

                    (b)  A$ Noteholders, who together hold A$ Notes with an
                         aggregate Invested Amount of not less than 20% of the
                         total Invested Amounts of all A$ Notes in the relevant
                         Class or Classes or Notes, may at any time convene a
                         meeting of the relevant Class or Classes of A$
                         Noteholders (as the case may be).

               29.3 NOTICE OF MEETINGS

                    (a)  (PERIOD OF NOTICE) Subject to clause 29.3(b) at least 7 days' notice (inclusive of the day on which the notice
                         is given and of the day on which the meeting is held)
                         of a meeting of a Class or Classes of A$ Noteholders
                         (as the case may be) shall be given to all A$
                         Noteholders in the relevant Class or Classes of A$
                         Noteholders.

                    (b)  (SHORT NOTICE) Notwithstanding clause 29.3(a), if it is so agreed by a majority in number of the Class or
                         Classes of A$ Noteholders (as the case may be) having
                         the right to attend and vote at a meeting, being a
                         majority that together hold at least 95% of the then
                         outstanding A$ Notes in the relevant Class or Classes
                         of A$ Notes, a resolution may be proposed and passed at
                         a meeting of which less than 7 days' notice has been
                         given.

                    (c)  (FAILURE TO GIVE NOTICE) The accidental omission to
                         give notice to or the non-receipt of notice by an A$
                         Noteholder shall not invalidate the proceedings at any
                         meeting.

                    (d)  (COPIES) A copy of a notice convening a meeting shall be given by the Trustee or the Manager (whichever is
                         convening the meeting) to the other, and also to the
                         Residual Income Beneficiaries and the Designated Rating
                         Agencies. Failure to give such a notice in accordance
                         with this clause shall invalidate the meeting unless
                         the party who has not received the notice waives the
                         invalidation.

                    (e)  (METHOD OF GIVING NOTICE) Notice of a meeting shall be given in the manner provided in this deed.

                    (f)  (CONTENTS OF A NOTICE) Notice of a meeting of any Class or Classes of A$ Noteholders shall specify:

                         (i)   (TIME ETC) the day, time and place of the
                               proposed meeting;

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                         (ii)  (AGENDA) the agenda of the business to be
                               transacted at the meeting;

                         (iii) (PROPOSED RESOLUTION) the terms of any proposed
                               resolution;

                         (iv)  (CLOSING OF REGISTER) that the persons appointed
                               to maintain the relevant Register, for the
                               purpose of determining those entitled to attend,
                               may not register any Note Transfer relating to A$
                               Notes in the relevant Class or Classes for the
                               period of 2 Business Days prior to the meeting;

                         (v)   (APPOINTMENT OF PROXIES) that appointments of
                               proxies must be lodged no later than 24 hours
                               prior to the time fixed for the meeting; and

                         (vi)  (ADDITIONAL INFORMATION) such additional
                               information as the person giving the notice
                               thinks fit.

               29.4 CHAIRPERSON

                    The Trustee may nominate a person to be chairperson of a
                    meeting which has been convened by the Trustee or the
                    Manager. The chairperson need not be an A$ Noteholder and
                    may be a representative of the Trustee. If such a person is not present or is present but unwilling to act, then the
                    relevant Class or Classes of A$ Noteholders (as the case may
                    be) present may choose an A$ Noteholder to be the
                    chairperson.

               29.5 QUORUM

                    At any meeting any two or more persons present in person
                    being either of the relevant Class or Classes of A$
                    Noteholders (as the case may be) or a Representative,
                    holding or representing, A$ Notes in the relevant Class,
                    with an aggregate Invested Amount of not less than 75% of
                    the Invested Amounts of all A$ Notes outstanding in that
                    Class shall form a quorum for the transaction of business
                    and no business (other than the choosing of a chairperson)
                    shall be transacted at any meeting unless the requisite
                    quorum is present at the commencement of business.

               29.6 ADJOURNMENT

                    (a)  (QUORUM NOT PRESENT) If within 15 minutes from the time appointed for any meeting a quorum is not present, the
                         meeting shall stand adjourned (unless the Trustee
                         agrees that it be dissolved) for such period, not being
                         less than 7 days nor more than 42 days, as may be
                         appointed by the chairperson. At such adjourned meeting
                         two or more persons present in person being either of
                         the relevant Class or Classes of A$ Noteholders (as the
                         case may be) or a Representative, holding or
                         representing, A$ Notes in the relevant Class, with an
                         aggregate Invested Amount

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                         of not less than 50% of the Invested Amounts of all A$
                         Notes outstanding in that Class shall form a quorum and
                         shall have the power to pass any resolution and to
                         decide on all matters which could properly have been
                         dealt with at the meetings from which the adjournment
                         took place had a quorum been present at such meeting.

                    (b)  (ADJOURNMENT OF MEETING) The chairperson may with the consent of (and shall if directed by) any meeting
                         adjourn the same from time to time and from place to
                         place but no business shall be transacted at any
                         adjourned meeting except business which might lawfully
                         have been transacted at the meeting from which the
                         adjournment took place.

                    (c)  (NOTICE OF ADJOURNED MEETING) At least 5 days' notice of any meeting adjourned through want of a quorum shall
                         be given in the same manner as for the original meeting
                         and such notice shall state the quorum required at such
                         adjourned meeting. It shall not, however, otherwise be
                         necessary to give any notice of an adjourned meeting.

               29.7 VOTING PROCEDURE

                    (a)  (SHOW OF HANDS) Every resolution submitted to a meeting shall be decided in the first instance by a show of
                         hands and, in case of equality of votes, the
                         chairperson shall both on a show of hands and on a poll
                         have a casting vote in addition to the vote or votes
                         (if any) to which he or she may be entitled as an A$
                         Noteholder or as a Representative.

                    (b)  (DECLARATION) At any meeting, unless a poll is (before or on the declaration of the result of the show of
                         hands) demanded, a declaration by the chairperson that
                         a resolution has been carried by a particular majority
                         or lost or not carried by any particular majority is
                         conclusive evidence of the fact without proof of the
                         number or proportion of the votes recorded in favour of
                         or against such resolution.

                    (c)  (POLL) If at any meeting a poll is demanded by the
                         chairperson, the Trustee or the Manager or by one or
                         more persons being either of the relevant Class or
                         Classes of A$ Noteholders (as the case may be) or a
                         Representative, holding or representing, A$ Notes in
                         the relevant Class, with an aggregate Invested Amount
                         of not less than 2% of the Invested Amounts of all A$
                         Notes outstanding in that Class, it shall be taken in
                         such manner and (subject to this clause) either at once
                         or after such an adjournment as the chairperson directs
                         and the result of such poll shall be deemed to be the
                         resolution of the meeting at which the poll was
                         demanded as at the date of the taking of the poll.

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                         The demand for a poll shall not prevent the continuance
                         of the meeting for the transaction of any business
                         other than the question on which the poll has been
                         demanded. The demand for a poll may be withdrawn.

                    (d)  (NO ADJOURNMENT) Any poll demanded at any meeting on
                         the election of a chairperson or on any question of
                         adjournment shall be taken at the meeting without
                         adjournment.

                    (e)  (VOTES) Subject to clause 29.7(a), at any meeting:

                         (i)   on a show of hands, every person present being an
                               A$ Noteholder in respect of the relevant Class or
                               Classes of A$ Notes holding, or being a
                               Representative holding or representing, then
                               outstanding A$ Notes of the relevant Class or
                               Classes (as the case may be) shall have one vote;
                               and

                         (ii)  on a poll, every person present shall have one
                               vote for each A$ Note of the relevant Class or
                               Classes (as the case may be) then outstanding
                               that he or she holds or in respect of which he or
                               she is a Representative as stated in the relevant
                               Register at the date the notices are dispatched
                               to the relevant A$ Noteholders for the meeting.

                         Any person entitled to more than one vote need not use
                         all his or her votes or cast all his or her votes to
                         which he or she is entitled in the same way.

               29.8 RIGHT TO ATTEND AND SPEAK

                    The Trustee, the Manager and each relevant Residual Income
                    Beneficiary (through their respective representatives) and their respective financial and legal advisers shall be
                    entitled to attend and speak at any meeting of the A$
                    Noteholders or any Class (as the case may be). No person
                    shall otherwise be entitled to attend or vote at any meeting of the A$ Noteholders or any Class (as the case may be)
                    unless he or she holds outstanding A$ Notes of the relevant
                    Class or is a Representative holding , or representing the holder of, A$ Notes of the relevant Class.

               29.9 APPOINTMENT OF PROXIES

                    (a)  (REQUIREMENTS) Each instrument appointing a proxy shall be in writing and, together (if so required by the
                         Trustee) with proof satisfactory to the Trustee of its
                         due execution, shall be deposited at the registered
                         office of the Trustee or at such other place as the
                         Trustee shall designate or approve not less than 24
                         hours before the time appointed for holding the meeting
                         or adjourned meeting at which the named proxy proposes
                         to vote and in

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                          default, the instrument or proxy shall be treated as
                          invalid unless the chairperson of the meeting decides
                          otherwise before such meeting or adjourned meeting
                          proceeds to business. A notarially certified copy
                          proof (if applicable) of due execution shall if
                          required by the Trustee be produced by the proxy at
                          the meeting or adjourned meeting but the Trustee shall
                          not be obliged to investigate or be concerned with the
                          validity of the instrument, or the authority of, the
                          proxy named in any such instrument. Any person may act
                          as a proxy whether or not that person is an A$
                          Noteholder.

                     (b)  (PROXY REMAINS VALID) Any vote given in accordance
                          with the terms of an instrument of proxy conforming
                          with clause 29.9(a) shall be valid notwithstanding the
                          previous death or insanity of the principal,
                          revocation or amendment of the proxy or of any of the
                          A$ Noteholder's instructions under which it was
                          executed, so long as no intimation in writing of such
                          death, insanity, revocation or amendment is received
                          by the Trustee at its registered office or by the
                          chairperson of the meeting in each case not less than
                          24 hours before the commencement of the meeting or
                          adjourned meeting at which the proxy is used.

               29.10 CORPORATE REPRESENTATIVES

                     A person authorised under section 250D of the Corporations
                     Act 2001 (Cth), by an A$ Noteholder being a body corporate, to act for it at any meeting shall, in accordance with his or her authority until his or her authority is revoked by
                     the body corporate concerned, be entitled to exercise the
                     same powers on behalf of that body corporate as that body
                     corporate could exercise if it were an individual A$
                     Noteholder and shall be entitled to produce evidence of his or her authority to act at any time before the time
                     appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he proposes to vote.

               29.11 RIGHTS OF REPRESENTATIVES

                     A Representative of an A$ Noteholder shall have the right
                     to demand or join in demanding a poll and shall (except and to the extent to which the Representative is specially
                     directed to vote for or against any proposal) have power
                     generally to act at a meeting for that A$ Noteholder. The
                     Trustee, the Manager and any officer of the Trustee and the
                     Manager may be appointed a Representative.

               29.12 POWERS OF A MEETING OF A$ NOTEHOLDERS

                     (a)  (POWERS) Subject to the Security Trust Deed (and in
                          particular any power of the Note Trustee and the Class
                          A-3 Noteholders to override the decisions of either or
                          both of the Class B

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                         Noteholders and the Class C Noteholders), a meeting of
                         all or any Class A$ Noteholders shall, without
                         prejudice to any rights or powers conferred on other
                         persons by the Transaction Documents, only have power
                         to do the following exercisable by Extraordinary
                         Resolution:

                         (i)   to sanction any action that the Trustee, the
                               Manager or the relevant Servicer proposes to take
                               to enforce the provisions of any Transaction
                               Document;

                         (ii)  to sanction any proposal by the Manager, the
                               Trustee or the relevant Servicer for any
                               modification, abrogation, variation or compromise
                               of, or arrangement in respect of, the rights of
                               the relevant Class or Classes of A$ Noteholders
                               against the Trustee, the Manager, an Approved
                               Seller or the relevant Servicer whether such
                               rights arise under any Transaction Document or
                               otherwise;

                         (iii) to sanction the exchange or substitution of the
                               relevant Class or Classes of A$ Notes for, or the
                               conversion of the relevant Class or Classes of A$
                               Notes into, other obligations or securities of
                               the Trustee or any other body corporate formed or
                               to be formed;

                         (iv)  under clause 33.2 of the Master Trust Deed, to
                               consent to any alteration, addition or
                               modification of any Transaction Document which
                               shall be proposed by the Trustee or the Manager;

                         (v)   to discharge or exonerate the Trustee, the
                               Manager, an Approved Seller or the relevant
                               Servicer from any liability in respect of any act
                               or omission for which it may become responsible
                               under any Transaction Document;

                         (vi)  to authorise the Trustee, the Manager, the
                               relevant Servicer or any other person to concur
                               in and execute and do all such documents, acts
                               and things as may be necessary to carry out and
                               give effect to any Extraordinary Resolution; and

                         (vii) to exercise any other power expressly granted
                               under the Supplementary Terms Notice.

               (b)  (NO POWER) No meeting of the Class A$ Noteholders shall have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

                         (i)   removing the Servicer or the Manager from office;

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                         (ii)  interfering with the management of the Trust;

                         (iii) winding up or terminating the Trust (except as
                               contemplated by clause 29.12(a)(vii));

                         (iv)  altering the Authorised Investments of the Trust;

                         (v)   amending any Transaction Document (except as
                               contemplated by clause 29.12(a)); or

                         (vi)  altering the Interest Payment Dates, Principal
                               Payment Dates, Interest, Principal Entitlements
                               or the other terms of the Supplementary Terms
                               Notice (subject to clause 29.12(a)(iii)).

               29.13 EXTRAORDINARY RESOLUTION BINDING ON A$ NOTEHOLDERS

                     An Extraordinary Resolution passed at a meeting of any
                     Class or Classes of A$ Noteholders duly convened and held
                     in accordance with this deed shall be binding on all of the relevant Class or Classes of A$ Noteholders whether or not present at such meeting. Each such A$ Noteholder, the
                     Trustee and the Manager shall be bound to give effect to
                     that resolution accordingly.

               29.14 MINUTES AND RECORDS

                     Minutes of all resolutions and proceedings at every meeting of any Class of A$ Noteholders shall be made and duly
                     entered in the books to be from time to time provided for
                     that purpose by the Trustee and any such minutes purporting to be signed by the chairperson of the meeting at which
                     such resolutions were passed or proceedings transacted or
                     by the chairperson of the next succeeding meeting of that
                     Class of A$ Noteholders shall be conclusive evidence of
                     those matters and until the contrary is proved every such
                     meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly
                     convened and held and all resolutions passed or proceedings transacted at such meeting to have been duly passed and
                     transacted.

               29.15 WRITTEN RESOLUTIONS

                     Notwithstanding the preceding provisions of this clause 29, a resolution of a Class or Classes of A$ Noteholders
                     (including an Extraordinary Resolution) may be passed,
                     without any meeting or previous notice being required, by
                     an instrument or instruments in writing which has or have:

                     (a)  in the case of a resolution (including an
                          Extraordinary Resolution) of the relevant Class or
                          Classes of A$ Noteholders (as the case may be), been
                          signed by all of the A$ Noteholders in the relevant
                          Class or Classes of Class A$ Noteholders; and

                     (b)  any such instrument shall be effective on presentation to the Trustee for entry in the records referred to in
                          clause 29.14.

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               29.16 FURTHER PROCEDURES FOR MEETINGS

                    Subject to all other provisions contained in this deed, the
                    Trustee may, without the consent of any A$ Noteholders,
                    prescribe such further regulations regarding the holding of any meetings of any or all Classes of A$ Noteholders and
                    attendance and voting at such meetings as the Trustee may, with the agreement of the Manager, determine including
                    particularly (but without prejudice to the generality of the above) such regulations and requirements as the Trustee
                    thinks reasonable:

                    (a)  (ENTITLEMENT TO VOTE) so as to satisfy itself that
                         persons who purport to attend or vote at any meeting of
                         any A$ Noteholders are entitled to do so in accordance
                         with this deed; and

                    (b)  (FORMS OF REPRESENTATIVE) as to the form of appointment of a Representative,

                    but the Trustee may not decrease the percentage of a Class or Classes of A$ Noteholders required to pass an
                    Extraordinary Resolution or an ordinary resolution.

     (uu) CLAUSE 30.13

          For the purpose of the Trust, in clause 30.13, a new paragraph (g) is inserted as follows:

               (g)  The Trustee will not be regarded as negligent or in Default to the extent to which it accepts and relies on an opinion, advice or letter from a professional adviser (legal,
                    financial, audit or otherwise) which contains a dollar
                    amount limitation on that professional adviser's liability.

     (vv) CLAUSE 30.15

          (i)  For the purpose of the Trust, clause 30.15 is amended by deleting each reference to "Civil Penalty Payments" and replacing it with the words "Penalty Payments"

          (ii) For the purpose of the Trust, in clause 30.15(f) a new sub paragraph (v) is inserted as follows:

                    (v)  the amount of any criminal penalty which the Trustee is ordered to pay under the Consumer Credit Legislation.

     (ww) CLAUSE 30.15A - TRUSTEES RIGHT OF INDEMNITY - LAND TITLE ACT 1994
          (QLD)

          (i)  The Servicer indemnifies the Trustee, free of any set off or counterclaim, against all Title Penalty Payments which the
               Trustee is required to pay personally or in its capacity as trustee of the Trust and arising as a result of a breach of a representation or warranty made by the Servicer under a
               Transaction Document in relation to the Assets of the Trust or a breach of the Eligibility Criteria.

          (ii) TITLE PENALTY PAYMENT, in relation to an Asset of the Trust, means:

               (A)  any civil or criminal penalty incurred by the Trustee under the Land Title Act 1994 (Qld);

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               (B)  any money ordered by a court or other judicial body to be paid by the Trustee in relation to any claim against the
                    Trustee under the Land Title Act 1994 (Qld);

               (C)  a payment by the Trustee in settlement of a liability or alleged liability under the Land Title Act 1994 (Qld),

               in each case in respect of an Asset of the Trust, and includes any legal costs incurred by the Trustee or which the Trustee is ordered by a court of other judicial body to pay in connection with paragraphs (A) to (C) above.

     (xx) CLAUSE 32 - PAYMENTS GENERALLY

          For the purpose of the Trust clause 32 is amended as follows:

          (i)  Clause 32.1 of the Master Trust Deed is deleted and replaced with the following.

               32.1 PAYMENTS TO NOTEHOLDERS

               (a)  Any payment made by or on behalf of the Trustee in respect of any Offshore Note shall be made in accordance with the
                    relevant Supplementary Terms Notice, the Note Trust Deed and the Agency Agreement;

               (b)  Any payment made by or on behalf of the Trustee in respect of any A$ Note shall be made to the person whose name is, on the Record Date, entered in the Register as the holder of
                    the relevant A$ Note (or in the case of joint A$
                    Noteholders, to the person whose name first appears in the
                    Register).

          (ii) Clause 32.2 of the Master Trust Deed is deleted and replaced with the following.

               32.2 MANAGER TO ARRANGE PAYMENTS

                    The Trustee will:

                    (a)  prepare or cause to be prepared all cheques which are to be issued to A$ Noteholders and to Beneficiaries and
                         stamp the same as required by law; or

                    (b)  otherwise arrange payments under clause 32.7.

                    The Trustee will sign (by autographical, mechanical or other means) cheques for despatch on the day on which they ought to be despatched.

          (iii) Clause 32.4 of the Master Trust Deed is deleted and replaced with the following.

                32.4 PAYMENT GOOD DISCHARGE

                There is a full satisfaction of the moneys payable under an A$
                Note, and a good discharge to the Trustee, the Manager or the
                Servicer (as the case may be) in relation to that A$ Note, when the cheque is despatched by post in accordance with clause
                32.2(a) or, if not posted, delivered to the A$ Noteholder or as directed by the A$ Noteholder. None of the Trustee, the Manager
                or the Servicer shall be responsible for any moneys which are not credited to the bank account of an A$ Noteholder or a
                Beneficiary

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                    if the Trustee's bank has been instructed to effect the
                    direct transfer referred to in clause 32.7(c).

                    There is a full satisfaction of the moneys payable under an
                    Offshore Note, and a good discharge to the Trustee, the
                    Manager or the Servicer (as the case may be) in relation to that Offshore Note, when so provided under the Note Trust
                    Deed.

          (iv) Clause 32.6 of the Master Trust Deed is deleted and replaced with the following.

               32.6 TAXATION

                    (a)  (NET PAYMENTS) Subject to this clause, payments in
                         respect of the Notes shall be made free and clear of,
                         and without deduction for, or by reference to, any
                         present or future Taxes of any Australian Jurisdiction
                         unless required by law.

                    (b)  (INTEREST WITHHOLDING TAX)

                         (i)   All payments in respect of the A$ Notes will be
                               made without withholding or deduction for, or on
                               account of, any present or future taxes, duties
                               or charges of whatsoever nature unless the
                               Trustee or any person making payments on behalf
                               of the Trustee is required by applicable law to
                               make any such payment in respect of the A$ Notes
                               subject to any withholding or deduction for, or
                               on account of, any present or future taxes,
                               duties or charges of whatever nature.

                         (ii)  Payments on Offshore Notes by or on behalf of the
                               Trustee will be made subject to deduction for any
                               Interest Withholding Tax and all other
                               withholdings and deductions referred to in
                               relevant Condition 7 of the Offshore Notes.

                         (iii) In the event the Trustee or the person making
                               payments on behalf of the Trustee (as the case
                               may be) makes such payment after such withholding
                               or deduction has been made, the Trustee or the
                               person making such payments on behalf of the
                               Trustee (as the case may be) shall account to the
                               relevant authorities for the amount so required
                               to be withheld or deducted and neither the
                               Trustee nor any person making payments on behalf
                               of the Trustee (as the case may be) will be
                               obliged to make any additional payments to the
                               relevant Noteholders in respect of that
                               withholding or deduction.

                    (c)  The interest payments on the Notes will not be subject to TFN withholding as the Notes will not be "Part VA
                         Investments"

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          (v)  A new clause 32.7 is inserted into the Master Trust Deed as follows.

               32.7 PAYMENT METHODS - A$ NOTES

                    Any moneys payable by the Trustee, the Manager or the
                    Servicer to an A$ Noteholder or to a Beneficiary under this
                    Master Trust Deed and the relevant Supplementary Terms
                    Notice shall be paid by the Trustee in Sydney or if the
                    Trustee elects may be paid by:

                    (a)  (CHEQUE) crossed not negotiable cheque in favour of the
                         A$ Noteholder or the Beneficiary (as the case may be)
                         and despatched by post to the address of the A$
                         Noteholder shown in the Register on the Record Date or
                         to the address of the Beneficiary for the purposes of
                         clause 31;

                    (b)  (ELECTRONIC TRANSFER) electronic transfer through
                         Austraclear;

                    (c)  (DIRECT PAYMENT) by direct transfer to a designated
                         account of the A$ Noteholder or the Beneficiary held
                         with a bank or other financial institution in
                         Australia; or

                    (d)  (OTHER AGREED MANNER) any other manner specified by the
                         A$ Noteholder or the Beneficiary (as the case may be)
                         and agreed to by the Manager and the Trustee.

     (YY) CLAUSE 33.14

          For the purposes of clause 30.12 of the Master Trust Deed, insert a new paragraph (j) as follows and renumber the existing paragraph (j)
          as paragraph (k):

          (j)  (FOR ACTS OF NOTE REGISTRAR) for any act, omission or default of any Note Registrar appointed under the Agency Agreement or Note
               Trust Deed, in relation to its duties and obligations under the
               Agency Agreement or Note Trust Deed, except where that Note
               Registrar is the Trustee.

6.3  AMENDMENTS TO THE SERVICING AGREEMENT

     The Servicing Agreement is amended for the purpose of the Trust as follows:

     (a)  The definition of SERVICER TRANSFER EVENT is amended by inserting the following additional paragraph:

          (f)  the Servicer fails to comply with its obligations under clause 18 of the Supplementary Terms Notice for the Crusade Global Trust
               No. 1 of 2007 and that non compliance is material and is not remedied within 30 days.

     (b)  Clause 5.2(a) is amended by replacing the words "on the Remittance
          Date for that Collection Period" with the words "on or before the expiration of five (5) Business Days from receipt by the Servicer".

     (c)  Clause 5.2(b)(ii) is amended by replacing the words "five Business
          Days following receipt by the Servicer" with the words "immediately upon receipt by the Servicer".

     (d)  Clause 7.3(a) is amended by replacing the number "120" with the number
          "90".

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6.4  CLAUSE 6.14

     For the purposes of clause 6.14 of the Master Trust Deed, all references to
     Notes in that clause shall be references only to Offshore Notes.

7.   CALL AND TAX REDEMPTION

7.1  CALL OF CLASS A NOTES

     The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the
     Class A Noteholders in accordance with, in the case of the Class A-1 Notes and the Class A-2 Notes, Condition 12 and in the case of the Class A-3
     Notes, in accordance with the terms of this Supplementary Terms Notice and the Master Trust Deed, purchase or redeem all, but not some only of the
     Class A Notes by repaying the Invested Amount, or, if all the Class A
     Noteholders so agree, the Stated Amount, of those Class A Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Call Date provided that the Trustee will be in a position on such Quarterly Payment
     Date to discharge (and the Manager so certifies to the Trustee and the Note
     Trustee upon which the Trustee and the Note Trustee will rely conclusively)
     all its liabilities in respect of the Class A Notes (at their Invested
     Amount or their Stated Amount if so agreed by all the Class A Noteholders)
     and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced.

7.2  CALL OF CLASS B NOTES

     The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the
     Class B Noteholders in accordance with the terms of the Supplementary Terms
     Notice and the Master Trust Deed and purchase or redeem all, but not some only of the Class B Notes by repaying the Invested Amount, or, if the Class
     B Noteholders, by Extraordinary Resolution of the Class B Noteholders so
     agree, the Stated Amount, of those Class B Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any
     Quarterly Payment Date falling on or after the Call Date provided that:

     (a)  the Trustee will be in a position on such Call Date to discharge (and the Manager so certifies to the Trustee upon which the Trustee will rely conclusively) all its liabilities in respect of the Class B Notes
          (at their Invested Amount or their Stated Amount if so agreed by the
          Class B Noteholders) and any amounts which would be required under the
          Security Trust Deed to be paid in priority or pari passu with the
          Class B Notes if the security for the Notes were being enforced; and

     (b)  all Class A Notes have been redeemed in full before that Call Date, or will be redeemed in full on that Call Date.

7.3  CALL OF CLASS C NOTES

     The Trustee must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 25 days' notice to the
     Class C Noteholders in accordance with the terms of the Supplementary Terms
     Notice and the Master Trust Deed, and purchase or redeem all, but not

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     some only of the Class C Notes by repaying the Invested Amount, or, if the
     Class C Noteholders, by Extraordinary Resolution of the Class C Noteholders
     so agree, the Stated Amount, of those Class C Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any
     Quarterly Payment Date falling on or after the Call Date, provided that:

     (a)  the Trustee will be in a position on such Call Date to discharge (and the Manager so certifies to the Trustee upon which the Trustee will rely conclusively) all its liabilities in respect of the Class C Notes
          (at their Invested Amount or their Stated Amount if so agreed by the
          Class C Noteholders) and any amounts which would be required under the
          Security Trust Deed to be paid in priority or pari passu with the
          Class C Notes if the security for the Notes were being enforced; and

     (b)  all Class B Notes have been redeemed in full before that Call Date or will be redeemed in full on that Call Date.

7.4  TAX EVENT

     If the Manager satisfies the Trustee and the Note Trustee immediately prior to giving the notice referred to below that either:

     (a)  on the next Quarterly Payment Date the Trustee (or a Paying Agent)
          would be required to deduct or withhold from any payment of principal or interest in respect of the Notes or a Currency Swap in respect of any Offshore Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the
          Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     (b)  the total amount payable in respect of interest in relation to any of the Purchased Receivables for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee during such Collection Period (but, for the avoidance of doubt, this paragraph does not apply to the failure by the Trustee to receive any interest on any Purchased Receivable merely by reason of the failure by the relevant Obligors to pay that interest in breach of the relevant Purchased Receivable),

     the Trustee must, when so directed by the Manager, at the Manager's option
     (provided that the Trustee will be in a position on such Quarterly Payment
     Date to discharge (and the Manager will so certify to the Trustee and the
     Note Trustee) all its liabilities in respect of those Notes (at their
     Invested Amount or if the Noteholders of those Notes have agreed by
     Extraordinary Resolution and have so notified the Trustee and the Manager not less than 21 days before such Quarterly Payment Date, at their Stated
     Amount) and any amounts which would be required under the Security Trust
     Deed to be paid in priority or pari passu with those Notes if the security for the Notes were being enforced), having given not more than 60 nor less than 25 days' notice to the Noteholders of those Notes (and all other
     Noteholders whose Notes are to be redeemed at the same time), in accordance with Condition 12 for any Offshore Notes redeem all, but not some only, of those Notes at their Invested Amount (or, if the Class A Noteholders by
     Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent Quarterly Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Trustee and the
     Manager not less than 21 days before the next

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     Quarterly Payment Date following the receipt of notice of such proposed redemption, that they do not require the Trustee to redeem the Class A
     Notes.

7.5  FULL SATISFACTION

     Repayment and redemption of Class A Notes, Class B Notes or Class C Notes in accordance with clause 7.1, 7.2, 7.3 or 7.4 (as the case may be) shall be in full satisfaction of the Trustee's obligations under the relevant
     Notes.

8.   SUBSTITUTION AND REMOVAL OF PURCHASED RECEIVABLES

8.1  APPROVED SELLER SUBSTITUTION

     (a)  The Trustee must, at the direction of the Manager (at the Manager's option), at any time replace a Receivable of the Trust which has been repurchased by the Approved Seller under clause 12.6(d) of the Master
          Trust Deed using the funds received from the repurchase to purchase a substitute Eligible Receivable from the Approved Seller, if available.

     (b)  The Approved Seller may elect to sell a substitute Receivable to the
          Trustee (which the Trustee shall acquire if it is directed by the
          Manager to do so), provided the substitute Receivable satisfies the following requirements:

          (i)   it complies with the Eligibility Criteria;

          (ii)  at the time of substitution, the substitute Receivable has a maturity date no later than the date being 2 years prior to the
                Final Maturity Date;

          (iii) the substitution will not adversely affect the Rating of any
                Notes;

          (iv)  the relevant Mortgage Insurer has confirmed that the substitute
                Receivable is covered by the relevant Mortgage Insurance Policy;
                and

          (v)   it is selected by the Manager in accordance with clause 8.3.

8.2  OTHER SUBSTITUTIONS

     The Trustee must, at the direction of the Manager (at the Manager's option), at any time:

     (a)  replace a Mortgage relating to a Purchased Receivable;

     (b)  allow an Obligor to replace the Mortgaged Property secured by such a
          Mortgage; or

     (c)  allow an Obligor to refinance a Purchased Receivable to purchase a new
          Mortgaged Property,

     provided that all of the following conditions are met:

          (i)  the same Obligor or Obligors continue to be the Obligor or
               Obligors under the replacement Mortgage and that Purchased
               Receivable or refinanced Receivable (as the case may be);

          (ii) either the replacement Mortgage, or the replacement Mortgaged
               Property, do not result in the relevant Purchased Receivable failing to comply with the Eligibility Criteria or the refinanced
               Receivable satisfies the Eligibility Criteria (as the case may
               be);

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          (iii) any such replacement or refinancing occurs simultaneously with the release of the previous Mortgage, Mortgaged Property or
                Receivable (as the case may be);

          (iv)  the principal outstanding under the relevant Receivable is, after the replacement or refinancing, the same as before that replacement or refinancing; and

          (v)   clause 8.3 applies.

8.3  SELECTION CRITERIA

     (a)  The Manager will apply the following criteria (in descending order of importance) when selecting a substitute Eligible Receivable under clause 8.1 or approving a substitution under clause 8.2:

          (i)   an outgoing Eligible Receivable which is not a Low Doc Loan will not be substituted by a Loan which is a Low Doc Loan;

          (ii)  the substitute Eligible Receivable will have an Unpaid Balance within A$30,000 of the outgoing Eligible Receivable's Unpaid
                Balance, as determined at the time of substitution;

          (iii) an outgoing owner-occupied or investment Mortgage will be replaced by another owner-occupied or investment Mortgage (as the case may be);

          (iv)  the substitute Eligible Receivable will have a then current LVR no more than five per cent (5%) greater than the outgoing
                Eligible Receivables then current LVR, as determined at the time of substitution;

          (v)   an outgoing Eligible Receivable will be substituted by another
                Eligible Receivable with a security property located in the same
                State or Territory;

          (vi)  an outgoing Eligible Receivable will be substituted by another
                Eligible Receivable with a security property with the same or similar postcode; and

          (vii) in the case of substitution under clause 8.1, the substitute
                Eligible Receivable will have the closest original loan amount to that of the outgoing Eligible Receivable.

     (b)  The Trustee is entitled to rely on the information provided by the
          Manager in this regard.

8.4  REMOVAL OF PURCHASED RECEIVABLES - TOP UPS

     (a)  If during any Collection Period an Obligor requests from the Servicer a Further Advance and that request is approved by the Servicer, the
          Manager must direct the Trustee to offer to transfer that Purchased
          Receivable from the Trust to St.George subject to this clause 8.4.

     (b)  If the Trustee receives a direction from the Manager under paragraph
          (a) in respect of a Purchased Receivable, it must deliver to St.George an offer in writing to extinguish the Trustee's equitable title to the relevant Purchased Receivables in favour of St.George. The Manager must prepare that offer on behalf of the Trustee, and that offer must specify:

          (i)   details of the Purchased Receivable;

          (ii)  the proposed date of extinguishment of equitable title;

          (iii) the unpaid principal amount of the Purchased Receivable;

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          (iv)  the Unpaid Balance of the Purchased Receivable as at the
                proposed date of extinguishment of equitable title; and

          (v)   such other details as St.George reasonably requires in such offers from time to time.

     (c)  If St.George receives an offer under paragraph (b) in respect of a
          Purchased Receivable it may, but is not obliged to, accept that offer by paying the Unpaid Balance of that Purchased Receivable on the date of extinguishment. On that payment, and without the need for any person to do any other act, matter or thing:

          (i)   the Trustee shall cease to have any interest in the relevant
                Purchased Receivables and related Receivable Rights as at the date of extinguishment;

          (ii)  St.George shall hold both the legal and beneficial interest in those Purchased Receivables and Receivable Rights and be
                entitled to all interest and fees that accrue in respect of them from (and including) the date of extinguishment (and the Trustee shall be entitled to all interest and fees accrued and unpaid prior to that date, and St.George must account to the Trustee for such amounts on receipt); and

          (iii) no rights or interest under or in respect of those Receivables or Receivable Rights shall form part of the Assets of the Trust.

     (d)  Notwithstanding any negotiations or discussions undertaken between
          St.George, the Manager or the Trustee prior to St.George accepting the offer under paragraph (b), St.George is not obliged to accept that offer and no contract for the sale or purchase of any Purchased
          Receivables or related Receivable Rights referred to in that offer will arise unless and until St.George accepts that offer in accordance with this clause.

     (e)  If St.George does not accept an offer under paragraph (b) to transfer a Purchased Receivable, the request by the Obligor in respect of that
          Purchased Receivable referred to in paragraph (a) must not be accepted and the principal balance of that Purchased Receivable may not be increased in accordance with that request.

9.   APPLICATION OF THRESHOLD RATE

9.1  CALCULATION OF THRESHOLD RATE

     If at any time the Basis Swap is terminated, the Manager must, on each of:

     (a)  the earlier of:

          (i)  the date which is 3 Business Days following the date on which the
               Basis Swap is terminated; and

          (ii) the Determination Date immediately following the date on which the Basis Swap is terminated; and

     (b)  each successive Determination Date for so long as the Basis Swap has not been replaced by a similar Hedge Agreement or until the Trustee and the Manager otherwise agree (and each Designated Rating Agency for each Class of Notes has confirmed in writing that that

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          agreement would not result in a downgrading of the rating given to any relevant Note or the withdrawal of the rating of any relevant Note),

     calculate the Threshold Rate as at that date and notify the Trustee, the
     Servicer and the Approved Seller of that Threshold Rate on the relevant
     Payment Date.

9.2  SETTING THRESHOLD RATE

     If the Servicer is notified of a Threshold Rate under clause 9.1, it will, not more than 7 Business Days following the date on which the Basis Swap is terminated, ensure that the interest rate payable on each Purchased
     Receivable which is subject to a variable rate is set not less than the
     Threshold Rate and shall promptly notify the relevant Obligors of the change in accordance with the Receivable Agreements.

9.3  LOAN OFFSET DEPOSIT ACCOUNTS

     If at any time there is no current Basis Swap in place, the Servicer and the Approved Seller must ensure that the interest rates applicable to the
     Loan Offset Deposit Accounts are such that, if the Approved Seller does not meet any of its obligations under clause 5.27, the Servicer will not be required, as a direct result of that non-payment, to increase the Threshold
     Rate under this clause 9.

10.  TITLE PERFECTION EVENTS

     Each of the following is a Title Perfection Event.

     (a)  (DOWNGRADE) The Approved Seller ceases to have a long term rating of at least BBB from S&P or Baa2 from Moody's or BBB from Fitch Ratings.

     (b)  (EVENT OF INSOLVENCY) An Insolvency Event occurs with respect to the
          Approved Seller.

     (c)  (NON COMPLIANCE) The Servicer as Approved Seller fails to pay any
          Collections (as defined in the Servicing Agreement) within the time required under the Servicing Agreement.

     (d)  (SERVICER TRANSFER EVENT) For so long as the Servicer is also an
          Approved Seller to the Trust, a Servicer Transfer Event occurs.

     (e)  (BREACH OF REPRESENTATIONS) The Approved Seller breaches any representation, warranty, covenant or undertaking made by it in a
          Transaction Document, which breach, if capable of remedy, is not remedied within 30 days of the earlier of:

          (i)  the Approved Seller becoming aware of the breach; and

          (ii) the Approved Seller being notified of the breach by the Trustee,
               Manager or Servicer.

11.  BENEFICIARY

11.1 ISSUE OF UNITS

     (a)  The beneficial interest in the Trust will be constituted by the issue of:

          (i)  a single residual capital unit (the RESIDUAL CAPITAL UNIT); and

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          (ii) a single residual income unit (the RESIDUAL INCOME UNIT).

          The holders of the Residual Capital Unit and the Residual Income Unit
          (each, a UNIT) hold the beneficial interest in the Trust in accordance with the Master Trust Deed and this Supplementary Terms Notice.

     (b)  The Trustee must, on receipt of the issue price of each Unit specified below, issue the relevant Unit by registering the holder in the register kept under this clause 11.

     (c)  A failure by the Trustee to issue a Unit does not affect a
          Beneficiary's rights as a beneficiary of the Trust under the Master
          Trust Deed and this Supplementary Terms Notice.

11.2 RESIDUAL CAPITAL UNIT

     (a)  The holder of the Residual Capital Unit is Allens Arthur Robinson
          Corporate Advisory Pty Ltd.

     (b)  The issue price of the Residual Capital Unit is the amount of $10, paid on establishment of the Trust.

     (c)  The Residual Capital Beneficiary has no right to receive distributions in respect of the Trust other than the right to receive an amount of
          $10 on the termination of the Trust. The Residual Capital Unit may not be redeemed at any other time or in any other way.

     (d)  The Residual Capital Unit is not transferable except that the Residual
          Capital Beneficiary may transfer the Residual Capital Unit to the
          Residual Income Beneficiary provided that the Trustee and the Note
          Trustee have received a tax opinion, in a form and substance acceptable to the Trustee (acting reasonably), that the transfer of the Residual Capital Unit will not adversely affect the taxation treatment of the Trust and each of the other parties to this
          Supplementary Terms Notice, after being given prior notice in writing, is reasonably satisfied that they and the Noteholders will not be adversely affected by the transfer of the Residual Capital Unit to the
          Residual Income Beneficiary.

     (e)  No other Residual Capital Units may be issued.

11.3 RESIDUAL INCOME UNIT

     (a)  The holder of the Residual Income Unit is Crusade Management Limited.

     (b)  The issue price of the Residual Income Unit is the amount of $10, paid on establishment of the Trust.

     (c)  The beneficial interest held by the Residual Income Beneficiary is limited to the Trust and each Asset of the Trust (subject to the rights of the Residual Capital Beneficiary under clause 11.2) subject to and in accordance with the Master Trust Deed and this Supplementary
          Terms Notice.

     (d)  Subject to clause 24 of the Master Trust Deed, the Residual Income
          Beneficiary has no right to receive distributions in respect of the
          Trust other than:

          (i)  the right to receive distributions in respect of the Trust under the Master Trust Deed and this Supplementary Terms Notice to the extent that Excess Distributions are available for distribution under the Master Trust Deed and this Supplementary Terms Notice;
               and

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          (ii) the right to receive on the termination of the Trust the entire beneficial interest of the Trust, subject to the rights of the
               Residual Capital Beneficiary.

          The Residual Income Unit may not be redeemed at any other time or in any other way.

     (e)  The Residual Income Unit is not transferable.

     (f)  No other Residual Income Units may be issued.

11.4 UNIT REGISTER

     (a)  The entitlement of any person to a Unit will be evidenced by registration in the register maintained under this clause 11.4 (the
          UNIT REGISTER).

     (b)  The Trustee will keep the Unit Register at its registered office in a form that it considers appropriate and will enter the following particulars:

          (i)   the name and address of each Beneficiary;

          (ii)  the date on which the name of each Beneficiary is entered in the
                Unit Register;

          (iii) the date on which each Beneficiary ceases to be registered as a
                Beneficiary;

          (iv)  the subscription moneys initially paid for each Unit; and

          (v)   any other details which the Trustee may consider necessary or desirable.

     (c)  Each Beneficiary shall promptly notify the Trustee in writing of any change of name or address and the Trustee will alter the Unit Register accordingly.

     (d)  The Beneficiary may not assign, or create or allow to exist any
          Security Interest over, its rights or interests in respect of the
          Trust if to do so would have a Material Adverse Effect or might have an adverse tax consequence in respect of the Trust.

     (e)  Without limiting clause 11.1, the interest of a Beneficiary will be constituted by registration in the Unit Register.

12.  NOTE TRUSTEE

12.1 CAPACITY

     The Note Trustee is a party to this Supplementary Terms Notice in its capacity as trustee for and on behalf of the Offshore Noteholders from time to time under and subject to the terms of the Note Trust Deed.

12.2 EXERCISE OF RIGHTS

     (a)  The rights, remedies and discretions of the Offshore Noteholders under the Transaction Documents including all rights to vote or give instructions to the Security Trustee and to enforce undertakings or warranties under the Transaction Documents, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only be exercised by the Note Trustee on behalf of the Offshore Noteholders in accordance with the Note Trust Deed.

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     (b)  The Offshore Noteholders, except as otherwise provided in the Note
          Trust Deed or the Security Trust Deed, may only exercise enforcement rights in respect of the Mortgaged Property through the Note Trustee and only in accordance with the Transaction Documents.

12.3 REPRESENTATION AND WARRANTY

     The Note Trustee represents and warrants to each other party to this
     Supplementary Terms Notice that it has the power under the Note Trust Deed to enter into the Transaction Documents to which it is a party and to exercise the rights, remedies and discretions of, and to vote on behalf of the Offshore Noteholders, in each case subject to the terms of the
     Transaction Documents.

12.4 PAYMENTS

     Any payment to be made to the Offshore Noteholders under the Transaction
     Documents may be made to the relevant Paying Agent or the Note Trustee (as the case may be) in accordance with the Agency Agreement and the Note Trust
     Deed.

12.5 PAYMENT TO BE MADE ON BUSINESS DAY

     If any payment is due under a Transaction Document on a day which is not a
     Business Day the due date will be the next Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day.

13.  COMPLIANCE WITH SECURITY TRUST DEED

     The parties to this Supplementary Terms Notice agree to comply with clause
     16.11 of the Security Trust Deed.

14.  CUSTODIAN AGREEMENT

     The Custodian Agreement is amended for the purpose of the Trust by deleting the words and between each Relevant Trust from the second/third line of clause 3.1(c).

15.  MANAGER'S DIRECTIONS TO BE IN WRITING

     Any direction given to the Trustee by the Manager under a Transaction
     Document must be in writing.

16.  UNDERTAKINGS BY APPROVED SELLER AND SERVICER

     (a)  Each of the Seller and Servicer undertakes that:

          (i)   it will not allow the interest rate on a Purchased Receivable which is a Fixed Rate Loan to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of any Notes;

          (ii)  it will not allow a Purchased Receivable to convert from a Fixed
                Rate Loan to a Floating Rate Loan, or from a Floating Rate Loan to a Fixed Rate Loan, if that conversion would result in a downgrade or withdrawal of the rating of any Notes;

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          (iii) it must ensure that if the use of any Mortgaged Property which relates to a Purchased Receivable from owner occupied to
                investment, or from investment to owner occupied, the relevant
                Purchased Receivable continues to satisfy the Eligibility
                Criteria; and

          (iv)  it must not provide to any Obligor features in respect of a
                Purchased Receivable which are additional to those that applied on the Closing Date unless those additional features would not:

               (A)  affect any Mortgage Insurance Policy relating to that
                    Purchased Receivable;

               (B)  result in the downgrade or withdrawal of the rating of any
                    Notes.

     (b)  The Manager and the Servicer undertake to the Trustee, to each
          Noteholder and to the Security Trustee to:

          (i)  give the Trustee such directions; and

          (ii) take such actions as may be taken by a third party on behalf of the Trustee,

          as are necessary to ensure that the Trustee complies with the ASX listing rules.

     (c)  The Approved Seller undertakes to the Trustee to deliver to the
          Servicer, and the Servicer undertakes to the Trustee to:

          (i)  keep, all records in relation to the Receivables required in accordance, where applicable, with Sections 11A and 11B of the
               Land Title Act 1994 (Qld); and

          (ii) give access to those records (described in paragraph (i) above)
               to the Trustee on request if required by the Trustee to comply with the Land Title Act 1994 (Qld).

     (d)  The Manager and Servicer fully indemnify the Trustee and Security
          Trustee from and against any expense, loss, damage, liability, fines, forfeiture, legal fees and related costs which the Trustee or the
          Security Trustee may incur (whether directly or indirectly) as a consequence of the breach of an undertaking made by the Manager or
          Servicer under this clause 16 except as a result of the fraud, negligence or breach of trust of the Security Trustee or the fraud, negligence or Default of the Trustee (as the case may be).

17. TAX REFORM

17.1 TAXATION OF TRUSTS AND CONSOLIDATED GROUPS

     The parties (other than the Note Trustee) acknowledge that:

     (a)  the Commonwealth Government has withdrawn draft legislation under which non-fixed trusts would have been taxed as companies from 1 July
          2001 but has indicated its intention to take steps to avoid tax abusive use of trusts which may include taxing some trusts as companies;

     (b)  the Commonwealth Government has released legislation in relation to the tax consolidation regime. Whilst the Trust will not, as structured, form part of a consolidated group of companies and trusts for tax purposes (a CONSOLIDATED TAX GROUP), if the Trust becomes a member of a consolidated tax group, under the Act, the Trustee could be liable for all, or a

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          share, of a tax-related liability of the head company of that consolidated tax group (a GROUP TAX LIABILITY) if:

          (i)  the head company of the consolidated tax group does not pay that group tax liability by the time it becomes due and payable; and

          (ii) that group tax liability is not covered by a valid and effective tax sharing agreement for the purposes of section 721-25 of the
               Income Tax Assessment Act 1997 (A VALID TAX SHARING AGREEMENT);
               and

     (c)  it is in the interest of all parties, including the Trustee, the
          Noteholders and the Beneficiaries, that:

          (i)   the Trustee always be in a position to pay any tax liability when due;

          (ii)  the payment of tax by the Trustee must not affect the amount of principal or interest payable on the Notes or the timing of such payments; and

          (iii) the rating of the Notes be maintained.

17.2 AMENDING BILL - TAXATION OF TRUSTS

     If and when an amending Bill is introduced into the Federal Parliament (the
     AMENDING BILL), and the result of that amending Bill if it becomes law will be that the Trustee will become liable to pay tax on the net income of the
     Trust (as described in clause 17.1(a)), then:

     (a)  the Manager shall promptly consult with the Trustee and each
          Designated Rating Agency to determine what changes, if any, are necessary to the cashflow methodology in clause b to achieve the objective referred to in clause 17.1(c) (the OBJECTIVE); and

     (b)  within one month of the amending Bill being introduced into the
          Federal Parliament (or such longer time as the Trustee and each
          Designated Rating Agency permit) the Manager shall provide a written recommendation to the Trustee and use its best endeavours to provide a draft deed amending this Supplementary Terms Notice that, if executed, will achieve the Objective.

     If and when the amending Bill becomes law and upon the Trustee being notified that the draft deed amending this Supplementary Terms Notice will achieve the Objective (and in this regard the Trustee may rely (amongst others) upon advice of tax lawyers) and each of the other parties to this
     Supplementary Terms Notice being reasonably satisfied that it will not be adversely affected by the proposed amendments to this Supplementary Terms
     Notice, each party to this Supplementary Terms Notice shall execute that amendment deed (and shall have no liability for doing so).

     If the Manager and the Trustee cannot agree to amend the Supplementary
     Terms Notice, they will proceed with unwinding the transaction.

17.3 GROUP TAX LIABILITIES

     If the Trust becomes a member of a consolidated tax group and the head company of that consolidated tax group does not at that time, or at any subsequent time, provide evidence to the satisfaction of the Trustee (which may rely upon the advice of tax lawyers, amongst others) that the tax liabilities of the consolidated group are covered by a valid tax sharing agreement that apportions

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     those tax liabilities to the Trustee on a basis acceptable to the Trustee
     (and the Trustee acknowledges that a nil allocation of the group tax liabilities will be acceptable to it) then:

     (a)  the Trustee shall, as soon as is practicable, take steps to ensure that the Trust ceases to be a member of that consolidated group;

     (b)  the Manager shall promptly consult with the Trustee and each
          Designated Rating Agency to determine what changes, if any, are necessary to the cashflow methodology in clause 5 to achieve the
          Objective; and

     (c)  within one month of such consultations commencing (or such longer time as the Trustee and each Designated Rating Agency may permit) the
          Manager shall provide a written recommendation to the Trustee and use its best endeavours to provide a draft deed amending this
          Supplementary Terms Notice that, if executed, will achieve the
          Objective.

     Upon the Trustee being notified that the draft deed amending this
     Supplementary Terms Notice will achieve the Objective (and in this regard the Trustee may rely upon advice of tax lawyers, amongst others) and each of the other parties to this Supplementary Terms Notice being reasonably satisfied that it will not be adversely affected by the proposed amendments to this Supplementary Terms Notice, each party to this Supplementary Terms
     Notice shall execute that amendment deed.

     If the Manager and the Trustee cannot agree to amend this Supplementary
     Terms Notice, or that amendments to this Supplementary Terms Notice are not necessary, they will proceed with unwinding the transaction.

17.4 EVIDENCE OF TAX SHARING AGREEMENT

     The Manager shall procure that the head company of a consolidated tax group of which the Trust becomes a member will:

     (a)  ensure that the group tax liabilities of that consolidated tax group are covered by a valid tax sharing agreement; and

     (b)  provide evidence of such a tax sharing agreement being in place for the purposes of clause 17.3:

          (i)  at the time the Trust becomes a member of the consolidated tax group; and

          (ii) on each occasion that there is any alteration, amendment or replacement of a tax sharing agreement covering the tax
               liabilities of the consolidated tax group.

17.5 OBJECTIVE

     Provided that the Trustee and the Designated Rating Agencies receive written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the cashflow methodology, as amended under clause 17.2 or 17.3, is followed the Objective will be met, and each
     Designated Rating Agency confirms in writing that the change in Tax law or the amendment under clause 17.2 or 17.3 (as the case may be) will not give rise to the downgrade or withdrawal of the rating of any Note rated by it:

     (a)  the Trustee shall not be obliged to obtain the consent of any
          Noteholder, Creditor or Beneficiary to the amendment; and

     (b)  subject to its terms, the amendment shall be effective when executed, and may:

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          (i)  permit the Trustee to accumulate a reserve out of moneys that would otherwise be payable to any Beneficiary; and/or

          (ii) provide for Tax to be paid out of moneys that would otherwise have been payable to any Beneficiary.

17.6 BENEFICIARIES

     Without limiting clause 17.5, in formulating a proposal to meet the
     Objective, the Manager shall have regard to the impact of any change to the cashflow methodology to the Beneficiaries, and shall consider proposals made by the Beneficiaries that will enable the Trustee to meet the
     Objective.

18.  COMPLIANCE WITH REGULATION AB

18.1 INTENT OF THE PARTIES, REASONABLENESS

     St.George and the Manager acknowledge and agree that the purpose of this clause 18 is to facilitate compliance by the Manager with the provisions of
     Regulation AB and related rules and regulations of the Commission.

     The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange
     Act and the rules and regulations of the Commission thereunder. St.George acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the
     Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of
     Regulation AB. St.George shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the
     Manager to comply with the provisions of Regulation AB, together with such disclosures relating to St.George, any Subservicer and the Purchased
     Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

     The Manager (including any of its assignees or designees) shall cooperate with St.George by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation
     AB.

18.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ST.GEORGE

     (a)  St.George shall be deemed to represent to the Manager, as of the date on which information is first provided to the Manager under clause
          18.3 that, except as disclosed in writing to the Manager prior to such date:

          (i)   St.George is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or failure to act of St.George;

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          (ii)  St.George has not been terminated as servicer in a residential housing loan securitisation, either due to a servicing default or to application of a servicing performance test or trigger;

          (iii) no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving St.George as servicer has been disclosed or reported by St.George;

          (iv)  no material changes to St.George's policies or procedures with respect to the servicing function it will perform under the
                Servicing Agreement and any other Transaction Document for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing Date;

          (v)   there are no aspects of St.George's financial condition that could have a material adverse effect on the performance by
                St.George of its servicing obligations under this Supplementary
                Terms Notice, the Servicing Agreement or any other Transaction
                Document;

          (vi)  there are no material legal or governmental proceedings pending
                (or known to be contemplated) against St.George or any
                Subservicer; and

          (vii) there are no affiliations, relationships or transactions relating to St.George or any Subservicer with respect to the transactions contemplated by this Supplementary Terms Notice, the Servicing Agreement or any other Transaction Document and any party thereto identified by the Manager of a type described in Item 1119 of Regulation AB.

     (b)  If so requested by the Manager on any date following the date on which information is first provided to the Manager under clause 18.3,
          St.George shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 18.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

18.3 INFORMATION TO BE PROVIDED BY ST.GEORGE

     (a)  St.George shall:

          (i)   within five Business Days following request by the Manager, provide to the Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably
                satisfactory to the Manager, the information and materials specified in paragraphs (a), (b), (c) and (f) of this clause
                18.3, and

          (ii)  as promptly as practicable following notice to or discovery by
                St.George, provide to the Manager (in writing and in form and substance reasonably satisfactory to the Manager) the
                information specified in paragraph (d) of this clause 18.3.

     (b)  If so requested by the Manager, St.George shall provide such information regarding:

          (i)   St.George, as originator of the Purchased Receivables; and

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          (ii)  as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                (A)  the originator's form of organisation;

                (B)  a description of the originator's origination program and how long the originator has been engaged in originating
                     residential housing loans, which description shall include a discussion of the originator's experience in originating housing loans of a similar type as the Purchased
                     Receivables; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the
                     Manager, to an analysis of the performance of the Purchased
                     Receivables, including the originators' credit-granting or underwriting criteria for housing loans of similar type(s)
                     as the Purchased Receivables and such other information as the Manager may reasonably request for the purpose of
                     compliance with Item 1110(b)(2) of Regulation AB;

                (C)  a description of any material legal or governmental
                     proceedings pending (or known to be contemplated) against
                     St.George and any Subservicer; and

                (D)  a description of any affiliation or relationship between
                     St.George, any Subservicer and any of the following parties to this transaction, as such parties are identified to
                     St.George by the Manager in writing in advance of this
                     transaction:

                    (1)  the sponsor;

                    (2)  the depositor;

                    (3)  the issuing entity;

                    (4)  any servicer;

                    (5)  any trustee;

                    (6)  any originator;

                    (7)  any significant obligor;

                    (8)  any enhancement or support provider; and

                    (9)  any other material transaction party.

     (c)  If so requested by the Manager, St.George shall provide Static Pool
          Information with respect to the housing loans (of a similar type as the Purchased Receivables, as reasonably identified by the Manager as provided below) originated by St.George. Such Static Pool Information shall be prepared by St.George on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of
          Regulation AB. To the extent that there is reasonably available to
          St.George Static Pool Information with respect to more than one housing loan type, the Manager shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static

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          Pool Information may be in the form customarily provided by St.George, and need not be customised for the Manager. Such Static Pool
          Information for each vintage origination year or prior securitised pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the housing loans included in the vintage origination year or prior securitised pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Manager.

          Promptly following notice or discovery of a material error in Static
          Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), St.George shall provide corrected Static Pool Information to the Manager, in the same format in which Static Pool Information was previously provided to such party by St.George.

          If so requested by the Manager, St.George shall provide, at the expense of the Manager (to the extent of any additional incremental expense associated with delivery pursuant to this Supplementary Terms
          Notice), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Manager, pertaining to Static
          Pool Information relating to prior securitised pools for
          securitisations closed on or after 1 January 2006 or, in the case of
          Static Pool Information with respect to St.George's originations or purchases, to calendar months commencing 1 January 2006, as the
          Manager shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Manager shall designate, which may include, by way of example, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to transactions contemplated by this Supplementary Terms Notice. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorising reliance by the addressees designated by the Manager.

     (d)  If so requested by the Manager, St.George shall provide such information regarding St.George, as servicer of the Purchased
          Receivables, and each Subservicer, if any (each of St.George and each
          Subservicer, if any, for purposes of this paragraph only, a Servicer), as is requested for the purpose of compliance with Item 1108 of
          Regulation AB. Such information shall include, at a minimum:

          (i)    the Servicer's form of organisation;

          (ii)   a description of how long the Servicer has been servicing
                 residential housing loans; a general discussion of the
                 Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Supplementary Terms Notice, the Servicing Agreement and any other Transaction Document; information regarding the size, composition and growth of the Servicer's portfolio of residential housing loans of a type similar to the Purchased
                 Receivables and information on factors related to the Servicer that may be material, in the good faith judgment of the
                 Manager, to any analysis of the servicing of the Purchased

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                Receivables or the related asset-backed securities, as
                applicable, including, without limitation:

               (A)  whether any prior securitisations of housing loans of a type similar to the Purchased Receivables involving the Servicer have defaulted or experienced an early amortisation or other performance triggering event because of servicing during the three-year period immediately preceding the Closing Date;

               (B)  the extent of outsourcing the Servicer utilises;

               (C)  whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with
                    respect to other securitisations of residential housing
                    loans involving the Servicer as a servicer during the
                    three-year period immediately preceding the Closing Date;

               (D)  whether the Servicer has been terminated as servicer in a residential housing loan securitisation, either due to a
                    servicing default or to application of a servicing
                    performance test or trigger; and

               (E)  such other information as the Manager may reasonably request for the purpose of compliance with Item 1108(b)(2) of
                    Regulation AB;

          (iii)  a description of any material changes during the three-year period immediately preceding the Closing Date to the Servicer's policies or procedures with respect to the servicing function it will perform under this Supplementary Terms Notice, the
                 Servicing Agreement and any other Transaction Document for housing loans of a type similar to the Purchased Receivables;

          (iv)   information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse
                 financial event or circumstance involving the Servicer could have a material adverse effect on the performance by St.George of its servicing obligations under this Supplementary Terms
                 Notice, the Servicing Agreement or any other Transaction
                 Document;

          (v)    information regarding advances made by the Servicer on the
                 Purchased Receivables and the Servicer's overall servicing portfolio of residential housing loans for the three-year
                 period immediately preceding the Closing Date, which may be limited to a statement by an authorised officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential housing loans serviced by it during such period, or, if such statement would not be accurate,
                 information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

          (vi)   a description of the Servicer's processes and procedures
                 designed to address any special or unique factors involved in servicing loans of a similar type as the Purchased Receivables;

          (vii)  a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted housing loans or workouts; and

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          (viii) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments
                 considered current or other practices with respect to
                 delinquency and loss experience.

     (e)  If so requested by the Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, St.George shall (or shall cause each
          Subservicer, if any, to) (i) notify the Manager in writing of (A) any material litigation or governmental proceedings pending against
          St.George or any Subservicer and (B) any affiliations or relationships that develop following the Closing Date between St.George or any
          Subservicer, if any, and any of the parties specified in sub paragraph
          (ii)(D) of this clause 18.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the
          Notes, and (ii) provide to the Manager a description of such proceedings, affiliations or relationships.

     (f)  As a condition to the succession to St.George or any Subservicer, if any, as servicer or subservicer under this Supplementary Terms Notice, the Servicing Agreement or any other Transaction Document by any person:

          (i)  into which St.George or such Subservicer, if any, may be merged or consolidated; or

          (ii) which may be appointed as a successor to St.George or, if applicable, any Subservicer, St.George shall provide to the
               Manager, at least 15 calendar days prior to the effective date of such succession or appointment:

               (A)  written notice to the Manager of such succession or
                    appointment; and

               (B)  in writing and in form and substance reasonably satisfactory to the Manager, all information reasonably requested by the
                    Manager in order to comply with its reporting obligation
                    under Item 6.02 of Form 8-K with respect to any class of
                    asset-backed securities.

     (g)  In addition to such information as St.George, as servicer, is obligated to provide pursuant to other provisions of this
          Supplementary Terms Notice, the Servicing Agreement and any other
          Transaction Document, if so requested by the Manager, St.George shall provide such information regarding the performance or servicing of the
          Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of
          Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee
          (or the Manager on its behalf) pursuant to clause 11(m)(i) of the Note
          Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

18.4 SERVICER COMPLIANCE STATEMENT

     On or before 1 December of each calendar year St.George shall deliver to the Manager a statement of compliance addressed to the Manager and signed by an authorised officer of St.George, to the effect that (i) a review of
     St.George's activities during the immediately preceding financial year ended 30 September (or applicable portion thereof) and of its performance under this Supplementary Terms Notice, the Servicing Agreement and any
     other Transaction Document during such period has

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     been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, St.George has fulfilled all of its obligations under this Supplementary Terms Notice, the Servicing
     Agreement and any other Transaction Document in all material respects throughout such financial year ended 30 September (or applicable portion thereof) or, if there has been a failure to fulfil any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

18.5 REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

     (a)  On or before 1 December of each calendar year St.George shall:

          (i)   deliver to the Manager a report (in form and substance
                reasonably satisfactory to the Manager) regarding St.George's assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and 15d-18 of the Exchange Act and
                Item 1122 of Regulation AB. Such report shall be addressed to the Manager and signed by an authorised officer of St.George, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule 6 delivered to the Manager concurrently with the execution of this
                Supplementary Terms Notice;

          (ii)  deliver to the Manager a report of a registered public accounting firm reasonably acceptable to the Manager that
                attests to, and reports on, the assessment of compliance made by
                St.George and delivered pursuant to the preceding paragraph.
                Such attestation shall be in accordance with Rules 1-02(a)(3)
                and 2-02(g) of Regulation S-X under the Securities Act and the
                Exchange Act;

          (iii) cause each Subservicer, if any, and each Subcontractor, if any, determined by St.George pursuant to clause 18.6(b) to be
                "participating in the servicing function" within the meaning of
                Item 1122 of Regulation AB, to deliver to the Manager an
                assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this clause 18.5; and

          (iv)  if requested by the Manager, not later than 1 November of the calendar year in which such certification is to be delivered, deliver to the Manager and any other person that will be
                responsible for signing the certification (a Sarbanes
                Certification) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Clause 302 of the Sarbanes-Oxley
                Act of 2002) on behalf of an asset-backed issuer with respect to the transactions contemplated by this Supplementary Terms Notice a certification in the form attached hereto as schedule 5.

          St.George acknowledges that the parties identified in clause (a)(iv)
          above may rely on the certification provided by St.George pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. The Manager will not request delivery of a certification under clause (a)(iv) above unless the Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Purchased
          Receivables.

     (b)  Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 18.5 shall address each of the Servicing
          Criteria specified on a certification substantially in the form of schedule 6 hereto delivered to the Manager concurrently with the execution of

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          this Supplementary Terms Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to clause 18.5(a)(iii) need not address any elements of the
          Servicing Criteria other than those specified by St.George pursuant to clause 18.6.

18.6 USE OF SUBSERVICERS AND SUBCONTRACTORS

     (a)  St.George shall not hire or otherwise utilise the services of any
          Subservicer to fulfil any of the obligations of St.George as servicer under this Supplementary Terms Notice, the Servicing Agreement or any
          other Transaction Document unless St.George complies with the provisions of paragraph (a) of this clause 18.6. St.George shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of St.George as servicer under this Supplementary Terms Notice, the Servicing
          Agreement or any other Transaction Document unless St.George complies with the provisions of paragraph (b) of this clause 18.6.

     (b)  It shall not be necessary for St.George to seek the consent of the
          Manager to the utilisation of any Subservicer. St.George shall cause any Subservicer used by St.George (or by any Subservicer) for the benefit of the Manager to comply with the provisions of this clause
          18.6 and with clauses 18.2, 18.3(c) and (e), 18.4 and 18.5 of this
          Supplementary Terms Notice to the same extent as if such Subservicer were St.George, and to provide the information required with respect to such Subservicer under clause 18.3(d) of this Supplementary Terms
          Notice. St.George shall be responsible for obtaining from each
          Subservicer and delivering to the Manager any servicer compliance statement required to be delivered by such Subservicer under clause
          18.4, any assessment of compliance and attestation required to be delivered by such Subservicer under clause 18.5 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 18.5 as and when required to be delivered.

     (c)  It shall not be necessary for St.George to seek the consent of the
          Manager to the utilisation of any Subcontractor. St.George shall promptly upon request provide to the Manager (or any designee of the
          Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Manager) of the role and function of each Subcontractor utilised by St.George or any
          Subservicer, specifying (i) the identity of each such Subcontractor,
          (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     (d)  As a condition to the utilisation of any Subcontractor determined to be "participating in the servicing function" within the meaning of
          Item 1122 of Regulation AB, St.George shall cause any such
          Subcontractor used by St.George (or by any Subservicer) for the benefit of the Manager to comply with the provisions of clauses 18.5 and 18.7 of this Supplementary Terms Notice to the same extent as if such Subcontractor were St.George. St.George shall be responsible for obtaining from each Subcontractor and delivering to the Manager any

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          assessment of compliance and attestation required to be delivered by such Subcontractor under clause 18.5, in each case as and when required to be delivered.

18.7 INDEMNIFICATION; REMEDIES

     (a)  St.George shall indemnify the Manager, each affiliate of the Manager, and each of the following parties participating in transactions contemplated by this Supplementary Terms Notice: each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Supplementary Terms
          Notice, or for execution of a certification pursuant to Rule 13a-14(d)
          or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of Section 15 of the
          Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i)   (A) any untrue statement of a material fact contained or
                    alleged to be contained in any information, report,
                    certification, accountants' letter or other material
                    provided in written or electronic form under this clause
                    18 by or on behalf of St.George, or provided under this
                    clause 18 by or on behalf of any Subservicer or
                    Subcontractor (collectively, the St.George Information);
                    or

                (B) the omission or alleged omission to state in the St.George
                    Information a material fact required to be stated in the
                    St.George Information or necessary in order to make the
                    statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of
                    clarification, that clause (B) of this paragraph shall be
                    construed solely by reference to the St.George Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to
                    whether the St.George Information or any portion thereof is presented together with or separately from such other
                    information;

          (ii)  any failure by St.George, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants'
                letter or other material when and as required under this clause
                18, including any failure by St.George to identify pursuant to clause 18.6(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

          (iii) any breach by St.George of a representation or warranty set forth in clause 18.2(a) or in a writing furnished pursuant to clause 18.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by St.George of a representation or warranty in a writing furnished

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                pursuant to clause 18.2(b) to the extent made as of a date subsequent to the Closing Date.

          In the case of any failure of performance described in sub-paragraph
          (a)(ii) of this clause 18.7, St.George shall promptly reimburse the
          Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the Supplementary Terms
          Notice, or for execution of a certification pursuant to Rule 13a-14(d)
          or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants'
          letter or other material not delivered as required by St.George, any
          Subservicer or any Subcontractor.

     (b)  (i)   Any failure by St.George, any Subservicer or any
                Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this clause 18, or any breach by St.George of a representation or warranty set forth in clause 18.2(b) or in a writing
                furnished pursuant to clause 18.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by St.George of a
                representation or warranty in a writing furnished pursuant to clause 18.2(b) to the extent made as of a date subsequent to the
                Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a Servicer Transfer Event with respect to St.George, as servicer, under this Supplementary Terms Notice, the
                Servicing Agreement and any other applicable Transaction
                Document, and shall entitle the Manager, in its sole discretion to terminate the rights and obligations of St.George, as
                servicer, under this Supplementary Terms Notice, the Servicing
                Agreement and/or any other applicable Transaction Document without payment (notwithstanding anything in this Supplementary
                Terms Notice, the Servicing Agreement or any other applicable
                Transaction Document to the contrary) of any compensation to
                St.George; provided that to the extent that any provision of this Supplementary Terms Notice, the Servicing Agreement and/or
                any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following
                termination of St.George as servicer, such provision shall be given effect.

          (ii)  Any failure by St.George, any Subservicer or any Subcontractor to deliver any information, report, certification or
                accountants' letter when and as required under clause 18.4 or
                19.5, including (except as provided below) any failure by
                St.George to identify pursuant to clause 18.6(b) any
                Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute a Servicer Transfer
                Event with respect to St.George, as servicer, under this
                Supplementary Terms Notice, the Servicing Agreement and any
                other applicable Transaction Document, and shall entitle the
                Manager, in its sole discretion to terminate the rights and obligations of St.George, as servicer, under

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                this Supplementary Terms Notice, the Servicing Agreement and/or
                any other applicable Transaction Document without payment
                (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to St.George; provided that to the extent that any provision of any of the foregoing documents expressly provides for the survival of certain rights or
                obligations following termination of St.George, as servicer, such provision shall be given effect.

          The Manager shall not be entitled to terminate the rights and obligations of St.George, as servicer, pursuant to this sub-paragraph
          (b)(ii) if a failure of St.George to identify a Subcontractor, if any,
          "participating in the servicing function" within the meaning of Item
          1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the
          Purchased Receivables.

          (iii) St.George shall promptly reimburse the Manager (or any designee of the Manager) for all reasonable expenses incurred by the
                Manager (or such designee), as such are incurred, in connection with the termination of St.George, as servicer, and the transfer of servicing of the Purchased Receivables to a successor
                servicer. The provisions of this paragraph shall not limit whatever rights the Manager may have under other provisions of this Supplementary Terms Notice, the Servicing Agreement and/or
                any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

19.  COMPLIANCE WITH REGULATION AB: THE CUSTODIAN

19.1 INTENT OF THE PARTIES, REASONABLENESS

     The Custodian (for purposes of this clause 19, the SERVICING FUNCTION
     PARTICIPANT) and the Manager acknowledge and agree that the purpose of this clause 19 is to facilitate compliance by the Manager with the provisions of
     Regulation AB and related rules and regulations of the Commission.

     The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange
     Act and the rules and regulations of the Commission thereunder. The
     Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the
     Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicing
     Function Participant shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the
     Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any Subservicer
     and the Purchased Receivables, or the servicing of the Purchased
     Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

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     The Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation AB.

19.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SERVICING FUNCTION
     PARTICIPANT

     (a)  The Servicing Function Participant shall be deemed to represent to the
          Manager, as of the date on which information is first provided to the
          Manager under clause 19.3 that, except as disclosed in writing to the
          Manager prior to such date:

          (i)   it is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or
                failure to act of the Servicing Function Participant;

          (ii)  it has not been terminated as trustee, custodian, note trustee, or similar role, as applicable, in a residential housing loan securitisation;

          (iii) no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicing Function Participant has been disclosed or reported by the Servicing Function Participant;

          (iv)  no material changes to the Servicing Function Participant's policies or procedures with respect to the servicing function it will perform under the Transaction Documents for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing
                Date;

          (v)   there are no aspects of the Servicing Function Participant's financial condition that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Supplementary Terms Notice or any other
                Transaction Document;

          (vi)  there are no material legal or governmental proceedings pending
                (or known to be contemplated) against the Servicing Function
                Participant or any Subservicer; and

          (vii) there are no affiliations, relationships or transactions relating to the Servicing Function Participant or any
                Subservicer with respect to the transactions contemplated by this Supplementary Terms Notice or any other Transaction
                Document and any party thereto identified by the Manager of a type described in Item 1119 of Regulation AB.

     (b)  If so requested by the Manager on any date following the date on which information is first provided to the Manager under clause 19.3, the
          Servicing Function Participant shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 19.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

19.3 INFORMATION TO BE PROVIDED BY THE SERVICING FUNCTION PARTICIPANT

     (a)  The Servicing Function Participant shall:

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          (i)   within five Business Days following request by the Manager, provide to the Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably
                satisfactory to the Manager, the information and materials specified in paragraphs (a), (b) and (c) of this clause 19.3,
                and

          (ii)  as promptly as practicable following notice to or discovery by the Servicing Function Participant, provide to the Manager (in writing and in form and substance reasonably satisfactory to the
                Manager) the information specified in paragraph (d) of this clause 19.3.

     (b)  If so requested by the Manager, the Servicing Function Participant shall provide such information regarding:

          (i)   itself; and

          (ii)  as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation
                AB. Such information shall include, at a minimum:

                (A)  a description of any material legal or governmental
                     proceedings pending (or known to be contemplated) against
                     the Servicing Function Participant and any Subservicer; and

                (B)  a description of any affiliation or relationship between the Servicing Function Participant, any Subservicer and any
                     of the following parties to this transaction, as such
                     parties are identified to the Servicing Function
                     Participant by the Manager in writing in advance of this
                     transaction:

                     (1)  the sponsor;

                     (2)  the depositor;

                     (3)  the issuing entity;

                     (4)  any servicer;

                     (5)  any trustee;

                     (6)  any originator;

                     (7)  any significant obligor;

                     (8)  any enhancement or support provider; and

                     (9)  any other material transaction party.

     (c)  If so requested by the Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicing Function Participant shall
          (or shall cause each Subservicer, if any, to) (i) notify the Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicing Function Participant or any Subservicer
          and (B) any affiliations or relationships that develop following the
          Closing Date between the Servicing Function Participant or any
          Subservicer, if any, and any of the parties specified in sub paragraph
          (ii)(B) of this clause 19.3 (and any other parties identified in writing by the requesting party) with respect to the

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          issuance of the Notes, and (ii) provide to the Manager a description of such proceedings, affiliations or relationships.

     (d)  As a condition to the succession to a Servicing Function Participant or any Subservicer, if any, as servicer or subservicer under this
          Supplementary Terms Notice or any other Transaction Document by any person:

          (i)  into which the Servicing Function Participant or such
               Subservicer, if any, may be merged or consolidated; or

          (ii) which may be appointed as a successor to the Servicing Function
               Participant or, if applicable, any Subservicer, the Servicing
               Function Participant shall provide to the Manager, at least 15 calendar days prior to the effective date of such succession or appointment:

               (A)  written notice to the Manager of such succession or
                    appointment; and

               (B)  in writing and in form and substance reasonably satisfactory to the Manager, all information reasonably requested by the
                    Manager in order to comply with its reporting obligation
                    under Item 6.02 of Form 8-K with respect to any class of
                    asset-backed securities.

     (e)  In addition to such information as the Servicing Function Participant is obligated to provide pursuant to other provisions of this
          Supplementary Terms Notice and any other Transaction Document, if so requested by the Manager, the Servicing Function Participant shall provide such information regarding the performance or servicing of the
          Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of
          Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee
          (or the Manager on its behalf) pursuant to clause 11(m)(i) of the Note
          Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

19.4 REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

     (a)  On or before 1 December of each calendar year the Servicing Function
          Participant shall:

          (i)   deliver to the Manager a report (in form and substance
                reasonably satisfactory to the Manager) regarding the Servicing
                Function Participant's assessment of compliance with the
                Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and
                15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such
                report shall be addressed to the Manager and signed by an
                authorised officer of the Servicing Function Participant, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule 6 delivered to the Manager concurrently with the execution of this
                Supplementary Terms Notice;

          (ii)  deliver to the Manager a report of a registered public accounting firm reasonably acceptable to the Manager that
                attests to, and reports on, the assessment of compliance made by the Servicing Function Participant and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3)

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                and 2-02(g) of Regulation S-X under the Securities Act and the
                Exchange Act; and

          (iii) cause each Subservicer, if any, and each Subcontractor, if any, determined by the Servicing Function Participant pursuant to clause 19.6(b) to be "participating in the servicing function"
                within the meaning of Item 1122 of Regulation AB, to deliver to the Manager an assessment of compliance and accountants'
                attestation as and when provided in paragraphs (a) and (b) of this clause 19.5.

     (b)  Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 19.4 shall address each of the Servicing
          Criteria specified on a certification substantially in the form of schedule 6 hereto delivered to the Manager concurrently with the execution of this Supplementary Terms Notice or, in the case of a
          Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to clause 19.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the relevant Servicing Function Participant pursuant to clause 19.5.

19.5 USE OF SUBSERVICERS AND SUBCONTRACTORS

     (a)  The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicing Function Participant under this Supplementary Terms
          Notice or any other Transaction Document unless the Servicing Function
          Participant complies with the provisions of paragraph (a) of this clause 19.5. The Servicing Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Servicing
          Function Participant under this Supplementary Terms Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (b) of this clause 19.5.

     (b)  It shall not be necessary for a Servicing Function Participant to seek the consent of the Manager to the utilisation of any Subservicer. The
          Servicing Function Participant shall cause any Subservicer used by it
          (or by any Subservicer) for the benefit of the Manager to comply with the provisions of this clause 19.5 and with clauses 19.2, 19.4 and
          19.6 of this Supplementary Terms Notice to the same extent as if such
          Subservicer were the Servicing Function Participant, and to provide the information required with respect to such Subservicer under clause
          19.3(c) of this Supplementary Terms Notice. The Servicing Function
          Participant shall be responsible for obtaining from each Subservicer and delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subservicer under clause
          19.4 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 19.4 as and when required to be delivered.

     (c)  It shall not be necessary for the Servicing Function Participant to seek the consent of the Manager to the utilisation of any
          Subcontractor. The Servicing Function Participant shall promptly upon request provide to the Manager (or any designee of the Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to

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          the Manager) of the role and function of each Subcontractor utilised by the Servicing Function Participant or any Subservicer, specifying
          (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function"
          within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     (d)  As a condition to the utilisation of any Subcontractor determined to be "participating in the servicing function" within the meaning of
          Item 1122 of Regulation AB, the Servicing Function Participant shall cause any such Subcontractor used by the Servicing Function
          Participant (or by any Subservicer) for the benefit of the Manager to comply with the provisions of clauses 19.4 and 19.6 of this
          Supplementary Terms Notice to the same extent as if such Subcontractor were the Servicing Function Participant. The Servicing Function
          Participant shall be responsible for obtaining from each Subcontractor and delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 19.4, in each case as and when required to be delivered.

19.6 INDEMNIFICATION; REMEDIES

     (a)  The Servicing Function Participant shall indemnify the Manager, each affiliate of the Manager, and each of the following parties participating in transactions contemplated by this Supplementary Terms
          Notice: each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Supplementary Terms Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of
          Section 15 of the Securities Act and Section 20 of the Exchange Act);
          and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i)  (A)  any untrue statement of a material fact contained or alleged to be contained in any information, report,
                    certification, accountants' letter or other material
                    provided in written or electronic form under this clause 19 by or on behalf of the Servicing Function Participant, or
                    provided under this clause 19 by or on behalf of any
                    Subservicer or Subcontractor (collectively, the Servicing
                    Function Participant Information); or

               (B)  the omission or alleged omission to state in the Servicing
                    Function Participant Information a material fact required to be stated in the Servicing Function Participant Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause
                    (B) of this paragraph shall be construed solely by reference to the Servicing Function Participant Information and not to
                    any other

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                    information communicated in connection with a sale or
                    purchase of securities, without regard to whether the
                    Servicing Function Participant Information or any portion
                    thereof is presented together with or separately from such other information;

          (ii)  any failure by the Servicing Function Participant, any
                Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this clause 19, including any failure by the Servicing Function Participant to identify pursuant to clause 19.5(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

          (iii) any breach by the Servicing Function Participant of a representation or warranty set forth in clause 19.2(a) or in a writing furnished pursuant to clause 19.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicing
                Function Participant of a representation or warranty in a
                writing furnished pursuant to clause 19.2(b) to the extent made as of a date subsequent to the Closing Date.

     In the case of any failure of performance described in sub-paragraph
     (a)(ii) of this clause 19.6, the relevant Servicing Function Participant shall promptly reimburse the Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the
     Supplementary Terms Notice, or for execution of a certification pursuant to
     Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Servicing Function
     Participant, any Subservicer or any Subcontractor.

     (b)   (i)  Any failure by a Servicing Function Participant, any
                Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this clause 19, or any breach by a
                Servicing Function Participant of a representation or warranty set forth in clause 19.2(b) or in a writing furnished pursuant to clause 19.2(b) and made as of a date prior to the Closing
                Date, to the extent that such breach is not cured by the Closing
                Date, or any breach by a Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 19.2(b) to the extent made as of a date subsequent to the
                Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a breach under this Supplementary Terms Notice and any other applicable Transaction Document, and shall entitle the
                Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant under this
                Supplementary Terms Notice and/or any other applicable
                Transaction Document without payment (notwithstanding anything in this Supplementary Terms Notice or any other applicable
                Transaction Document to the contrary) of any compensation to the
                Servicing Function Participant; provided that to the extent that any provision of this Supplementary Terms Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or

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                obligations following termination of the Servicing Function
                Participant, such provision shall be given effect.

          (ii)  Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report,
                certification or accountants' letter when and as required under clause 19.4, including (except as provided below) any failure by a Servicing Function Participant to identify pursuant to clause
                19.5(b) any Subcontractor "participating in the servicing
                function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants'
                letter was required to be delivered shall constitute a breach with respect to the Servicing Function Participant under this
                Supplementary Terms Notice and any other applicable Transaction
                Document, and shall entitle the Manager, in its sole discretion to terminate the rights and obligations of the Servicing
                Function Participant, under this Supplementary Terms Notice and/or any other applicable Transaction Document without payment
                (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Servicing Function
                Participant; provided that to the extent that any provision of any of the foregoing documents expressly provides for the
                survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

                The Manager shall not be entitled to terminate the rights and obligations of a Servicing Function Participant pursuant to this sub-paragraph (b)(ii) if a failure of the Servicing Function
                Participant to identify a Subcontractor, if any, "participating in the servicing function" within the meaning of Item 1122 of
                Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the Purchased Receivables.

          (iii) The Servicing Function Participant shall promptly reimburse the
                Manager (or any designee of the Manager) for all reasonable expenses incurred by the Manager (or such designee), as such are incurred, in connection with the termination of the Servicing
                Function Participant, and the transfer of servicing of the
                Purchased Receivables to a successor Servicing Function
                Participant. The provisions of this paragraph shall not limit whatever rights the Manager may have under other provisions of this Supplementary Terms Notice and/or any other applicable
                Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or
                injunctive relief.

20.  COMPLIANCE WITH REGULATION AB: THE NOTE TRUSTEE

20.1 INTENT OF THE PARTIES, REASONABLENESS

     The Note Trustee (for purposes of this clause 20, the SERVICING FUNCTION
     PARTICIPANT) and the Manager acknowledge and agree that the purpose of this clause 20 is to facilitate compliance by the Manager with the provisions of
     Regulation AB and related rules and regulations of the Commission.

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     The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange
     Act and the rules and regulations of the Commission thereunder. The
     Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the
     Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Servicing
     Function Participant shall cooperate fully with the Manager to deliver to the Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Manager to permit the
     Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any Subservicer
     and the Purchased Receivables, or the servicing of the Purchased
     Receivables, reasonably believed by the Manager to be necessary in order to effect such compliance.

     The Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with Regulation AB.

20.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SERVICING FUNCTION
     PARTICIPANT

     (a)  The Servicing Function Participant shall be deemed to represent to the
          Manager, as of the date on which information is first provided to the
          Manager under clause 20.3 that, except as disclosed in writing to the
          Manager prior to such date:

          (i)   it is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or
                failure to act of such Servicing Function Participant;

          (ii)  it has not been terminated as trustee, custodian, note trustee, or similar role, as applicable, in a residential housing loan securitisation due to its default or the application of
                performance test or a triggering event;

          (iii) no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicing Function Participant has been disclosed or reported by the Servicing Function Participant;

          (iv)  no material changes to the Servicing Function Participant's policies or procedures with respect to the servicing function it will perform under the Transaction Documents for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing
                Date;

          (v)   there are no aspects of the Servicing Function Participant's financial condition that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Supplementary Terms Notice or any other
                Transaction Document;

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          (vi)  there are no material legal or governmental proceedings pending
                (or known to be contemplated) against the Servicing Function
                Participant or any Subservicer; and

          (vii) there are no affiliations, relationships or transactions relating to the Servicing Function Participant or any
                Subservicer with respect to the transactions contemplated by this Supplementary Terms Notice or any other Transaction
                Document and any party thereto identified by the Manager of a type described in Item 1119 of Regulation AB.

     (b)  If so requested by the Manager on any date following the date on which information is first provided to the Manager under clause 20.3, the
          Servicing Function Participant shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 20.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

20.3 INFORMATION TO BE PROVIDED BY THE SERVICING FUNCTION PARTICIPANT

     (a)  The Servicing Function Participant shall:

          (i)  within five Business Days following request by the Manager, provide to the Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably
               satisfactory to the Manager, the information and materials specified in clause 20.2 and this clause 20.3, and

          (ii) as promptly as practicable following notice to or discovery by the Servicing Function Participant, provide to the Manager (in writing and in form and substance reasonably satisfactory to the
               Manager) the information specified in paragraph (d) of this clause 20.3.

     (b)  If so requested by the Manager, the Servicing Function Participant shall provide such information regarding:

          (i)  itself; and

          (ii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation
               AB. Such information shall include, at a minimum:

               (A)  a description of any material legal or governmental
                    proceedings pending (or known to be contemplated) against
                    the Servicing Function Participant and any Subservicer; and

               (B)  a description of any affiliation or relationship between the
                    Servicing Function Participant, any Subservicer and any of
                    the following parties to this transaction, as such parties are identified to the Servicing Function Participant by the
                    Manager in writing in advance of this transaction:

                    (1)  the sponsor;

                    (2)  the depositor;

                    (3)  the issuing entity;

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                    (4)  any servicer;

                    (5)  any trustee;

                    (6)  any originator;

                    (7)  any significant obligor;

                    (8)  any enhancement or support provider; and

                    (9)  any other material transaction party.

     (c)  If so requested by the Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicing Function Participant shall
          (or shall cause each Subservicer, if any, to) (i) notify the Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicing Function Participant or any Subservicer
          and (B) any affiliations or relationships that develop following the
          Closing Date between the Servicing Function Participant or any
          Subservicer, if any, and any of the parties specified in sub paragraph
          (ii)(B) of this clause 20.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the
          Notes, and (ii) provide to the Manager a description of such proceedings, affiliations or relationships.

     (d)  As a condition to the succession to a Servicing Function Participant or any Subservicer, if any, as servicer or subservicer under this
          Supplementary Terms Notice or any other Transaction Document by any person:

          (i)  into which the Servicing Function Participant or such
               Subservicer, if any, may be merged or consolidated; or

          (ii) which may be appointed as a successor to the Servicing Function
               Participant or, if applicable, any Subservicer, the Servicing
               Function Participant shall provide to the Manager, at least 15 calendar days prior to the effective date of such succession or appointment:

               (A)  written notice to the Manager of such succession or
                    appointment; and

               (B)  in writing and in form and substance reasonably satisfactory to the Manager, all information reasonably requested by the
                    Manager in order to comply with its reporting obligation
                    under Item 6.02 of Form 8-K with respect to any class of
                    asset-backed securities.

     (e)  In addition to such information as the Servicing Function Participant is obligated to provide pursuant to other provisions of this
          Supplementary Terms Notice and any other Transaction Document, if so requested by the Manager, the Servicing Function Participant shall provide such information regarding the performance or servicing of the
          Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of
          Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee
          (or the Manager on its behalf) pursuant to clause 11(m)(i) of the Note
          Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

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20.4 REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

     (a)  On or before 1 December of each calendar year the Servicing Function
          Participant shall:

          (i)   deliver to the Manager a report (in form and substance
                reasonably satisfactory to the Manager) regarding the Servicing
                Function Participant's assessment of compliance with the
                Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and
                15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such
                report shall be addressed to the Manager and signed by an
                authorised officer of the Servicing Function Participant, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule 6 delivered to the Manager concurrently with the execution of this
                Supplementary Terms Notice;

          (ii)  deliver to the Manager a report of a registered public accounting firm reasonably acceptable to the Manager that
                attests to, and reports on, the assessment of compliance made by the Servicing Function Participant and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the
                Securities Act and the Exchange Act; and

          (iii) cause each Subservicer, if any, and each Subcontractor, if any, determined by the Servicing Function Participant pursuant to clause 20.6(b) to be "participating in the servicing function"
                within the meaning of Item 1122 of Regulation AB, to deliver to the Manager an assessment of compliance and accountants'
                attestation as and when provided in paragraphs (a) and (b) of this clause 20.5.

     (b)  Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 20.4 shall address each of the Servicing
          Criteria specified on a certification substantially in the form of schedule 6 hereto delivered to the Manager concurrently with the execution of this Supplementary Terms Notice or, in the case of a
          Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to clause 20.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the relevant Servicing Function Participant pursuant to clause 20.5.

20.5 USE OF SUBSERVICERS AND SUBCONTRACTORS

     (a)  The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicing Function Participant under this Supplementary Terms
          Notice or any other Transaction Document unless the Servicing Function
          Participant complies with the provisions of paragraph (a) of this clause 20.5. The Servicing Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Servicing
          Function Participant under this Supplementary Terms Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (b) of this clause 20.5.

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     (b)  It shall not be necessary for a Servicing Function Participant to seek the consent of the Manager to the utilisation of any Subservicer. The
          Servicing Function Participant shall cause any Subservicer used by it
          (or by any Subservicer) for the benefit of the Manager to comply with the provisions of this clause 20.5 and with clauses 20.2, 20.4 and
          20.6 of this Supplementary Terms Notice to the same extent as if such
          Subservicer were the Servicing Function Participant, and to provide the information required with respect to such Subservicer under clause
          20.3(c) of this Supplementary Terms Notice. The Servicing Function
          Participant shall be responsible for obtaining from each Subservicer and delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subservicer under clause
          20.4 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 20.4 as and when required to be delivered.

     (c)  It shall not be necessary for the Servicing Function Participant to seek the consent of the Manager to the utilisation of any
          Subcontractor. The Servicing Function Participant shall promptly upon request provide to the Manager (or any designee of the Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Manager) of the role and function of each Subcontractor utilised by the Servicing Function Participant or any Subservicer, specifying (i) the identity of each such
          Subcontractor, (ii) which (if any) of such Subcontractors are
          "participating in the servicing function" within the meaning of Item
          1122 of Regulation AB, and (iii) which elements of the Servicing
          Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

     (d)  As a condition to the utilisation of any Subcontractor determined to be "participating in the servicing function" within the meaning of
          Item 1122 of Regulation AB, the Servicing Function Participant shall cause any such Subcontractor used by the Servicing Function
          Participant (or by any Subservicer) for the benefit of the Manager to comply with the provisions of clauses 20.4 and 20.6 of this
          Supplementary Terms Notice to the same extent as if such Subcontractor were the Servicing Function Participant. The Servicing Function
          Participant shall be responsible for obtaining from each Subcontractor and delivering to the Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 20.4, in each case as and when required to be delivered.

20.6 INDEMNIFICATION; REMEDIES

     (a)  The Servicing Function Participant shall indemnify the Manager, each affiliate of the Manager, and each of the following parties participating in transactions contemplated by this Supplementary Terms
          Notice: each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Supplementary Terms Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of
          Section 15 of the Securities Act and Section 20 of the Exchange Act);
          and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of

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          them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i)   (A) any untrue statement of a material fact contained or
                    alleged to be contained in any information, report,
                    certification, accountants' letter or other material
                    provided in written or electronic form under this clause 20 by or on behalf of the Servicing Function Participant, or
                    provided under this clause 20 by or on behalf of any
                    Subservicer or Subcontractor (collectively, the Servicing
                    Function Participant Information); or

               (B)  the omission or alleged omission to state in the Servicing
                    Function Participant Information a material fact required to be stated in the Servicing Function Participant Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause
                    (B) of this paragraph shall be construed solely by reference to the Servicing Function Participant Information and not to
                    any other information communicated in connection with a sale or purchase of securities, without regard to whether the
                    Servicing Function Participant Information or any portion
                    thereof is presented together with or separately from such other information;

          (ii)  any failure by the Servicing Function Participant, any
                Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this clause 20, including any failure by the Servicing Function Participant to identify pursuant to clause 20.5(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

          (iii) any breach by the Servicing Function Participant of a representation or warranty set forth in clause 20.2(a) or in a writing furnished pursuant to clause 20.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicing
                Function Participant of a representation or warranty in a
                writing furnished pursuant to clause 20.2(b) to the extent made as of a date subsequent to the Closing Date.

     In the case of any failure of performance described in sub-paragraph
     (a)(ii) of this clause 20.6, the relevant Servicing Function Participant shall promptly reimburse the Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the
     Supplementary Terms Notice, or for execution of a certification pursuant to
     Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Servicing Function
     Participant, any Subservicer or any Subcontractor.

     (b)  (i)  Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report,
               certification, accountants' letter or other material when and as required under this clause 20, or any breach by a

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                Servicing Function Participant of a representation or warranty set forth in clause 20.2(b) or in a writing furnished pursuant to clause 20.2(b) and made as of a date prior to the Closing
                Date, to the extent that such breach is not cured by the Closing
                Date, or any breach by a Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 20.2(b) to the extent made as of a date subsequent to the
                Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a breach under this Supplementary Terms Notice and any other applicable Transaction Document, and shall entitle the
                Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant under this
                Supplementary Terms Notice and/or any other applicable
                Transaction Document without payment (notwithstanding anything in this Supplementary Terms Notice or any other applicable
                Transaction Document to the contrary) of any compensation to the
                Servicing Function Participant; provided that to the extent that any provision of this Supplementary Terms Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

          (ii)  Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report,
                certification or accountants' letter when and as required under clause 20.4, including (except as provided below) any failure by a Servicing Function Participant to identify pursuant to clause
                20.5(b) any Subcontractor "participating in the servicing
                function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants'
                letter was required to be delivered shall constitute a breach with respect to the Servicing Function Participant under this
                Supplementary Terms Notice and any other applicable Transaction
                Document, and shall entitle the Manager, in its sole discretion to terminate the rights and obligations of the Servicing
                Function Participant, under this Supplementary Terms Notice and/or any other applicable Transaction Document without payment
                (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Servicing Function
                Participant; provided that to the extent that any provision of any of the foregoing documents expressly provides for the
                survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

                The Manager shall not be entitled to terminate the rights and obligations of a Servicing Function Participant pursuant to this sub-paragraph (b)(ii) if a failure of the Servicing Function
                Participant to identify a Subcontractor, if any, "participating in the servicing function" within the meaning of Item 1122 of
                Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the Purchased Receivables.

          (iii) The Servicing Function Participant shall promptly reimburse the
                Manager (or any designee of the Manager) for all reasonable expenses incurred by the Manager (or

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                such designee), as such are incurred, in connection with the termination of the Servicing Function Participant, and the transfer of servicing of the Purchased Receivables to a
                successor Servicing Function Participant. The provisions of this paragraph shall not limit whatever rights the Manager may have under other provisions of this Supplementary Terms Notice and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

21. COMPLIANCE WITH REGULATION AB: THE TRUSTEE

21.1 INTENT OF THE PARTIES, REASONABLENESS

     The Trustee and the Manager acknowledge and agree that the purpose of this clause 21 is to facilitate compliance by the Manager with the provisions of
     Regulation AB and related rules and regulations of the Commission.

     The Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange
     Act and the rules and regulations of the Commission thereunder. The Manager shall not request the delivery of information or other performance under this clause 21.1 unless the Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Securitisation Fund.
     The Trustee shall cooperate fully with the Manager to deliver to the
     Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information
     (within the control of the Trustee or for which the Trustee is responsible)
     necessary in the good faith determination of the Manager to permit the
     Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee and the Purchased Receivables, or the
     servicing of the Purchased Receivables, reasonably believed by the Manager and the Trustee to be necessary in order to effect such compliance.

     The Manager (including any of its assignees or designees) shall cooperate with the Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Manager's reasonable judgment, to comply with
     Regulation AB.

21.2 INFORMATION TO BE PROVIDED BY THE TRUSTEE

     (a)  The Trustee shall, within five Business Days following request by the
          Manager, provide to the Manager, in writing and in form and substance reasonably satisfactory to the Manager, the information and materials specified in paragraphs (b) and (c) of this clause 21.2.

     (b)  If so requested by the Manager, the Trustee shall provide such information regarding itself, as is requested for the purpose of compliance with Rules 13a and 15d of the Exchange Act and Items
          1103(a)(1), 1117 and 1119 of Regulation AB. Such information will be:

          (i)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Trustee that is material to Noteholders as determined by the Trustee acting in accordance with the Transaction Documents; and

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          (ii) a description of:

               (A)  any affiliation within the meaning of Item 1119(a); or

               (B)  any relationship within the meaning of Items 1119(b) or
                    1119(c),

               between the Trustee and any of the following parties to this transaction, as such parties are identified to the Trustee by the
               Manager in writing:

                    (1)  the sponsor;

                    (2)  the depositor;

                    (3)  the issuing entity;

                    (4)  any servicer;

                    (5)  any trustee;

                    (6)  any originator;

                    (7)  any significant obligor;

                    (8)  any enhancement or support provider; and

                    (9)  and any other entity specifically notified to the
                         Trustee,

               in each case, as determined by the Trustee in accordance with the
               Transaction Documents.

     (c)  If the Trustee merges or is consolidated with another legal entity, the Trustee shall provide to the Manager, at least 15 calendar days prior to the effective date of such merger or consolidation:

               (A)  written notice to the Manager of such merger or
                    consolidation; and

               (B)  in writing and in form and substance reasonably satisfactory to the Manager, all information reasonably requested by the
                    Manager in order to comply with its reporting obligation
                    under Item 6.02 of Form 8-K with respect to any class of
                    asset-backed securities.

21.3 REPORT ON ASSESSMENT OF COMPLIANCE AND ATTESTATION

     (a)  On or before 1 December of each calendar year the Trustee, to the extent that the Trustee is, at the time of such request, participating in the servicing function, shall:

          (i)  deliver to the Manager a report (in form and substance reasonably satisfactory to the Manager) regarding the Trustee's assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended 30 September as required under
               Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of
               Regulation AB. Such report shall be addressed to the Manager and signed by an authorised officer of the Trustee, and shall address each of the Servicing Criteria (but only with respect to such of the Servicing Criteria that the Trustee performs) specified on a certification substantially in the form of schedule 1 to this
               Supplementary Terms Notice delivered to the Manager concurrently with the execution of this Supplementary Terms Notice;

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          (ii) deliver to the Manager a report of a registered public accounting firm reasonably acceptable to the Manager that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of
               Regulation S-X under the Securities Act and the Exchange Act.

21.4 USE OF SUBSERVICERS AND SUBCONTRACTORS

     The Trustee shall not hire or otherwise utilise the services of any
     Subservicer to fulfil any of the obligations of the Trustee under this
     Supplementary Terms Notice or any other Transaction Document without the written consent of the Manager. The Trustee shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any
     Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Trustee under this Supplementary
     Terms Notice or any other Transaction Document without the written consent of the Manager.

21.5 INDEMNIFICATION; REMEDIES

     (a)  The Trustee shall indemnify the Manager and St.George (each an
          INDEMNIFIED PARTY) and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain directly or as a result of:

          (i)   (A) any untrue statement of a material fact contained or
                    alleged to be contained in any information, certification or accountants' letter provided in written or electronic form and identified as being provided under this clause 21 by the
                    Trustee, (collectively, the Trustee Information) or any
                    failure to disclose any non-compliance with any of the
                    Servicing Criteria that the Trustee performs; provided that in the case of any untrue statement of a material fact
                    contained in the accountant's letter, the Trustee will
                    indemnify and hold harmless the relevant Indemnified Party only to the extent of the sum that the Trustee recovers from the accounting firm providing such accountant's letter;
                    provided, further, that the Trustee will not indemnify or
                    hold harmless the relevant Indemnified Party to the extent that the untrue statement of a material fact contained in
                    the Trustee Information relates to information provided to the Trustee by the relevant Indemnified Party to enable such party to complete its duties under the Transaction
                    Documents; or

               (B)  the omission or alleged omission to state in the Trustee
                    Information a material fact required to be stated in the
                    Trustee Information or necessary in order to make the
                    statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of
                    clarification, that clause (B) of this paragraph shall be
                    construed solely by reference to the Trustee Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information

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                    provided, further that in the case of the omission to state in an accountant's letter a material fact required to be
                    stated in the accountant's letter or necessary in order to make the statements therein, in the light of the
                    circumstances under which they were made, not misleading,
                    the Trustee will indemnify and hold harmless the relevant
                    Indemnified Party only to the extent of the sum that the
                    Trustee recovers from the accounting firm providing such
                    accountant's letter; provided, further, that the Trustee
                    will not indemnify or hold harmless the relevant Indemnified
                    Party to the extent that the omission to state in the
                    Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the
                    statements therein, in light of the circumstances under
                    which they were made, not misleading, relates to information provided to the Trustee by the relevant Indemnified Party to enable such party to complete its duties under the
                    Transaction Documents; or

          (ii) any failure by the Trustee, to deliver any information, certification or accountants' letter when and as required under this clause 21;

          In the case of any failure of performance described in sub-paragraph
          (a)(ii) of this clause 21.5, the Trustee shall promptly reimburse the relevant Indemnified Party for all costs reasonably incurred by it in order to obtain the information, certification or accountants' letter not delivered as required by the Trustee.

     (b)  (i)  Subject to (b)(ii) below any failure by the Trustee to deliver any information, certification or accountants' letter when and as required under this clause 21, shall, except as provided in sub-paragraph (a), entitle the Manager, in its sole discretion to terminate the appointment of the Trustee under this
               Supplementary Terms Notice and/or any other applicable
               Transaction Document without payment (notwithstanding anything in this Supplementary Terms Notice or any other applicable
               Transaction Document to the contrary) of any compensation to the
               Trustee without prejudice to any fees, costs or expenses incurred prior to the date of such termination; provided that to the extent that any provision of this Supplementary Terms Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect.

          (ii) Any failure by the Trustee to deliver any information, report, certification or accountants' letter when and as required under clause 21.3, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall
               constitute a breach with respect to the Trustee under this
               Supplementary Terms Notice and any other applicable Transaction
               Document, and shall entitle the Manager, in its sole discretion, to terminate the rights and obligations of the Trustee, under this Supplementary Terms Notice and/or any other applicable
               Transaction Document without payment (notwithstanding anything in any of the foregoing documents to the contrary) of any
               compensation to the Trustee; provided that to the extent that any provision of any of the foregoing documents expressly provides for the

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                survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect.

          (iii) The Trustee shall promptly reimburse the Manager for all reasonable expenses incurred by the Manager, as such are
                incurred, in connection with the removal of the Trustee, and the appointment of a successor Trustee. The provisions of this paragraph shall not limit whatever rights the Manager may have under other provisions of this Supplementary Terms Notice and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

22.  ACKNOWLEDGMENTS

     (a)  The parties to the Transaction Documents agree that the Code of
          Banking Practice 2003 (CODE) does not apply to any Transaction
          Document or any transaction or service under any Transaction Document.

     (b)  The parties to the Transaction Documents (other than the Note Trustee)
          acknowledge that St.George is bound by the Code in respect of its dealings with some or all Mortgagors and agree that if the application of the Code to those dealings makes an amendment to any Transaction
          Document necessary or desirable, in the opinion of St.George, then the parties will negotiate such amendments in good faith.

23.  GOVERNING LAW

     This Supplementary Terms Notice is governed by the laws of New South Wales.
     Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

24.  COUNTERPARTS

     This Supplementary Terms Notice may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

25.  ANTI-MONEY LAUNDERING

     (a)  Subject to paragraph (b), each party (the PROVIDER) must, on the request of any other party (the RECIPIENT), provide the Recipient with any information or document in the Provider's possession or otherwise readily available to the Provider, where such information or document is required by the Recipient to comply with any applicable anti-money laundering or counter-terrorism financing laws including any such laws requiring the Recipient to carry out "know your customer" or other identification checks or procedures (RELEVANT LAWS).

     (b)  The Provider's obligations under paragraph (a) are subject to any confidentiality, privacy or other obligations imposed by law on the
          Provider in relation to the requested information or document, except to the extent overridden by the Relevant Laws.

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     (c)  Each party must comply with any Relevant Laws applicable to it, to the extent required to comply with its obligations under the Transaction
          Documents. Any party may decline to perform any obligation under the
          Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable Relevant Laws, it is required by
          Relevant Laws to decline to perform any such obligation.

     (d)  To the maximum extent permitted by law, each party and each Mortgagee
          (as defined in the Security Trust Deed) releases, to the extent that it is able, each other party from any confidentiality, privacy or general law obligations that such other party would otherwise owe and which would otherwise prevent such other party from providing any information or documents requested in accordance with this clause or any similar clause in any other Transaction Document.

EXECUTED as a deed poll.

Each attorney executing this deed states that he or she has no notice, revocation or suspension of his or her power of attorney.

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TRUSTEE

SIGNED SEALED AND DELIVERED for
PERPETUAL TRUSTEES CONSOLIDATED
LIMITED by its attorney under power
of attorney in the presence of:

/s/ James Clifford                      /s/ Andrea Ruver
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

James Clifford                          Andrea Ruver
-------------------------------------   ----------------------------------------
Print Name                              Print Name

MANAGER

SIGNED SEALED AND DELIVERED for
CRUSADE MANAGEMENT LIMITED by its
attorney under power of attorney in
the presence of:

/s/ James Clifford                      /s/ Andrew Jinks
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

James Clifford                          Andrew Jinks
-------------------------------------   ----------------------------------------
Print Name                              Print Name

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APPROVED SELLER/SERVICER

SIGNED SEALED AND DELIVERED for
ST.GEORGE BANK LIMITED by its
attorney under power of attorney in
the presence of:

/s/ James Clifford                      /s/ Andrew Jinks
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

James Clifford                          Andrew Jinks
-------------------------------------   ----------------------------------------
Print Name                              Print Name

CUSTODIAN

SIGNED SEALED AND DELIVERED for
ST.GEORGE CUSTODIAL PTY LIMITED by
its attorney under power of attorney
in the presence of:

/s/ James Clifford                      /s/ Andrew Jinks
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

James Clifford                          Andrew Jinks
-------------------------------------   ----------------------------------------
Print Name                              Print Name

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SECURITY TRUSTEE

SIGNED SEALED AND DELIVERED for P.T.
LIMITED by its attorney under power
of attorney in the presence of:

/s/ James Clifford                      /s/ Andrea Ruver
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

James Clifford                          Andrea Ruver
-------------------------------------   ----------------------------------------
Print Name                              Print Name

NOTE TRUSTEE

EXECUTED for and on behalf of DEUTSCHE BANK TRUST
COMPANY AMERICAS by:

/s/ Barbara Campbell
-------------------------------------
Authorised Signatory

Barbara Campbell, Vice President
-------------------------------------
Print Name

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SCHEDULE 1

An Eligible Receivable means a Loan which, as at the Cut-Off Date for that Loan:

(a)  it is sourced from the Approved Seller's general portfolio of residential mortgage loans;

(b)  is secured by a Receivable Security that constitutes a first ranking mortgage over residential (owner-occupied or investment) land situated in capital city metropolitan areas or regional centres in Australia which is or will be registered under the Real Property Legislation, or where a
     Receivable Security is not, or will not be when registered be, a first ranking mortgage, the relevant Sale Notice includes an offer in relation to all prior ranking registered mortgages;

(c)  is secured by a Receivable Security over a Mortgaged Property which has erected on it a residential dwelling and which is required by the
     Receivable Agreement to be covered by general insurance by insurers approved in accordance with the Transaction Documents;

(d)  has an LVR:

     (i) less than or equal to 80% for Low Doc Loans;

     (ii) less than or equal to 95% for all other Loans;

(e)  was not purchased by the Approved Seller but was approved and originated by the Approved Seller in the ordinary course of its business;

(f)  under which the relevant Obligor does not owe more than A$1,500,000;

(g)  the relevant Obligor in respect of which was required to repay the
     Receivable within 30 years of the Cut-Off Date;

(h)  no payment from the Obligor is in Arrears for more than 31 consecutive days;

(i)  the sale of an equitable interest, or the sale of an equitable interest, in any related Receivable Security, does not contravene or conflict with any law;

(j)  together with the related Receivable Security, has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

(k)  amortises in full by the end of its term;

(l)  is secured by a Receivable Security that is covered by mortgage insurance from a Mortgage Insurer under the relevant Mortgage Insurance Policy for
     100% of amounts outstanding under the relevant loans (but not including timely payment cover);

(m)  complies in all material respects with applicable laws, including the
     Consumer Credit Legislation;

(n)  was fully drawn as of its origination;

(o)  is subject to the terms and conditions of the Approved Seller's Fixed Rate
     Loans, which bear a fixed rate of interest for up to 5 years as of the cut off date; its Great Australian Home Loan product; its Essential Home Loan product, or its Standard Variable Rate Home Loan product, including sub products of Loyalty Loans, which are entitled to a "loyalty" rate due to a home loan relationship with the Approved Seller of 5 years or more and
     Discount Variable Rate Home Loans and Introductory Fixed Rate Home Loans,
     which are available only for new borrowers to St.George Bank; and

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(p)  has a maturity date at least one year before the maturity date of the
     Notes.

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SCHEDULE 2

APPLICATION FOR A$ NOTES

CRUSADE GLOBAL TRUST NO. 1 OF 2007

To: Perpetual Trustees Consolidated Limited as trustee of the Crusade Global
Trust No. 1 of 2007 (the TRUSTEE)

From: _______________________________ (ABN [*])
                  (Name)

      of ______________________ (the APPLICANT).
                (Address)

APPLICATION

The Applicant applies for the following [Class A-3 Notes/Class B Notes/Class C
Notes] (delete whichever is not applicable) (the NOTES) to be issued by the
Trustee as trustee of the Crusade Global Trust No. 1 of 2007 (the TRUST) under the Master Trust Deed dated 14 March 1998 (as amended from time to time)
establishing the Crusade Trusts (the MASTER TRUST DEED):

1.   The Notes applied for are:

[*]

2.   The amount of Notes applied for is:

[*]

APPLICANT BOUND

The Applicant agrees that the Notes will be issued subject to, and agrees to be bound by, the provisions of the Master Trust Deed, the Supplementary Terms
Notice in relation to the Notes dated [*] 2007 and the Security Trust Deed dated
5 March 2007 in relation to the Trust.

ACKNOWLEDGMENT BY APPLICANT

The Applicant acknowledges that the liability of the Trustee to make payments in respect of the Notes is limited to its right of indemnity from the assets of the
Trust from time to time available to make such payments under the Master Trust
Deed.

The Applicant further acknowledges that:

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(a)  it has independently and without reliance on St.George Bank Limited
     (ST.GEORGE), the Trustee, the Manager or any other person (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes;

(b)  it understands that the Notes do not represent deposit or other liabilities of St.George or Associates of St.George;

(c)  the Applicant's holding of the Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested; and

(d)  neither St.George nor any Associate of St.George in any way stands behind the capital value and/or performance of the Notes or the Assets of the
     Trust except to the limited extent provided in the Transaction Documents for the Trust.

GENERAL

Payments due under the Notes may be made:

o    by cheque posted to the above address

o    to the credit of the following account:

     Name of Bank:
     Address of Bank:
     Account Details:
     Account No.:
     Name of Account:

A Marked Note Transfer of the abovementioned Notes is required: Yes/No.

Applicant's Tax File Number:

INTERPRETATION

Each expression used in this Application for A$ Notes that is not defined has the same meaning as in the Master Trust Deed or the relevant Supplementary Terms
Notice.

Dated:

SIGNED:
        --------------------------------

*    This Application for A$ Notes together with a cheque for the amount of the
     A$ Notes applied for should be sent to the Trustee at the address above.

*    Where the Applicant is a trustee, this Application for A$ Notes must be completed in the name of the trustee and signed by the trustee without reference to the trust.

*    Where this Application for A$ Notes is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.

*    If this Application for A$ Notes is signed under a power of attorney, the attorney is taken, upon signing, to certify that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Application for A$ Notes.

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SCHEDULE 3

NOTE ACKNOWLEDGMENT

CRUSADE GLOBAL TRUST NO. 1 OF 2007

CLASS:

INITIAL INVESTED AMOUNT:

INTEREST RATE:

INTEREST PAYMENT DATES:

PRINCIPAL AMORTISATION DATES:

FINAL MATURITY DATE:

This confirms that:

NOTEHOLDER:

ABN (if applicable):

ADDRESS:

appears in the Register as the holder of the abovementioned Notes (the NOTES).

The Notes are issued by Perpetual Trustees Consolidated Limited in its capacity as trustee of the abovementioned Trust (the TRUST) (in that capacity, the
TRUSTEE) under a Master Trust Deed dated 14 March 1998 (as amended from time to time) establishing the Crusade Trusts (the MASTER TRUST DEED).

The Notes are issued subject to the provisions of the Master Trust Deed, the
Supplementary Terms Notice in relation to the Notes dated [*] 2007 and the
Security Trust Deed dated 5 March 2007. A copy of the Master Trust Deed, the
Supplementary Terms Notice and the Security Trust Deed are available for inspection by Noteholders at the offices of Crusade Management Limited (ABN 90
072 715 916) at St.George House, 14-16 Montgomery Street, Kogarah, New South
Wales 2217.

The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the Assets of the Trust from time to time available to make such payments under the Master Trust Deed and Supplementary Terms
Notice. All claims against the Trustee in relation to the Notes may only be satisfied out of the Assets of the Trust except in the case of (and to the extent of) any fraud, negligence or Default on the part of the Trustee or its officers, employees, any agent or delegate employed by the Trustee to carry out any transactions contemplated by the Master Trust Deed, the Supplementary Terms
Notice in relation to the Notes and the Security Trust Deed referred to above.

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Each Noteholder is required to accept any distribution of moneys under the
Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

The Trustee shall not be liable to satisfy any obligations or liabilities from its personal assets except in the case (and to the extent) of any fraud, negligence or Default on the part of the Trustee or its officers, employees or an agent or delegate employed by the Trustee to carry out any transactions contemplated by the Master Trust Deed, the Supplementary Terms Notice in
relation to the Notes and the Security Trust Deed referred to above. Neither the
Trustee nor the Manager guarantees the payment of interest or the repayment of principal due on the Notes.

This Note Acknowledgment is not a certificate of title and the Register is the only conclusive evidence of each abovementioned Noteholder's entitlement to
Notes.

Transfers of Notes must be under a Note Transfer in the form contained in
Schedule 4 to the Supplementary Terms Notice (copies of which are available from then Trustee at its abovementioned address). Executed Note Transfers must be submitted to the Trustee.

Each expression used in this Note Acknowledgment that is not defined has the same meaning as in the Master Trust Deed.

This Note Acknowledgment and the Notes to which it relates will be governed by the laws of the New South Wales.

Dated:

Executed in New South Wales for and on behalf of Perpetual Trustees Consolidated
Limited

-------------------------------------
Authorised Signatory

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SCHEDULE 4

NOTE TRANSFER AND ACCEPTANCE

CRUSADE GLOBAL TRUST NO. 1 OF 2007

To:   Perpetual Trustees Consolidated Limited            Date Lodged [*]
      as trustee of the                                  REGISTRY USE ONLY
      Crusade Global Trust No. 1 of 2007 (the TRUSTEE)

TRANSFEROR

(Full name, ACN/ABN (if applicable) and address):

(please print)

APPLIES TO ASSIGN AND TRANSFER TO

TRANSFEREE

(Full name, ACN/ABN (if applicable) and address):

(please print)

and its/their executors, administrators or assigns

The following Notes in the Crusade Global Trust No. 1 of 2007
Number of Notes:
Class:
Initial Invested Amount:
Interest Payment Dates:
Principal Amortisation Dates:
Final Maturity Date:

Consideration Payable: $[*]

and all my/our/its property and interests in rights to those Notes and to the interest accrued on them.

TRANSFEROR ____________________________________________________________________'
(Signature: see Notes)

WITNESS ________________________ Date:

TRANSFEREE ___________________________________________________________________ '
(Signature: see Notes)

WITNESS ________________________ Date:

PAYMENTS (Tick where appropriate)

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*    In accordance with existing instructions (existing holders only)

*    By cheque posted to the above address

*    By credit to the following account in Australia in the name of the
     Transferee only

Tax File Number (if applicable):

Authorised signature of Transferee _______________________________

Date:

NOTES:

1.   The Transferor and the Transferee acknowledge that the transfer of the
     Notes specified in this Transfer and Acceptance (the NOTES) shall only take effect on the entry of the Transferee's name in the Register as the holder of the Notes.

2.   The Transferee agrees to accept the Notes subject to the provisions of the
     Master Trust Deed dated 14 March 1998 (as amended from time to time)
     establishing the Crusade Trusts (the TRUST DEED), the Supplementary Terms
     Notice in relation to the Notes dated [*] 2007 and the related Security
     Trust Deed dated 5 March 2007.

3.   The Transferee acknowledges that it has independently and without reliance on St.George Bank Limited (ABN 92 055 513 070), the Trustee, Crusade
     Management Limited (ABN 90 072 715 916) (the MANAGER) or any other person
     (including without reliance on any materials prepared or distributed by any of the above) made its own assessment and investigations regarding its investment in the Notes.

4.   The Trustee's liability to make payments in respect of the Notes is limited to its right of indemnity from the assets of the abovementioned Trust from time to time available to make such payments under the Trust Deed.

5.   Where the Transferor and/or the Transferee is a trustee, this Note Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

6.   Where this Note Transfer is executed by a corporation, it must be executed either under common seal by two directors or a director and a secretary or under a power of attorney.

7.   If this Transfer and Acceptance is signed under a power of attorney, the attorney certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Note Transfer.

8.   This Note Transfer must be lodged with the Trustee for registration.

9.   The Trustee may, in the manner and for the period specified in the Trust
     Deed and any relevant Supplementary Terms Notice, close the Register. The total period that the Register may be closed will not exceed 30 days (or such other period agreed to by the Manager) in aggregate in any calendar year. No Note Transfer received after 4:00pm Sydney time on the day of closure of the Register or whilst the Register is closed will be registered until the Register is re-opened.

10.  If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee or withholding tax is no longer payable as a result of any change in the relevant Australian laws.

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     The Notes covered hereby have not been registered under the United States
     Securities Act of 1933 as amended (the SECURITIES ACT) and may not be offered and sold within the United States or to or for the account or benefit of United States persons:

     (i)  as part of their distribution at any time; or

     (ii) otherwise until after the 40 day distribution compliance period of such Notes, as determined and certified by the Dealers,

     except in either case in accordance with Regulation S under the Securities
     Act. Terms used above have the meanings given to them by Regulation S.

11.  No transfer may be made of any Notes in circumstances which would fail to comply with all applicable provisions of the Financial Services and Markets
     Act 2000 and all rules and regulations made thereunder.

12.  [INSERT ANY RESTRICTIONS ON THE TRANSFER OF NOTES.]

[MARKING WHERE CLAUSE 7.15 OF THE MASTER TRUST DEED APPLIES]

13.  The Trustee certifies that the Transferor is inscribed in the Register as the holder of the Notes specified in this Note Transfer and that it will not register any transfer of such Notes other than under this Note Transfer before [INSERT DATE].

Dated:

For and on behalf of Perpetual Trustees Consolidated Limited as trustee of the
Crusade Global Trust No. 1 of 2007

------------------------------------

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SCHEDULE 5

FORM OF ANNUAL CERTIFICATION

I, [identify the certifying individual], certify that:

1.   have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on
     Form 10-K of Crusade Global Trust No. 1 of 2007 (the "Exchange Act periodic reports");

2.   Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.   Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled
     [its/their] obligations under the servicing agreement(s) in all material respects; and

5.   All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date: ____________
[Signature] [Title]

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SCHEDULE 6

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [St.George Bank Limited]
[Perpetual Trustees Consolidated Limited] [Crusade Management Limited] [Deutsche
Bank Trust Company Americas] (in its various capacities] [St.George Custodial
Pty Limited] [Currency Swap Provider] [Name of Subservicer] [Name of
Subcontractor] [Name of any Other Party Responsible For Servicing Function]
shall address, at a minimum, the criteria identified below as "Applicable
Servicing Criteria":

                                                                      APPLICABLE
                                                                       SERVICING
                      SERVICING CRITERIA                               CRITERIA
--------------------------------------------------------------------  ----------
    REFERENCE                             CRITERIA
----------------  --------------------------------------------------
                             GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)     Policies and procedures are instituted to monitor
                  any performance or other triggers and events of
                  default in accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities are
                  outsourced to third parties, policies and
                  procedures are instituted to monitor the third
                  party's performance and compliance with such
                  servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the pool assets
                  are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is
                  in effect on the party participating in the
                  servicing function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of the
                  transaction agreements.

                             CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)     Payments on pool assets are deposited into the
                  appropriate custodial bank accounts and related
                  bank clearing accounts no more than two business
                  days following receipt, or such other number of
                  days specified in the transaction agreements.

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                                                                      APPLICABLE
                                                                       SERVICING
                      SERVICING CRITERIA                               CRITERIA
--------------------------------------------------------------------  ----------
    REFERENCE                             CRITERIA
----------------  --------------------------------------------------

1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of
                  an obligor or to an investor are made only by
                  authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding
                  collections, cash flows or distributions, and any
                  interest or other fees charged for such advances,
                  are made, reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction, such as
                  cash reserve accounts or accounts established as a
                  form of overcollateralization, are separately
                  maintained (e.g., with respect to commingling of
                  cash) as set forth in the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at a
                  federally insured depository institution as set
                  forth in the transaction agreements. For purposes
                  of this criterion, "federally insured depository
                  institution" with respect to a foreign financial
                  institution means a foreign financial institution
                  that meets the requirements of Rule 13k-1(b)(1) of
                  the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly basis
                  for all asset-backed securities related bank
                  accounts, including custodial accounts and related
                  bank clearing accounts. These reconciliations (A)
                  mathematically accurate; (B) prepared within 30
                  calendar days after the bank statement cutoff
                  date, or such other number of days specified in
                  the transaction agreements; (C) reviewed and
                  approved by someone other than the person who
                  prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These
                  reconciling items are resolved within 90 calendar
                  days of their original identification, or such
                  other number of days specified in the transaction
                  agreements.

                             INVESTOR REMITTANCES AND REPORTING

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                                                                      APPLICABLE
                                                                       SERVICING
                      SERVICING CRITERIA                               CRITERIA
--------------------------------------------------------------------  ----------
    REFERENCE                             CRITERIA
----------------  --------------------------------------------------

1122(d)(3)(i)     Reports to investors, including those to be filed
                  with the Commission, are maintained in accordance
                  with the transaction agreements and applicable
                  Commission requirements. Specifically, such
                  reports (A) are prepared in accordance with
                  timeframes and other terms set forth in the
                  transaction agreements; (B) provide information
                  calculated in accordance with the terms specified
                  in the transaction agreements; (C) are filed with
                  the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of pool assets serviced by the
                  servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated and
                  remitted in accordance with timeframes,
                  distribution priority and other terms set forth in
                  the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted
                  within two business days to the servicer's
                  investor records, or such other number of days
                  specified in the transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the investor
                  reports agree with cancelled checks, or other form
                  of payment, or custodial bank statements.

                               POOL ASSET ADMINISTRATION

1122(d)(4)(i)     Collateral or security on pool assets is
                  maintained as required by the transaction
                  agreements or related asset pool documents.

1122(d)(4)(ii)    Pool assets and related documents are safeguarded
                  as required by the transaction agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the
                  asset pool are made, reviewed and approved in
                  accordance with any conditions or requirements in
                  the transaction agreements.

1122(d)(4)(iv)    Payments on pool assets, including any payoffs,
                  made in accordance with the related pool asset
                  documents are posted to the servicer's obligor
                  records maintained no more than two business

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                                                                      APPLICABLE
                                                                       SERVICING
                      SERVICING CRITERIA                               CRITERIA
--------------------------------------------------------------------  ----------
    REFERENCE                             CRITERIA
----------------  --------------------------------------------------

                  days after receipt, or such other number of days
                  specified in the transaction agreements, and
                  allocated to principal, interest or other items
                  (e.g., escrow) in accordance with the related pool
                  asset documents.

1122(d)(4)(v)     The servicer's records regarding the pool assets
                  agree with the servicer's records with respect to
                  an obligor's unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or status of an
                  obligor's pool asset (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,
                  forbearance plans, modifications and deeds in lieu
                  of foreclosure, foreclosures and repossessions, as
                  applicable) are initiated, conducted and concluded
                  in accordance with the timeframes or other
                  requirements established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts are maintained during the period a pool asset is
                  delinquent in accordance with the transaction
                  agreements. Such records are maintained on at
                  least a monthly basis, or such other period
                  specified in the transaction agreements, and
                  describe the entity's activities in monitoring
                  delinquent pool assets including, for example,
                  phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed
                  temporary (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of return
                  for pool assets with variable rates are computed
                  based on the related pool asset documents.

1122(d)(4)(x)     Regarding any funds held in trust for an obligor
                  (such as escrow accounts): (A) such funds are
                  analyzed, in accordance with the obligor's pool
                  asset documents, on at least an annual basis, or
                  such other period specified in the transaction
                  agreements; (B) interest on such funds is paid, or
                  credited, to obligors in accordance with
                  applicable pool asset documents and state laws;
                  and (C) such funds

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                                                                      APPLICABLE
                                                                       SERVICING
                      SERVICING CRITERIA                               CRITERIA
--------------------------------------------------------------------  ----------
    REFERENCE                             CRITERIA
----------------  --------------------------------------------------

                  are returned to the obligor within 30 calendar
                  days of full repayment of the related pool asset
                  or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax
                  or insurance payments) are made on or before the
                  related penalty or expiration dates, as indicated
                  on the appropriate bills or notices for such
                  payments, provided that such support has been
                  received by the servicer at least 30 calendar days
                  prior to these dates, or such other number of days
                  specified in the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are
                  paid from the servicer's funds and not charged to
                  the obligor, unless the late payment was due to
                  the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor are posted within two business days to the obligor's
                  records maintained by the servicer, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectable
                  accounts are recognized and recorded in accordance
                  with the transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support,
                  identified in Item 1114(a)(1) through (3) or Item
                  1115 of Regulation AB, is maintained as set forth
                  in the transaction agreements.

     [SERVICER]

Date:

By:

Name:

                     FORM OF 10 K CERTIFICATION

[*] (the ASSERTING PARTY) is responsible for assessing compliance as of
September 30, 200[*] and for the period from March [*], 2007 (the date of issuance of the Crusade Global Trust No. 1 of 2007 transaction

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subject to the requirements of Regulation AB) through September 30, 200[*] (the
REPORT PERIOD) with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the CFR), except for criteria 229.1122(d)
[insert section numbers in 229.1122(d) that are not applicable to the Asserting
Party] in the CFR, which the Asserting Party has concluded are not applicable to the servicing activities it performs with respect to the asset-backed securities transactions covered by this report (the APPLICABLE SERVICING CRITERIA). The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as [*] that are backed by the same asset type backing the class of asset-backed securities of the Crusade Global Trust
No. 1 of 2007 (including the Crusade Global Trust No. 1 of 2007 asset-backed securities transaction), that were completed on or after January 1, 2006 and that were registered with the SEC pursuant to the Securities Act of 1933 (the
PLATFORM).

The Asserting Party has assessed its compliance with the Applicable Servicing
Criteria as of September 30, 200[*] and for the Reporting Period and has
concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole.

[*], an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of September 30, 200[*] and for the Reporting Period as set forth in this assessment.

[NAME OF ASSERTING PARTY]

Date:

By:

Name:

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